As filed with the Securities and Exchange Commission on March 25, 2021

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Midland National Life Insurance Company

(Exact Name of Registrant as Specified in its Charter)

Iowa	6311	46-0164570
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

8300 Mills Civic Parkway

West Des Moines, Iowa 50266-1071

(877) 586-0240

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copy to:

Brett L. Agnew
Midland National Life Insurance Company	Dodie Kent
8300 Mills Civic Parkway West Des Moines, Iowa	Eversheds Sutherland New York, New York
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Continuously on and after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Group Contingent Deferred Annuity Certificates	$1,000,000	N/A	$(1)	$109.10

(1)	The proposed maximum aggregate offering price is estimated solely for the purposes of determining the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

[                 ]®

Group Contingent Deferred Annuity Certificate

Issued by

Midland National Life Insurance Company

_____________, 2021

Home Office	Service Center
8300 Mills Civic Parkway	[ ]
West Des Moines, Iowa	[ ]
(877) 586-0240	[ ]

This prospectus describes the group contingent deferred annuity (the “Certificate”) issued by Midland National Life Insurance Company (the “Company”). Currently, the Certificate is offered to investors who have engaged certain registered investment advisors to provide advice on the management of their investment accounts (“Accounts”). Certificates may be sold to individuals and eligible trusts, and also may be sold to “Qualified” (IRA and Roth IRA) Accounts. An investor who purchases the Certificate is referred to herein as a “Certificate Owner.”

The Certificate Owner is required to invest assets held in the Account in investments the Company has designated as eligible and to maintain the Account assets in accordance with our composition requirements. The Company then guarantees that those individuals designated by the Certificate Owner (e.g., the beneficial owner of the Certificate and spouse) can take an annual amount of the Account assets covered by the guarantee in the form of lifetime withdrawals.

The Company is the issuer of the Certificates, and has registered $_______ of the Certificates in this initial offering. The Company sells the Certificates for cash directly to investors through Sammons Financial Network, LLC (“Sammons”), the principal underwriter of the Certificates. Sammons in turn sells the Certificates primarily through affiliated and unaffiliated registered broker-dealers with which it has entered into a selling agreement, and makes the offering on a “best efforts” basis. Under a “best efforts” offering, Sammons is not required to sell any specific number or dollar amount of the Certificates, but will use its best efforts to sell the Certificates offered. In connection with this offering, Sammons will receive underwriting discounts and commissions of ____________. The offering is continuous with no specific end date, and there is a $50,000 minimum initial contribution.

Risk Factors associated with this offering appear beginning on page ____ of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus provides important information you should know before investing. Please retain this prospectus for future reference.

KEY FACTS ABOUT THIS OFFERING

•	The prospectus makes extensive use of defined terms, which are capitalized when used and are defined in the Definitions section.

•	The Certificate is not a bank deposit, is not FDIC insured, and is not insured by a bank or any government agency.

•	The Certificate has no surrender value, cash value, or death benefit.

•	The Certificate does not guarantee the performance of the Account assets subject to our guarantee, and does not guarantee against a loss of principal in those assets.

•	An Excess Withdrawal could reduce the benefit amount significantly. In addition, if such an Excess Withdrawal reduces the value of the Account assets to zero, the Certificate will terminate.

•	If our fee for the guarantee under the Certificate is not paid, the Certificate will terminate and no benefit payments will be made.

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•	A Certificate will terminate, and the lifetime annual withdrawals no longer will be guaranteed, if the Account assets cease to meet our prescribed investment parameters.

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If you change your investment allocation to a more expensive Asset Allocation Tier after the Certificate Date, We have the right to increase the Subscription Fee (subject to a maximum) to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan.

•	The Certificate may not be available in every state. This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made.

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There have been relatively few contracts introduced to date that offer the kind of guarantee present under the Certificate. Although the Internal Revenue Service has issued private letter rulings concerning products similar to the Certificate, these rulings are not binding on the Internal Revenue Service with respect to the Certificate. Accordingly, you should consult a tax advisor before you purchase a Certificate. Please see Section 6—Tax Considerations.

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(cont’d)

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DEFINITIONS

Account: The account established and maintained with a Financial Institution at which the Certificate Owner’s Covered Assets are held.

Administrative and Service Office: You must send correspondence, service or transaction requests, and inquiries to 222 South First Street, Suite 600, Louisville, KY 40202 or via fax (502) 882-6040. The toll free telephone number is (877) 575-2742.

Advisory Fee: Fees paid by the Owner to a Financial Institution for asset management and/or investment advisory services with respect to the Covered Asset Pool.

Annual Fee Allowance: The total Subscription Fee and/or Advisory Fee (where on or prior to the Certificate Date the Certificate Owner has elected that the Advisory Fee be deducted from the Covered Asset Pool) that may be withdrawn each Certificate Year without such Withdrawals being considered an Excess Withdrawal.

Annuitant: The person whose life is used to determine the amount and duration of annuity payments when the Covered Assets go to zero and the Company issues a single premium immediate annuity in discharge of its obligations under the Certificate.

Asset Allocation Tier: Asset Allocation Tier refers to the categorization of the Model Portfolio or Restricted Asset Allocation Portfolio investment allocations chosen by the Certificate Owner. Each tier represents a different balance of exposure to equity investments. The Subscription Fee is determined in part with reference to the Asset Allocation Tier elected at the Certificate Date. Each tier has composition requirements that impose limitations on exposure to certain asset class categories. Changes to investment allocations may be made freely within the composition requirements of the Asset Allocation Tier. However, if changes to investment allocations cause the composition to shift to a different Asset Allocation Tier after the Certificate Date, the Subscription Fee will be increased (subject to a maximum) or decreased to the then current Subscription Fee associated with the new Asset Allocation Tier under the existing Coverage Plan.

Asset Based Pricing (ABP) Fee: A trading fee that your registered investment advisor may assess that allows for unlimited trading transactions and is based on the value of the assets in the Account. ABP Fees are not considered incidental and are treated as Excess Withdrawals. Nominal trading fees charged per transaction (also known as Transactional Based Pricing (TBP) Fees) are considered incidental trading fees and are not treated as Excess Withdrawals.

Attained Age: The Attained Age of a Covered Person is that person’s age as of his or her last birthday on the date being referenced. If there are joint Covered Persons under the Certificate, the Covered Person Attained Age is the age of the younger Covered Person on his or her last birthday on the Certificate date being referenced.

Automatic Step-Up: Automatic Step-Up refers to the Certificate feature under which we automatically increase the Coverage Base to reflect increases in the Covered Asset Pool Value. An Automatic Step-Up can occur only during the time period between the Certificate Date and the date that the Covered Asset Pool Value equals or exceeds the Maximum Coverage Base.

Business Day: a Business Day is any day that the New York Stock Exchange (NYSE) is open for regular trading, and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of trading). If the U.S. Securities and Exchange Commission determines the existence of emergency conditions on any day, and consequently the NYSE does not open, then that day is not a Business Day.

Code: The Internal Revenue Code of 1986, as amended.

Company, us, we or our: Midland National Life Insurance Company, the issuer of the Certificate.

Certificate: There is a base contract that has been filed as a Group Deferred Fixed Annuity. Certificates are described in that base contract, and are the contractual instrument that we issue to individual investors.

Certificate Anniversary: An anniversary of the Certificate Date that is used in calculating the Coverage Base and the Coverage Amount. If the Certificate Anniversary does not fall on a Business Day, the values and calculations associated with such Contract Anniversary will be made as of the next following Business Day.

Certificate Date: The date on which we issue the Certificate to the Certificate Owner.

Certificate Owner: The person (or persons) who owns the Certificate. This may include a Qualified Account or the beneficial owner of a Qualified Account.

Certificate Year: The twelve month time period that starts on the Certificate Date, and each twelve-month period thereafter that begins on a Certificate Anniversary. A Certificate Year ends on the last Business Day prior to the next Certificate Anniversary.

Contributions: Contributions consist of (a) the market value of assets held in the Account on the Business Day coinciding with, or immediately following, the Certificate Date and that are subject to Coverage at that time and (b) additional investments made by a Certificate Owner into the Covered Asset Pool called “Subsequent Contributions.” Subsequent Contributions are permitted only during the first twelve months after the Certificate Date, provided that no partial Withdrawals have been taken, and we may suspend Subsequent Contributions at any time by providing written notice. Dividends are not considered Contributions.

Coverage: Under the Certificate, we make certain guarantees as to the Coverage Amount, which apply irrespective of changes in the market value of the Covered Assets. Coverage is the term used generally to describe those Company guarantees.

Coverage Amount: Prior to the Lock-In Date, it is equal to zero. On or after the Lock-In Date, it is the amount that the Certificate Owner may withdraw each Certificate Year for the lifetime of the Covered Person, without reducing the Coverage Base in future years. The initial Coverage Amount is determined on the Lock-In Date, equal to the Coverage Base multiplied by the applicable Payment Percentage. The Payment Percentage is determined differently based on the Coverage Plan you elect.

Coverage Base: An amount equal to the sum of (a) Total Contributions to the Covered Asset Pool and (b) Subsequent Contributions (i.e., additional Contributions to the Covered Asset Pool made within the first twelve months after the Certificate Date). Withdrawals less than or equal to the Coverage Amount (or RMD, if greater) during a Certificate Year do not change the Coverage Base. Withdrawals in a Certificate Year that are greater than the Coverage Amount or RMD will cause a pro rata reduction to the Coverage Base, which could be significantly more than the dollar amount of the Withdrawal. The Coverage Base may be increased due to operation of the Automatic Step-Up.

Coverage Plan: Coverage Plan is the term used to refer collectively to the Core Coverage Plan, CorePlus Coverage Plan, and CorePlus X Coverage Plan. As described in this prospectus, these Coverage Plans vary with respect to their applicable Subscription Fee, the rules that apply if the Covered Asset Pool Value drops to zero, and certain other features. A Coverage Plan must be elected on or prior to the Certificate Date, and may not be changed thereafter.

Covered Asset Pool: All Covered Assets held in a Certificate Owner’s Account.

Covered Asset Pool Value: The current market value of a Certificate Owner’s Covered Asset Pool as of the close of any Business Day.

Covered Person: The person upon whose life (or lives) benefits are paid under the Certificate. The Covered Person may be (a) an unmarried individual under age 80 on the Certificate Date or (b) spouses, each of whom is under age 80 on the Certificate Date and own the Certificate jointly or (c) a married individual who owns the Certificate individually but prior to the Lock-In Date has elected to receive the Coverage Amount based on the lifetime of each spouse (which is permitted so long as the non-owner spouse is younger than age 80 on the Certificate Date). If there are two Covered Persons and the Certificate is purchased through a Qualified Account, the age difference between the spouses must not exceed 10 years.

Excess Withdrawal: The amount of Withdrawal(s) taken after the Covered Person’s Attained Age 60 that exceeds the Coverage Amount available for that Certificate Year (or the RMD, if greater) is treated as an Excess Withdrawal. In addition, any Withdrawal from your Covered Asset Pool taken prior to the Covered Person reaching Attained Age 60 is treated as an Excess Withdrawal.

Financial Institution: An entity approved by us to establish and maintain an Account on behalf of the Certificate Owner (or non-natural person or Qualified Account holding the assets on the Certificate Owner’s behalf). We may designate additional approved Financial Institutions, and may, for any reason, disapprove a previously approved Financial Institution.

Inadvertent Partial Withdrawal: A partial Withdrawal taken inadvertently by a Certificate Owner that we do not treat as an Excess Withdrawal under the Certificate, so long as (a) within five Business Days after the inadvertent withdrawal, the Certificate Owner notifies us in writing of the Certificate Owner’s intent that the withdrawal proceeds be reinvested in the Covered Asset Pool and (b) within five Business Days after our receipt of that written notice, the withdrawal proceeds are returned to us.

IRA: Individual Retirement Accounts governed by Code Sections 408 (IRA) or 408A (Roth IRA).

Issue Age: The Issue Age of a Covered Person is that person’s age as of his or her last birthday on the Certificate Date. If there are joint Covered Persons under the Certificate, the Covered Person Issue Age is the age of the younger Covered Person on his or her last birthday on the Certificate Date.

Lock-In Date: The Lock-In Date is set when the first partial Withdrawal (including a Withdrawal taken to meet RMD requirements) is taken from the Covered Asset Pool when the Covered Person is Attained Age 60 or older.

Maximum Coverage Base: An amount equal to 250% multiplied by Total Contributions.

Maximum Total Contributions: The maximum amount of Contributions that can be made to the Covered Asset Pool, equal to $2,000,000. A Certificate Owner may make Contributions in excess of $2,000,000 only if we grant permission to do so in writing.

Model Portfolio: A methodology that structures the investments held in the Covered Asset Pool. This methodology defines which investments are held, the allocation of Covered Asset Pool Value among those investments, and how the assets are rebalanced.

Nonqualified Account: An Account held outside any tax advantaged retirement and savings arrangement as provided for under the Code.

Payment Percentage: This is a percentage used to determine the Coverage Amount.

Qualified Account: An Account maintained pursuant to:

(1) A traditional IRA;

(2) A Roth IRA; or

(3) A SEP IRA.

Required Minimum Distribution (RMD): With respect to a Qualified Account, this is the minimum amount, calculated pursuant to Section 401(a)(9)(A) of the Code and the regulations thereunder, that must be distributed annually to a beneficial owner of a Qualified Account (other than a Roth IRA), beginning within the time period prescribed under Section 401(a)(9)(C) of the Code and the regulations thereunder. An amount withdrawn as a Required Minimum Distribution is not treated as an Excess Withdrawal.

Restricted Asset Allocation Portfolio: a methodology created and maintained by the Company, that (a) limits the investments that can be included in a Covered Asset Pool and (b) requires periodic rebalancing of the assets in the portfolio.

Spouse: The Certificate Owner’s Spouse, as recognized under the Code and federal law.

Subscription Fee: The fee we charge the Certificate Owner for the benefits provided under the Certificate.

Subscription Fee Percentage: An annual rate as a percentage of Total Contributions, assessed on a calendar quarterly basis. The Subscription Fee Percentage varies based on (i) the Coverage Plan, (ii) whether the Certificate Owner elects to have the Advisory Fee deducted from the Covered Asset Pool, and (iii) the Asset Allocation Tier.

Subsequent Contributions: Within the first twelve months after the Certificate Date, additional Contributions may be made to the Certificate. Each such Subsequent Contribution must be at least $10,000 in amount.

Total Contributions: Total Contributions equal the Covered Asset Pool Value as of the date the Covered Assets were first included under the Coverage, unadjusted for subsequent performance of the Covered Asset Pool and unadjusted for subsequent partial Withdrawals other than Excess Withdrawals.

Withdrawal: Any withdrawal from, or transfer out of, the Certificate Owner’s Covered Asset Pool.

INTRODUCTION

Who is eligible to buy a Certificate?

We offer the Certificate to individuals (i.e., non-qualified arrangements) and also to traditional IRAs, Roth IRAs, and SEP IRAs. There must be one or more “Covered Persons” designated under the Certificate. The Covered Person is the individual upon whose life benefits are paid under the Certificate. The Covered Person may be (a) an unmarried individual who is under age 80 on the Certificate Date or (b) spouses who own the Certificate jointly, each of whom is under age 80 on the Certificate Date or (c) an individual who owns the Certificate individually but prior to the Lock-In Date has elected to receive the Coverage Amount based on the lifetime of both himself/herself and a spouse (which is permitted so long as the non-owner spouse is younger than age 80 on the Certificate Date). If there are two Covered Persons and the Certificate is purchased through a Qualified Account, the age difference between the spouses must not exceed 10 years. You must be a client of a registered investment adviser working through a Financial Institution approved by us to purchase the Certificate.

What is the process for buying a Certificate?

Initial Contribution.

The minimum initial Contribution is $50,000 for a Qualified Account (i.e., traditional IRA, Roth IRA, or SEP IRA). For example, if you already maintain a Qualified Account at the Financial Institution, you can apply $50,000 or more of that Qualified Account to the purchase of the Certificate, provided that the assets so applied meet our asset composition requirements and all other Certificate requirements. Similarly, an individual may purchase the Certificate (i.e., under a nonqualified arrangement) with an initial Contribution of $50,000 or more.

Subsequent Contributions.

Within the first twelve months after the Certificate Date, Subsequent Contributions may be made to the Certificate, provided that no partial Withdrawals have been taken. The minimum amount of each Subsequent Contribution is $10,000. Dividends and capital gains that are automatically reinvested in the Covered Asset Pool are not treated as Subsequent Contributions. Nor are Covered Asset Transfers treated as Subsequent Contributions. Subsequent Contributions after the first twelve months are not permitted.

Investment Restrictions.

You are required to invest assets in your Covered Asset Pool in accordance with either a Model Portfolio or a Restricted Asset Allocation Portfolio. You must make your initial asset allocation election at or prior to the Certificate Date. Your initial allocation election will determine your Asset Allocation Tier, which is a factor used to determine your Subscription Fee. Each Asset Allocation Tier has composition requirements that impose limitations on exposure to certain asset class categories. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, you must give the Company at least five Business Days advance written notice and tell us when the change is to go into effect. You may change your investment allocations within the composition requirements of your current Asset Allocation Tier without notice. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, We will increase (subject to a maximum) or decrease the Subscription Fee to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan.

How does the Certificate operate?

Prior to Lock-In Date

Your Coverage Amount prior to the Lock-In Date is zero. The Lock-In Date is set on the date you take your first partial Withdrawal (including a Withdrawal made to meet required minimum distribution requirements) after the younger Covered Person(s) has reached Attained Age 60. If you are not ready to trigger the Lock-In Date, you should not take a Withdrawal. Apart from that restriction, you are free to take whatever actions you wish with respect to your Covered Assets, so long as that is consistent with the terms of your Account and the Certificate.

Lock-In Date

The Lock-In Date is the date you take your first partial Withdrawal (including a Withdrawal made to meet required minimum distribution requirements) after the younger Covered Person(s) has reached Attained Age 60. When you take the first partial Withdrawal on the Lock-In Date, your Payment Percentage is set and the initial Coverage Amount is established. As long as you do not take an Excess Withdrawal during any Certificate Year, the Coverage Amount will not be reduced for the remainder of the Certificate while the Covered Asset Value remains above zero.

If the Covered Asset Value were to drop to zero, we will calculate a final Coverage Amount based on the applicable Payment Percentage 1%. If your Covered Asset Pool drops to zero before your first Withdrawal, we will set your Lock-In Date on the day it goes to zero.

After Lock-In Date

Beginning after the Lock-In Date, each Certificate Year you can withdraw up to a specified amount of the Covered Asset Pool Value (called the “Coverage Amount”) until the Covered Person’s death. You may take such Withdrawals in the form of systematic Withdrawals or on an ad hoc basis.

Excess Withdrawals

Any Withdrawal taken prior to the Covered Person’s Attained Age 60 is treated as an Excess Withdrawal and does not establish the Lock-In Date. The amount of Withdrawal(s) taken after the Covered Person’s Attained Age 60 that exceeds the Coverage Amount available for that Certificate Year (or the RMD, if greater) is treated as an Excess Withdrawal. Excess Withdrawals can reduce the Coverage Base and Coverage Amount on more than a dollar-for-dollar basis.

Please note that deduction for the Annual Fee Allowance is not treated as an Excess Withdrawal. Also, a Withdrawal qualifying as an Inadvertent Partial Withdrawal is not treated as an Excess Withdrawal. In order for a Withdrawal to qualify as an Inadvertent Partial Withdrawal, you must give us notice within 5 business days of the Withdrawal and return the Excess Withdrawal within 5 business days from the notice.

In addition, incidental trading and other Financial Institution account fees deducted from the account are not treated as an Excess Withdrawal. However, Asset Based Pricing (ABP) fees are not considered incidental fees and will be treated as Excess Withdrawals.

How do I control my Covered Assets?

You are required to invest assets in your Covered Asset Pool in accordance with either a Model Portfolio or a Restricted Asset Allocation Portfolio or a combination of the two. You must make your initial allocation election at or prior to the Certificate Date. Your initial allocation election will determine your Asset Allocation Tier, which is a factor used to determine your Subscription Fee. Each Asset Allocation Tier has composition requirements that impose limitations on exposure to certain asset class categories. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, you must give the Company at least five Business Days advance written notice and tell use when the change is to go into effect. You may change your investment allocations within the composition requirements of your current Asset Allocation Tier without notice. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, We will increase (subject to a maximum) or decrease the Subscription Fee to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan.

What happens when I add money to the Covered Asset Pool?

If cash is added to the Covered Asset Pool through any means (e.g., a deposit; receipt of a dividend), we expect Covered Asset Pool allocations to be re-examined on the Business Day after the cash addition, to determine if a rebalancing is needed to remain in conformity with our asset allocation requirements. If rebalancing is required, we will send a notice of non-compliance to your RIA or TAMP, asking them to rebalance immediately. If they fail to do so within five Business Days of the notice, we will terminate the Certificate.

How do I pay for the Certificate?

The fees you will pay consist of (a) the Advisory Fee – fees paid by the Certificate Owner to a Financial Institution for asset management and/or investment advisory services with respect to Covered Assets, and (b) the Subscription Fee – the fee the Company charges the Certificate Owner for the benefits provided under the Certificate. We will bill you directly for the quarterly portion of the annual Subscription Fee from your Covered Asset Pool as of the end of each calendar quarter. The Advisory Fee may be deducted from the Covered Asset Pool if that option is elected on or prior to the Certificate Date.

What are other important issues to consider?

•	The payment by the Company of the Coverage Amount over the lifetime of the Covered Person is subject to our claims paying ability.

•	The Certificate has no cash surrender value. That is, you cannot commute your projected lifetime Withdrawals to a present-value lump sum.

•	We do not offer the Certificate in all states.

•	We offer no assurances as to the Certificate’s tax treatment.

•	This Certificate entails certain risks. In that regard, please read prospectus Section 2—Risk Factors.

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You will begin paying the Subscription Fee as of the date we issue the Certificate to you, rather than as of the date you start withdrawing the Coverage Amount. Thus, you could be paying the Subscription Fee for many years before realizing the benefit of the Coverage. If you never withdraw the Coverage Amount, you will have paid the Subscription Fee without having realized the benefit of Coverage. We will not refund the Subscription Fees you have paid if you choose to never withdraw the Coverage Amount.

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We have designed the Certificate to permit Withdrawals from your Covered Assets each Certificate Year that are less than or equal to the Coverage Amount. You should not purchase this Certificate if you plan to take Withdrawals in excess of the Coverage Amount because such Excess Withdrawals may significantly reduce the Coverage Base and Coverage Amount.

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The longer you wait before triggering the Lock-In Date (by making the first Withdrawal after Attained Age 60), the less time you have to benefit from the Coverage because as time passes, your life expectancy is reduced. On the other hand, the longer you wait to trigger the Lock-In Date, the greater your Payment Percentage may be and the greater the Coverage Base may be due to investment growth and Automatic Step-Ups. You should carefully consider when to trigger the Lock-In Date. There is a risk that you will not trigger the Lock-In Date at the time that is most financially beneficial for you.

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You are required to invest assets in your Covered Asset Pool in accordance with either a Model Portfolio or a Restricted Asset Allocation Portfolio or a combination of the two. We will set your Subscription Fee, in part, based on your investment election. You must make your initial asset allocation election at or prior to the Certificate Date. Your initial allocation election will determine your Asset Allocation Tier, which is a factor used to determine your Subscription Fee. Each Asset Allocation Tier has composition requirements that impose limitations on exposure to certain asset class categories. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, you must give the Company at least five Business Days advance written notice and tell use when the change is to go into effect. You may change your investment allocations within the composition requirements of your current Asset Allocation Tier at any time without notice. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, We will increase (subject to a maximum) or decrease the Subscription Fee to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan.

•	Upon the death of the Covered Person (or the death of the surviving spouse if there were joint Covered Persons under the Certificate), the Certificate terminates, and all Coverage ends.

•	If you choose to deduct the Advisory Fee from the Covered Asset Pool, Your Subscription Fee will be higher.

SECTION 1—SUMMARY

Introduction

In this prospectus “we,” “our,” “us,” “Midland National,” and “Company” mean Midland National Life Insurance Company. “you” and “your” mean the Certificate Owner. We refer to the person who is covered by the Certificate as the “Covered Person” – a Covered Person is someone upon whose life benefits are paid under the Certificate.

This summary provides only an overview of the more important features of the Certificate. Please read this entire prospectus and your Certificate for more detailed information. The prospectus discloses all material features and benefits of the Certificate.

The Certificate

The Certificate is designed to protect investors who are concerned that, either because of withdrawals over time, poor market performance, or both, their Covered Asset Pool may be depleted during their lifetime. To address that need, the Certificate in effect provides a limited form of insurance against outliving your assets. The Certificate has no cash value, surrender value or death benefit. The Certificate is intended for long-term investment purposes.

Subject to certain conditions, the Certificate provides guaranteed benefit payments over the life of one or more Covered Persons. The amount of those payments is established when a Covered Person of Attained Age 60 or older takes the first partial Withdrawal from the assets subject to our guarantee (the Covered Assets). We call the date of that first partial Withdrawal the Lock-In Date. Once you have locked-in that guaranteed amount, we guarantee that the amount can be withdrawn each year for the life of the Covered Person(s). If each of your partial Withdrawals does not exceed the Coverage Amount, and due to such Withdrawals and/or poor investment performance, the value of the assets in your Account (the Covered Asset Pool Value) declines, you may nonetheless continue to withdraw the same Coverage Amount each Certificate Year.

However, if due to partial Withdrawals and/or poor investment performance your Covered Asset Pool Value drops to zero, we may recalculate your Coverage Amount in a way that varies among the three Coverage Plans. Specifically, each Coverage Plan adjusts the Payment Percentage that is used to calculate your Coverage Amount differently. Payment Percentages are explained in more detail below.

A Withdrawal (or cumulative Withdrawals) in a given Certificate Year that exceeds the Coverage Amount is treated as an “Excess Withdrawal.” As discussed below, Excess Withdrawals may significantly reduce the Coverage offered under the Certificate. Thus, to fully realize the protections under the Certificate, you should limit the amount you withdraw from the Covered Asset Pool in any given Certificate Year.

We do not guarantee that your Covered Asset Pool Value will not decline due to Withdrawals or poor investment performance, or that your Covered Asset Pool Value will remain steady or grow. Instead, the Certificate provides a guarantee that, under certain specified conditions, and regardless of the investment performance of the Covered Asset Pool and regardless of how long you live, you will be able to receive a guaranteed level of annual income for life (and the life of your Spouse, under a joint Covered Person Certificate). This income takes the form of Withdrawals made from your Covered Asset Pool, and if that is exhausted, from guaranteed benefit payments that Midland Life will pay to you.

We will issue a Certificate only to those in a specified age bracket (where age means age as of the last birthday). Specifically (a) an unmarried individual must be younger than age 80 on the Certificate Date, (b) where the Covered Person is a spousal couple, each spouse must be younger than 80 on the Certificate Date, or (c) a married individual may own the Certificate individually but prior to the Lock-In Date elect to receive the Coverage Amount based on the lifetime of each spouse – this is permitted so long as the owner’s spouse is younger than 80 on the Certificate Date. If there are two Covered Persons and the Certificate is purchased through a Qualified Account, the age difference between the spouses must not exceed 10 years.

Note: There are two key dates to keep in mind relevant to the operation of the Certificate:

(1)	The Certificate Date: The date we issue the Certificate to the Certificate Owner.

(2)

Lock-In Date: The date the initial Coverage Amount is set. The Certificate Owner sets the Lock-In Date by making the first Withdrawal after the Covered Person, or youngest Covered person, if applicable, reaches age 60.

Asset Allocation Requirements

You are required to invest assets in your Covered Asset Pool in accordance with either a Model Portfolio or a Restricted Asset Allocation Portfolio or a combination of the two. You must make your initial asset allocation election at or prior to the Certificate Date. Your initial allocation election will determine your Asset Allocation Tier, which is a factor used to determine your Subscription Fee. Each Asset Allocation Tier has composition requirements that impose limitations on exposure to certain asset class categories. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, you must give the Company at least five Business Days advance written notice and tell use when the change is to go into effect. You may change your investment allocations within the composition requirements of your current Asset Allocation Tier at any time without notice. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, We will increase (subject to a maximum) or decrease the Subscription Fee (the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan.

Coverage Base

The Coverage Base is the amount we use to calculate your Coverage Amount, and is not available as a cash value to be withdrawn in a lump sum. The Coverage Base on the Certificate Date is equal to the initial Contribution. Thereafter, the Coverage Base is increased (a) dollar-for-dollar by Subsequent Contributions (i.e., additional Contributions to the Covered Asset Pool made within the first twelve months after the Certificate Date) and (b) by any Automatic Step-Up that occurs on a Certificate Anniversary. Withdrawals less than or equal to the Coverage Amount (or the Required Minimum Distribution amount under your Qualified Account (“RMD”), if greater) during a Certificate Year do not change the Coverage Base. Excess Withdrawals reduce the Coverage Base on a pro rata basis according to the following formula:

Coverage Base Value (After Excess Withdrawal) = Coverage Base Value (Before Excess Withdrawal) *

[1 – Excess Withdrawal Amount / Covered Assets Value (Before Excess Withdrawal)]

The Coverage Base may be increased through the Automatic Step-Up feature. Automatic Step-Up refers to the Certificate feature under which we automatically increase the Coverage Base to reflect increases in the Covered Asset Pool Value. An Automatic Step-Up can occur only during the time period between the Certificate Date and the date that the Covered Asset Pool Value equals or exceeds the Maximum Coverage Base. On each Certificate Anniversary during that time period, we compare the Covered Asset Pool Value to the Coverage Base. If on that Certificate Anniversary, the Covered Asset Pool Value exceeds the Coverage Base, we automatically increase the Coverage Base to equal that greater amount.

Maximum Coverage Base. We impose a Maximum Coverage Base, which is equal to 250% multiplied by Total Contributions. Automatic Step-Ups can occur before and after the Lock-In Date, until the Maximum Coverage Base is reached. The Maximum Coverage Base applies only during the time period between the Certificate Date and the date that the Coverage Base equals or exceeds the Maximum Coverage Base. Once that time period ends, we no longer check to determine whether an Automatic Step-Up should be implemented – even if the Coverage Base were to fall below the Maximum Coverage Base (e.g., due to an Excess Withdrawal).

Please note that dividends and other distributions from the Covered Assets can be automatically reinvested in the Covered Asset Pool but will not be treated as Contributions and thus will not affect the Coverage Base. However, dividends/distributions that are not automatically reinvested will be treated as Withdrawals.

Coverage Amount

Under the Certificate, “Coverage” refers to certain guarantees we make, which apply irrespective of changes in the market value of the Covered Assets. The Coverage Amount represents the amount of that guarantee.

Prior to the Lock-In Date, the Coverage Amount is equal to zero.

Starting on the Lock-In Date, the Coverage Amount is calculated each Certificate Year. For a Certificate Owner of a Nonqualified Account, the Coverage Amount is the amount that may be withdrawn each Certificate Year for the lifetime of the Covered Person, without reducing the Coverage Base in future years. With respect to Qualified Accounts, each Certificate Year the Certificate Owner may withdraw the greater of the Coverage Amount and the Required Minimum Distribution, without such Withdrawal being treated as an Excess Withdrawal. If during any Certificate Year less than the full Coverage Amount is withdrawn, the remaining amount may not be carried over into any future Certificate Year.

Your initial Coverage Amount is determined on the Lock-In Date. Your Coverage Amount it is based, in part, on the Coverage Plan you elect. There are three Coverage Plans available:

•	Core;

•	CorePlus; and

•	CorePlus X.

If your Covered Asset Pool Value drops to zero, the Company will issue a single premium immediate annuity (SPIA) to the Certificate Owner, where the amount of the SPIA payments equals the final Coverage Amount. The SPIA will be a life annuity with fixed payments.

Payment Percentage

The Payment Percentage is set on the Lock-In Date and is used to calculate the Coverage Amount. The Payment Percentage is based on the Covered Person Attained Age and the number of full years since the Certificate Date.

The Payment Percentage for Contracts with Joint Covered Persons are lower.    The Payment Percentages are summarized in the table below.

Contract with Single Covered Person

Single Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.50%	4.00%
65-74	4.50%	5.00%
75-79	5.00%	5.50%
80 and older	5.50%	6.00%

Contract with Joint Covered Persons

Younger Joint Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.00%	3.50%
65-74	4.00%	4.50%
75-79	4.50%	5.00%
80 and older	5.00%	5.50%

With respect to the above Payment Percentages, please note that (a) for a single life Covered Person, the Attained Age refers to the age as of the last birthday immediately prior to the first partial Withdrawal taken after Attained Age 60 and (b) for a Certificate where there are joint Covered Persons, the Attained Age refers to the age as of the last birthday of the younger Covered Person immediately prior to the first partial Withdrawal taken after younger Covered Person Attained Age 60.

Because the Payment Percentage is determined, in part, by the number of full years since the Certificate Date that a Withdrawal has not been taken, the longer you wait to set the Lock-In Date, the higher your Coverage Amount can be. On the other hand, the longer you wait to set the Lock-In Date, the less time you have to benefit from the guarantee because of decreasing life expectancy as you age.

(a)

will equal the Coverage Base multiplied by the [Payment Percentage established on the Lock-In Date plus any adjustment that is based on the ten year Constant Maturity US Treasury Rate as of the business day of the prior Certificate Year], as follows:

Under the CorePlus X Coverage Plan only, the Payment Percentage established on the Lock-In Date may be positively adjusted each Certificate Year, based on the ten year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate, as follows:

Core Plus X Coverage Plan Payment Percentage Adjustment
If the 10 Year US Treasury Constant Maturity Rate Was:	0.00% to less than 4.00%	4.00% to less than 4.50%	4.50% to less than 5.50%	5.50% to less than 6.5%	6.5%+
For Issue Age <65, we will increase your Payment Percentage by:	0.00%	0.00%	0.50%	1.00%	1.50%
For Issue Age Issue Age 65+, we will increase your Payment Percentage by:	0.00%	0.50%	1.00%	1.50%	2.00%

If Your Covered Asset Pool Drops to Zero. The Coverage Plan you select can increase or decrease the applicable Payment Percentage used to calculate your Coverage Amount at the time your Covered Asset Pool Value drops to zero, if ever.

Specifically:

•	For the Core Coverage Plan, the Coverage Amount will equal the Coverage Base multiplied by the [Payment Percentage established on the Lock-In Date less 1.00%];

•

For the CorePlus Coverage Plan, the Coverage Amount will equal the Coverage Base multiplied by the Payment Percentage established on the Lock-In Date (this is the same as before the Cover Pool Assets drop to zero); and

•

For the CorePlus X Coverage Plan, the Coverage Amount will equal the Coverage Base multiplied by the [Payment Percentage established on the Lock-In Date plus any adjustment that is based on the ten year Constant Maturity US Treasury Rate as of the business day of the prior Certificate Year] (this is the same as before the Cover Pool Assets drop to zero).

If the Covered Asset Pool Value drops to zero due to partial Withdrawals and/or poor investment performance), the Company will terminate your Certificate and issue a single premium immediate annuity (SPIA) to the Certificate Owner, where the amount used to fund the equals the newly calculated Coverage Amount.    Since your Certificate is no longer in effect, we will no longer annually calculate a Coverage Amount each year. The SPIA will be a life annuity, making fixed payments.

If your Covered Asset Pool drops to zero due to an Excess Withdrawal, we will terminate your Certificate and no benefits will be paid.

Excess Withdrawal

Withdrawals Prior to Covered Person Attained Age 60 – Any partial Withdrawal taken prior to a Covered Person reaching Attained Age 60 is treated as an Excess Withdrawal.

Withdrawals After Covered Person Reaches Attained Age 60 or older— an Excess Withdrawal is any portion of a Withdrawal in excess of the Coverage Amount (or the RMD, if greater).

Please note that a withdrawal qualifying as an Inadvertent Partial Withdrawal is not treated as a Withdrawal or an Excess Withdrawal. In order for a Withdrawal to qualify as an Inadvertent Partial Withdrawal, you must give us notice within 5 business days of the Withdrawal and return the Excess Withdrawal within 5 business days from the notice.

In addition, deduction for the Annual Fee Allowance is not counted toward whether a Withdrawal is treated as an Excess Withdrawal. Incidental trading and other Financial Institution account fees deducted from the account are also not counted. However, Asset Based Pricing (ABP) fees are not considered incidental fees and will be treated as Withdrawals to determine if an Excess Withdrawal has been taken.

Withdrawals that you make exceeding the Coverage Amount (including deductions in excess of the Annual Fee Allowance), in any Certificate Year have the potential to significantly decrease and even terminate the benefits provided by the Certificate.

Subscription Fee

The Subscription Fee is the fee we charge the Certificate Owner for the benefits provided under the Certificate. The Subscription Fee is a percentage of the Total Contributions. Total Contributions equal the Covered Asset Pool Value as of the date the Covered Assets were first included under the Coverage, unadjusted for subsequent performance of the Covered Asset Pool and unadjusted for subsequent partial Withdrawals other than Excess Withdrawals. However, Excess Withdrawals reduce Total Contributions on a pro rata basis according the following formula:

Total Contributions (After Excess Withdrawal) = Total Contributions (Before Excess Withdrawal) *

[1 – Excess Withdrawal Amount / Covered Assets Value (Before Excess Withdrawal)]

The amount of the Subscription Fee is dependent on the Coverage Plan elected (i.e., Core, CorePlus, or CorePlus X), whether you have elected that the Advisory Fee be deducted from the Covered Asset Pool, and which Asset Allocation Tier you are invested in. If you choose to deduct the Advisory Fee from the Covered Asset Pool, Your Subscription Fee will be higher.

To determine the Subscription Fee in dollars, you multiply the Subscription Fee Percentage by the Total Contribution amount. We will bill you one quarter of the annualized Subscription Fee at the end of each calendar quarter. With respect to the first calendar quarter after the Certificate Date, we calculate the Subscription Fee using the following formula:

Subscription Fee = [(Total Contributions) * (Subscription Fee Percentage) / 4] * [(Days in Force During Calendar Quarter) / (Total Number of Days that Calendar Quarter)]

We assess the Subscription Fee against the value of Subsequent Contributions made after the first quarter of the first Certificate Year using a similar approach. That is, we multiply the Subsequent Contribution amount by the Subscription Fee Percentage for the quarter and then multiply that result by the ratio of (a) the number of days of the calendar quarter during which the Subsequent Contribution was invested in the Covered Asset Pool divided by (b) the total number of days in that calendar quarter.

The Subscription Fee will be calculated as described and due on the last day of each calendar quarter. You may choose to pay the Subscription Fee from a separate cash account you establish or from the Covered Asset Pool. If we do not receive the Subscription Fee as of the due date, we will send a late notice. The Certificate will be terminated and no benefits will be paid if we do not receive the Subscription Fee after five Business Days from receipt of the late notice. If you choose to have the Subscription Fee deducted from your Covered Asset Pool, the deduction of the Subscription Fee will not reduce the Coverage Base or trigger the Lock-In Date. It will not be treated as a Withdrawal and does not reduce the amount of permitted Withdrawals.

The Advisory Fee is wholly separate from and in addition to the Subscription Fee. Your registered investment advisor may assess the Advisory Fee at their chosen frequency. You may choose to pay the Advisory Fee from a separate cash account you establish or from the Covered Asset Pool (if you elected to permit deduction from the Covered Asset Pool on or prior to the Certificate Date). Any Advisory Fees deducted from your Covered Asset Pool cannot exceed 1% of the Covered Asset Pool Value annually. If you choose to deduct the Advisory Fee from the Covered Asset Pool, Your Subscription Fee will be higher because such a deduction increases our risk that your Covered Asset Pool will be reduced to zero. The higher Subscription Fee does not offset any portion of your Advisory Fee. After the Certificate Date, you may not change your election with regard to permitting deduction of the Advisory Fee from the Covered Asset Pool. If you choose to have the Advisory Fee deducted from your Covered Asset Pool, the deduction will not reduce the Coverage Base or trigger the Lock-In Date. It will not be treated as a Withdrawal and does not reduce the amount of permitted Withdrawals.

If you do not elect to have the Advisory Fee deducted and the Advisory Fee is deducted from your Covered Asset Pool, your registered investment advisor must return the full amount of the deduction back to the Covered Asset account within 5 business days after receiving notification of non-compliance from us. If you elected to have the Advisory Fee deducted and the amount deducted exceeds the 1% maximum, your registered investment advisor must return the excess Advisory Fee back to the Covered Assets account within 5 business days after receiving notification of non-compliance from us. Failure to return unauthorized Advisory Fees will cause the Certificate to be terminated and no benefits will be paid.

Free Look Period

After you purchase and receive the Certificate, you are given a “Free Look Period” of 10 calendar days (or longer, if required by applicable State law). If you provide written notice of cancellation within the free look period indicating that you wish to cancel the Certificate, the Certificate will terminate and no benefits will be paid. In addition, we will refund any Subscription Fees paid for the Certificate.

SECTION 2—RISK FACTORS

You should review and understand the following risk factors before purchasing the Certificate, in order to determine whether the Certificate is suited to your needs and goals.

You may never need to rely on the Coverage provided under the Certificate, because the Covered Asset Pool may perform sufficiently well.

The Certificate includes several restrictions, including restrictions on what investments are permitted as part of the Covered Asset Pool and on the amount of Withdrawals you may make without reducing your Coverage Base and Coverage Amount. These requirements are designed to reduce the risk that we will be required to make Coverage Amount payments to you from our assets. These restrictions also might increase the likelihood that your Covered Asset Pool will perform sufficiently well, such that there will be Covered Asset Pool Value available to fund your desired Withdrawals, and you therefore will not need to rely on the Coverage.

The date you start taking Withdrawals from your Covered Asset Pool may impact the amounts you receive under the Certificate. The longer you wait to set the Lock-In Date, the less likely you will benefit fully from the Coverage guarantee, because of decreasing life expectancy as you age. You also will be paying for a benefit you are not using. On the other hand, the longer you wait to set the Lock-In Date, the more opportunities you will have to increase your Covered Asset Pool through the operation of the Automatic Step-Up. You should, of course, carefully consider when to set the Lock-In Date and begin making Withdrawals, but there is a risk that you will not begin making Withdrawals at the most financially opportune time.

You should also remember that Subscription Fees are due beginning on the Certificate Date, even if you do not begin taking Withdrawals from your Covered Asset Pool for many years, or ever, and whether or not we make Coverage Amount payments to you from our assets. If you choose never to take Withdrawals, and/or if you never receive any payment of the Coverage Amount from our assets, you will not receive a refund of the Subscription Fees you have paid. In addition, if you choose to deduct the Advisory Fee from the Covered Asset Pool, Your Subscription Fee will be higher. The higher Subscription Fee does not offset any portion of your Advisory Fee.

You may die before the Covered Asset Pool is reduced to zero.

If you (or you and your Spouse under a joint life Certificate) die before the Covered Asset Pool is reduced to zero, neither you nor your estate will ever receive any payments of the Coverage Amount from our assets. Instead, the source of any amounts you may have withdrawn will have been your own contributions (adjusted for investment performance). The Certificate does not have any cash value, surrender value, or provide a death benefit. Furthermore, even if you begin to receive payments of the Coverage Amount from our assets, you may die before receiving an amount equal to or greater than the amount you have paid in Subscription Fees.

You may make Excess Withdrawals which will reduce, and may even terminate, the benefits available under the Certificate.

Due to the long-term nature of the Certificate guarantee, there is a risk that you may encounter a financial situation in which you need to make Withdrawals in excess of the Coverage Amount. In addition, dividends and capital gains generated by the Covered Assets that are distributed to you (i.e., not automatically reinvested) are considered Withdrawals, and may contribute to an Excess Withdrawal. Excess Withdrawals will reduce your Coverage Base and Coverage Amount (by an amount that could be substantially more than the actual dollar amount of the Withdrawal), which in turn will reduce the amount of, or even eliminate, any future payments that you would otherwise receive. If you make an Excess Withdrawal, we will not provide you with advance notification regarding the repercussions of the Withdrawal.

Also, please keep in mind that for any Withdrawal that you make from your Account, federal and state income taxes will apply, and if the withdrawal is from a Qualified Account, a 10% federal tax penalty may also apply if you have not yet reached age 59 1/2.

Our right to increase the Subscription Fee upon reallocation of your Investments

Each Asset Allocation Tier has composition requirements that impose limitations on exposure to certain asset class categories, such as equity investments. If you change your investment allocations and remain within the composition requirements of your current Asset Allocation Tier, your Subscription Fee will not change. However, if you change your investment allocations to a different Asset Allocation Tier after the Certificate Date, We will increase (subject to a maximum) or decrease the Subscription Fee to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan.

You may cancel the Certificate prior to a severe market downturn.

If you cancel the Certificate, our obligation to pay the Coverage Amount to you ceases. If you were to cancel your Certificate prior to a severe market downturn, you would not receive any payments of the Coverage Amount. There, you would have foregone the benefit of our Coverage in a market scenario in which such Coverage would be of significant value to you.

Your investments may experience a higher return if you are not subject to the Certificate’s asset composition requirements.

Only certain investments are available under the Certificate. The permitted assets may be managed in a more conservative fashion than other investments available to you. If you were not subject to the investment constraints dictated by the Certificate, you might instead purchase other investments (such as other mutual funds) that experience higher growth or lower losses, than the permitted assets. You should consult your financial professional to assist you in determining whether the permitted assets are suited for your financial needs and risk tolerance. Of course, if you were to reallocate or transfer the investments in your Account so that you are no longer invested in the permitted assets, we terminate your Certificate.

Your investments may experience a higher return without the Certificate Coverage.

We charge a Subscription Fee for Coverage under the Certificate, which will reduce your assets that are invested. If you did not have to pay the Subscription Fee, those funds would be available for investment and could increase due a positive investment return. This potential growth could be greater than the benefits you receive under the Certificate Coverage.

Your receipt of any benefits under the Certificate is subject to our financial strength and claims paying ability.

The Certificate is not a separate account product. This means that the assets supporting the Certificate are not held in a segregated account for the exclusive benefit of Certificate Owners. Rather, payments of the Coverage Amount we make when the Covered Asset Pool Value is zero come from our general account, which is not insulated from the claims of other policyholders and our creditors. Thus, your receipt of payments from us is subject to our claims paying ability. You may obtain information on our financial condition by reviewing our financial statements and other financial information, which appear later in this prospectus. For further information, refer to Section 7 — Midland National Life Insurance Company.

You should be aware of the various regulatory protections that do and do not apply to the Certificate.

The offer and sale of your Certificate has been registered in accordance with the Securities Act of 1933. We are not an investment advisor and do not provide investment advice to you in connection with the Certificate or your Account. We also are not an investment company and therefore we are not registered under the Investment Company Act of 1940, as amended, and the protections provided by the Investment Company Act of 1940 are not applicable with respect to your Certificate.

You should be aware of the governing law with regard to the Certificate.

The Certificate was filed and issued in the State of Kentucky. Therefore, the Certificate will be governed by and construed in accordance with the laws of the State of Kentucky, and the obligations, rights and remedies of the Certificate Owner and/or Covered Person thereunder will be determined in accordance with such laws.

We may cancel the Certificate, and make no payments of the Coverage Amount, if assets in your Account fail to meet the asset composition requirements, or if you do not provide us with information necessary to monitor the composition of your Covered Asset Pool.

You are required to invest assets in your Covered Asset Pool in accordance with either a Model Portfolio or a Restricted Asset Allocation Portfolio or a combination of the two. If ineligible investments are added to the Covered Asset Pool and/or the composition of the Covered Asset Pool deviates from our prescribed restrictions due to investment performance and is nor rebalanced pursuant to our time requirements discussed later in this prospectus, we will send a notice of non-compliance and you will have five Business Days to bring the Covered Asset Pool into compliance. If you fail to do so, the Company will terminate the Certificate.

We may change the assets permissible under the Coverage, and you may have to transfer your assets or the Certificate will be terminated.

We may change the requirements for the assets permitted in the Covered Asset Pool at any time, upon five Business Days’ notice. If we notify you of such a change, you must re-allocate assets within the Covered Asset Pool in accordance with the new requirements or your Certificate will be terminated. In addition, complying with new asset allocation requirements could entail payment of higher fees on those investments, and also may have adverse tax implications.

We may cancel the Certificate if the Subscription Fee is not paid.

If we do not receive the Subscription Fee by the due date, we will send a late notice. The Certificate will be terminated and no benefits will be paid if we do not receive the Subscription Fee after five Business Days from receipt of the late notice.

We may remove a Financial Institution from our list of approved Financial Institutions and you may have to move your Account to an approved Financial Institution or the Certificate may be terminated.

We may remove a Financial Institution from our list of approved Financial Institutions at any time. Please note that if we remove a Financial Institution from our list of approved Financial Institutions, you must maintain compliance with the terms of the Certificate and move your Account to an approved Financial Institution. Your Certificate will terminate and no payments of the Coverage Amount will be made unless you (i) move your Account to an approved Financial Institution within 90 calendar days of the date we send notice of disapproval, (ii) maintain compliance with the Composition Requirements and provide or give us access to the information or data necessary to monitor the composition of your Account at all times, and (iii) comply with all other applicable terms of the Certificate.

In addition, your Certificate will terminate and no benefits will be paid if the Financial Institution is the custodian or sponsor of your IRA, or the custodian or trustee of another Qualified Account and that custodian/sponsor/trustee discontinues its services unless (i) you replace the custodian/sponsor/trustee within 90 calendar days of discontinuance of service, (ii) maintain compliance with the Composition Requirements and provide or give us access to the information or data necessary to monitor the composition of your Account at all times, and (iii) comply with all other applicable terms of the Certificate.

Your payment of the Subscription Fee and/or the Advisory Fee from a Qualified Account may have tax consequences and affect the benefits provided under your Certificate.

There may be tax consequences if you elect to liquidate Covered Assets in your Qualified Account to pay the Subscription Fee and/or the Advisory Fee. You should consult your tax advisor before doing so. In addition, your Qualified Account, other than an IRA, may prohibit the use of Covered Assets to pay the Subscription Fee and/or the Advisory Fee. You should consult your plan administrator before purchasing a Certificate.

SECTION 3—DESCRIPTION OF THE CERTIFICATE

Introduction to the Certificate

The Certificate is available in connection with Accounts held outside any formal retirement arrangement (i.e., Nonqualified Accounts). The Certificate is also available in connection with Qualified Accounts. The Certificate is offered to individuals who own certain financial assets in an Account maintained at a Financial Institution.

The Certificate is designed to protect investors who are concerned that, either because of Withdrawals (other than Excess Withdrawals) or poor market performance, or both, their Covered Asset Pool may be depleted during their lifetime. In other words, the Certificate provides a limited form of insurance against outliving your assets.

Under the Certificate, we agree that, if you comply with the conditions of the Certificate, we will continue to pay the Coverage Amount to you even upon the Covered Asset Pool Value declining to zero.

Note: There are important dates to keep in mind relevant to the operation of the Certificate:

(1)	The Certificate Date: The date on which we issue the Certificate to the Certificate Owner. On the Certificate Date, the Coverage Base is set equal to the Certificate Owner’s Covered Asset Pool Value.

(2)	Lock-In Date: The date the initial Coverage Amount is set. The Certificate Owner sets the Lock-In Date when he/she makes the first Withdrawal after Attained Age 60.

(3)	If applicable, the date on which the Covered Asset Pool Value is reduced to zero by other than by an Excess Withdrawal. At that point, payments of the Coverage Amount would be made from our assets.

Coverage Plans

You must choose from among three Coverage Plans – the Core Coverage Plan, the CorePlus Coverage Plan and the CorePlus X Coverage Plan. The Coverage Plans differ primarily with regard to (a) the amount of the Subscription Fee, and (b) the impact of the Coverage Plan on the Payment Percentage in certain scenarios. At or prior to the Certificate Date, you must choose (a) one of the three Coverage Plans, and (b) whether your Advisory Fee is to be deducted from the Covered Asset Pool or instead taken from some other source and (c) the Asset Allocation Tier in which your Covered Assets will be invested. After the Certificate Date, you can change your investment allocations, subject to our investment restrictions. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, the applicable Subscription Fee will be applied to the then current allocations Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan. After the Certificate Date, you cannot change your Coverage Plan or Advisory Fee election.

For each Coverage Plan, the Payment Percentage is set on the Lock-In Date, and is used to calculate the Coverage Amount. The Payment Percentage goes up with increased Covered Person Attained Age as of the first partial Withdrawal and with the number of full years since the Certificate Date. Payment Percentages are lower for contracts with joint Covered Persons. The Payment Percentages for each Coverage Plan are summarized in the tables below.

With the Payment Percentages, please note that (a) for a single life Covered Person, the Attained Age refers to the age as of the last birthday immediately prior to the first partial Withdrawal taken after Attained Age 60 and (b) for a Certificate where there are joint Covered Persons, the Attained Age refers to the age as of the last birthday of the younger Covered Person immediately prior to the first partial Withdrawal taken after younger Covered Person Attained Age 60. The Payment Percentages described above apply to an individual Covered Person, and are reduced by 0.50% if there are joint Covered Persons.

Because the Payment Percentage is determined indirectly by the number of full years since the Certificate Date that the first partial Withdrawal has not been taken, the longer you wait to set the Lock-In Date, the higher your Coverage Amount can be. On the other hand, the longer you wait to set the Lock-In Date, the less time you have to benefit from the guarantee because of decreasing life expectancy as you age.

The specific details of each Coverage Plan are as follows:

Core Coverage Plan

Core Coverage Plan is subject to all the Certificate rules other than those specifically indicated.

Core Coverage Plan Payment Percentages. The applicable Core Coverage Plan Payment Percentages are summarized in the table immediately below:

Core Coverage Plan Payment Percentages for Contracts with Single Covered Person On Lock-In Date

Single Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.50%	4.00%
65-74	4.50%	5.00%
75-79	5.00%	5.50%
80-	5.50%	6.00%

Payment Percentages for Contracts with Joint Covered Persons On Lock-In Date
Younger Joint Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.00%	3.50%
65-74	4.00%	4.50%
75-79	4.50%	5.00%
80 and older	5.00%	5.50%

It is important to note that under the Core Coverage Plan, we reduce the Payment Percentage by 1% if the Covered Asset Value drops to zero.

This means that if, due to partial Withdrawals and/or poor investment performance, your Covered Asset Pool Value drops to zero, we will calculate your Coverage Amount based on the applicable Payment Percentage shown in the table above, less 1%.

Core Coverage Plan Subscription Fee. As summarized in the following table, the Subscription Fee under the Core Coverage Plan varies, depending on (a) whether the Advisory Fee is permitted to be deducted from the Covered Asset Pool, and (b) the Asset Allocation Tier. Specifically:

Core Plan Subscription Fee Advisory Fee Not Deducted from the Covered Asset Pool

Asset Allocation	Current Subscription Fee Percentage	Maximum Subscription Fee Percentage[1]
Tier A	1.10%	2.00%
Tier B	1.30%	2.50%
Tier C	1.55%	2.50%

Advisory Fee Is Deducted from the Covered Asset Pool

Asset Allocation	Current Subscription Fee Percentage	Maximum Subscription Fee Percentage[1]
Tier A	1.25%	2.00%
Tier B	1.45%	2.50%
Tier C	1.65%	3.00%

[1]

Your Subscription Fee is only subject to change if you change your investment allocations to a different Asset Allocation Tier after the Certificate Date. If you do so, your Subscription Fee will be increased or decreased to the then current Subscription Fee associated with your new Asset Allocation Tier. Any increase is subject to the maximum set forth in the table. You cannot change your Coverage Plan or Advisory Fee election after the Certificate Date.

CorePlus Coverage Plan

The CorePlus Coverage Plan is subject to all the Certificate rules other than those specifically indicated.

CorePlus Coverage Plan Payment Percentages. The applicable CorePlus Coverage Plan Payment Percentages are summarized in the table immediately below:

CorePlus Coverage Plan Payment Percentage for Contracts with Single Covered Person On Lock-In Date

Single Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.50%	4.00%
65-74	4.50%	5.00%
75-79	5.00%	5.50%
80-	5.50%	6.00%

CorePlus Coverage Plan Payment Percentage for Contracts with Joint Covered Persons On Lock-In Date
Younger Joint Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.00%	3.50%
65-74	4.00%	4.50%
75-79	4.50%	5.00%
80 and older	5.00%	5.50%

Under the CorePlus Coverage Plan, we do NOT reduce the Payment Percentage by 1% if the Covered Asset Value drops to zero. This means that if, due to partial Withdrawals and/or poor investment performance, your Covered Asset Pool Value drops to zero, we will calculate your Coverage Amount based on the applicable Payment Percentage shown in the table above, without adjustment.

CorePlus Coverage Plan Subscription Fee. As summarized in the following table, the Subscription Fee under the CorePlus Coverage Plan varies, depending on (a) whether the Advisory Fee is permitted to be deducted from the Covered Asset Pool, and (b) the Asset Allocation Tier. Specifically:

CorePlus Coverage Plan Subscription Fee Advisory Fee Not Deducted from the Covered Asset Pool
Asset Allocation	Current Subscription Fee Percentage	Maximum Subscription Fee Percentage[1]
Tier A	1.40%	2.50%
Tier B	1.65%	3.00%
Tier C	1.95%	3.50%

Advisory Fee Is Deducted from the Covered Asset Pool
Asset Allocation	Current Subscription Fee Percentage	Maximum Subscription Fee Percentage[1]
Tier A	1.60%	2.50%
Tier B	1.85%	3.00%
Tier C	2.10%	3.50%

[1]

Your Subscription Fee is only subject to change if you change your investment allocations to a different Asset Allocation Tier after the Certificate Date. If you do so, your Subscription Fee will be increased or decreased to the then current Subscription Fee associated with your new Asset Allocation Tier. Any increase is subject to the maximum set forth in the table. You cannot change your Coverage Plan or Advisory Fee election after the Certificate Date.

CorePlus X Coverage Plan

The CorePlus X Coverage Plan is subject to all the Certificate rules other than those specifically indicated.

CorePlus X Coverage Plan Payment Percentages. The applicable CorePlus X Coverage Plan Payment Percentages are summarized in the table immediately below:

CorePlus X Coverage Plan Payment Percentage for Contracts with Single Covered Person On Lock-In Date
Single Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.50%	4.00%
65-74	4.50%	5.00%
75-79	5.00%	5.50%
80-	5.50%	6.00%

Payment Percentage for Contracts with Joint Covered Persons On Lock-In Date
Younger Joint Covered Person Attained Age at Time of First Partial Withdrawal	Time Since CDA Certificate Issue Date
	Less Than 5 Years	5 Years or More
60-64	3.00%	3.50%
65-74	4.00%	4.50%
75-79	4.50%	5.00%
80 and older	5.00%	5.50%

Importantly, under the CorePlus X Coverage Plan, the Payment Percentage, as established on the Lock-In Date based on the age of the Certificate Owner, is eligible for a positive adjustment based on the 10 year US Treasury Constant Maturity Rate as of the last business day of the prior Certificate Year, as shown:

Core Plus X Coverage Plan Payment Percentage Adjustment
If the 10 Year US Treasury Constant Maturity Rate Was:	0.00% to less than 4.00%	4.00% to less than 4.50%	4.50% to less than 5.50%	5.50% to less than 6.5%	6.5%+
For Issue Age <65, we will increase your Payment Percentage by:	0.00%	0.00%	0.50%	1.00%	1.50%
For Issue Age Issue Age 65+, we will increase your Payment Percentage by:	0.00%	0.50%	1.00%	1.50%	2.00%

Under the adjustment based on the 10 year US Treasury Constant Maturity Rate, at the beginning of each Certificate Year, we identify the value of the 10 year US Treasury Constant Maturity Rate as of the last Business Day of the prior Certificate Year. The Coverage Amount for each new Certificate Year is equal to the Coverage Base multiplied by the Payment Percentage established on the Lock-In Date plus any adjustment based on the 10 year US Treasury Constant Maturity Rate as of the last business day of the prior Certificate Year. We apply the same adjustment to determine the Coverage Amount when the Covered Asset Pool Value drops to zero.

For example, assume the Issue Age is 64 and the Payment Percentage at the Lock-In Date is 3.5%. Assume the 10 Year US Treasury Constant Maturity Rate is 4.5% on the last business day of the prior Certificate Year. At this level, the 10 Year US Treasury adjustment is 0.5%, so the adjusted Payment Percentage is 4.0% (3.5% plus 0.5%) for that year. One year later, assume the 10 Year US Treasury Constant Maturity Rate is 3.3%. At this level, the 10 Year US Treasury adjustment is 0%, so the adjusted Payment Percentage is 3.5% (3.5% plus 0%) for that year. Assume that the Covered Asset Pool Value drops to zero and the 10 Year US Treasury Constant Maturity Rate is 3.3%.

CorePlus X Coverage Plan Subscription Fee. As summarized in the following table, the Subscription Fee under the CorePlus X Coverage Plan varies, depending on (a) whether the Advisory Fee is permitted to be deducted from the Covered Asset Pool, and (b) the Asset Allocation Tier. Specifically:

CorePlus X Coverage Plan Subscription Fee Advisory Fee Not Deducted from the Covered Asset Pool
Asset Allocation	Current Subscription Fee Percentage	Maximum Subscription Fee Percentage[1]
Tier A	1.60%	2.50%
Tier B	1.90%	3.00%
Tier C	2.20%	3.50%

Advisory Fee Is Deducted from the Covered Asset Pool

Asset Allocation	Current Subscription Fee Percentage	Maximum Subscription Fee Percentage[1]
Tier A	1.80%	3.00%
Tier B	2.05%	3.50%
Tier C	2.30%	3.50%

[1]

Your Subscription Fee is only subject to change if you change your investment allocations to a different Asset Allocation Tier after the Certificate Date. If you do so, your Subscription Fee will be increased or decreased to the then current Subscription Fee associated with your new Asset Allocation Tier. Any increase is subject to the maximum set forth in the table. You cannot change your Coverage Plan or Advisory Fee election after the Certificate Date.

For all Coverage Plans, if the Covered Asset Pool drops to zero, the Company will calculate your Coverage Amount, based on Payment Percentage that applies to your Coverage Plan, and issue a SPIA with fixed payments. The SPIA payment amounts will be based on the final Coverage Amount under the Certificate. Upon issuing the SPIA is issued, your Certificate and all its terms are terminated.

Purchasing the Certificate

On the date you purchase the Certificate, all of the following must be true:

•	The Covered Asset Pool Value held in your Account must be at least $50,000 and not more than $2 million. Total Contributions in excess of $2 million must be pre-approved by us.

•	You must comply with the applicable Covered Asset Pool composition requirements.

•

For a sole owner of the Certificate, the owner must be younger than age 80 on the Certificate Date. Joint owners of the Certificate must be spouses as defined under federal law, and each must be younger than age 80 on the Certificate Date.

•

In the case of a single Certificate Owner where the owner and the owner’s spouse are Covered Persons, the owner’s spouse must be younger than age 80. We may require due proof of age before issuing the Certificate. In the case of Joint Covered Persons, in connection with a qualified account, the age difference between the Covered Persons may not be greater than ten years.

To purchase the Certificate, you must complete an application form. Application forms are available through financial professionals. Your application form is subject to our approval. We may refuse to issue a Certificate at any time in our sole discretion.

If your application is accepted and the Certificate is issued, then you are given a free look period during which you may cancel the Certificate. The free look period begins upon your receipt of the Certificate and ends 10 calendar days thereafter (or such longer period that your state may require). To cancel the Certificate during the free look period, you must provide the Company with written notice within the 10 day period. If you cancel the Certificate during the free look period, we will refund any Subscription Fees paid.

Coverage Base

It is important to remember that the Coverage Base is used only in calculating your Coverage Amount. It is not a cash value of the Certificate. The Certificate has no cash value, and the Coverage Base cannot be withdrawn (although it may increase or decrease as indicated below). It also is not a guarantee of the value of any assets held within your Account.

On the Certificate Date, the Coverage Base is set equal to the Certificate Owner’s Covered Asset Pool Value.

Example 1:

Assume that you purchase the Certificate and at that time, you have $100,000 invested in the Covered Asset Pool through your Account. Your initial Coverage Base on the Certificate Date is $100,000.

Coverage Base Increases – Automatic Step-Ups

The Coverage Base will increase in two circumstances:

•

First, Subsequent Contributions increase the Coverage Base dollar-for-dollar. Qualified Account contributions are subject to limitations under the Code. Subsequent Contributions can only be made within the first twelve months after the Certificate Date, provided no partial Withdrawals have been taken.

•

Second, on each Certificate Anniversary prior to the date on which the Maximum Coverage Base is reached, we will compare the Coverage Base to the Covered Asset Pool Value. If the Covered Asset Pool Value is greater than the Coverage Base, then the Coverage Base will be stepped-up (i.e., increased) automatically to equal the Covered Asset Pool Value. Automatic Step-Ups can occur before and after the Lock-In Date, until the Maximum Coverage Base is reached. After the Maximum Coverage Base is reached, no Automatic Step-Ups will occur, even if the Coverage Base is later reduced below the Maximum Coverage Base (e.g., as a result of Excess Withdrawals).

In general, the Covered Asset Pool Value increases each time you make a permitted Subsequent Contribution and decreases each time you make a Withdrawal. The Covered Asset Pool Value may also increase or decrease based on “market fluctuations,” (e.g., changes in the value of the fund shares held in the Covered Asset Pool).

Example 2:

Assume that your Coverage Base and Covered Asset Pool are both valued at $100,000, and that you make a Subsequent Contribution of $25,000 within the first twelve months after the Certificate Date. Upon making the Contribution, your Coverage Base and your Covered Asset Pool will each increase to $125,000.

Assume that on the next Certificate Anniversary, your Covered Asset Pool Value has decreased to $120,000, due to market declines. Your Coverage Base will remain at $125,000.

The sum of the initial Contribution and any Subsequent Contributions may not exceed the Maximum Total Contributions of $2 million without our prior approval. Where the Covered Person consists of spouses, the $2 million limit remains the same—it is not increased on account of the additional Covered Person. Also, if you own multiple Contracts, a single $2 million limit will apply across all of your Contracts. Regardless of the limit on Contributions noted above, we may suspend Subsequent Contributions at any time by providing written notice.

Coverage Base Decreases

Withdrawals in a Certificate Year that, in total, are less than or equal to the Coverage Amount (or RMD, if greater) do not reduce the Coverage Base. A withdrawal qualifying as an Inadvertent Partial Withdrawal, which requires you to give us notice and return the excess withdrawal within 5 business days, do not reduce the Coverage Base. Excess Withdrawals in a Certificate Year that are greater than the Coverage Amount (or RMD, if greater) will cause a pro rata reduction to the Coverage Base according to the following formula:

Coverage Base Value (After Excess Withdrawal) = Coverage Base Value (Before Excess Withdrawal) *

[1 – Excess Withdrawal Amount / Covered Assets Value (Before Excess Withdrawal)]

Example 3:

Assume that your Coverage Base Value and Covered Asset Pool Value are both valued at $100,000 before making a withdrawal, and then you make a Subsequent Excess Partial Withdrawal of $2,000. Upon making this Excess Partial Withdrawal your Coverage Base will be reduced to $98,000 = $100,000 * (1—$2,000 / $100,000). Since the Coverage Base and Covered Asset Pool value are both $100,000 prior to the Excess Partial Withdrawal, the Coverage Base Value reduces by $2,000, the same dollar amount of the Excess Partial Withdrawal amount.

Example 4:

Assume that your Coverage Base Value is $150,000 and Covered Asset Pool Value is valued at $100,000 before making a withdrawal, and then you make a Subsequent Excess Partial Withdrawal of $2,000. Upon making this Excess Partial Withdrawal your Coverage Base will be reduced to $147,000 = $150,000 * (1 - $2,000 / $100,000). Since the Coverage Base is greater than the Covered Asset Pool at the time of the Excess Partial Withdrawal, the Coverage Base Value is reduced by $3,000, more than the Excess Partial Withdrawal amount.

Example 5:

Assume that your Coverage Base Value is $90,000 and Covered Asset Pool Value is valued at $100,000 before making a withdrawal, and then you make a Subsequent Excess Partial Withdrawal of $2,000. Upon making this Excess Partial Withdrawal your Coverage Base will be reduced to $88,200 = $90,000 * (1 - $2,000 / $100,000). Since the Coverage Base is less than the Coverage Asset Pool value at the time of the Excess Partial Withdrawal, the Coverage Base Value is reduced by $1,800, less than the Excess Partial Withdrawal amount.

If an Excess Withdrawal reduces the Covered Asset Pool Value to zero, the Certificate will terminate.

If the Certificate Owner withdraws less than the Coverage Amount from the Covered Asset Pool in a Certificate Year, the unused portion cannot be carried over to the next Certificate Year.

Coverage Amount

Prior to the Lock-In Date, the Coverage Amount is equal to zero. Starting on and after the Lock-In Date, the Coverage Amount is calculated each Certificate Year. For a Certificate Owner of a Nonqualified Account, the Coverage Amount is the amount that may withdraw each Certificate Year from the Covered Asset Pool for the lifetime of the Covered Person, without reducing the Coverage Amount in future years. With respect to Qualified Accounts, each Certificate Year the Certificate Owner may withdraw the greater of the Coverage Amount or the Required Minimum Distribution. Withdrawals of the Coverage Amount are not treated as Excess Withdrawals. If during any Certificate Year less than the full Coverage Amount is withdrawn, the remaining amount may not be carried over into any future Certificate Year.

The Payment Percentage is set on the Lock-In Date and is based on the Coverage Plan you elect. The Payment Percentage, in turn, is used to determine the Coverage Amount. Specifically:

(a)	For the Core Coverage Plan and CorePlus Coverage Plan, the Coverage Amount will equal the Coverage Base multiplied by the applicable Payment Percentage; and

(b)

For the CorePlus X Coverage Plan, the Coverage Amount will equal the Coverage Base multiplied by the [Payment Percentage established on the Lock-In Date plus any adjustment based on the ten year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate Year]

If due to such partial Withdrawals and/or poor investment performance your Covered Asset Pool Value drops to zero, we will calculate your final Coverage Amount in a way that varies among the three Coverage Plans. Specifically:

(a)	For the Core Coverage Plan, the final Coverage Amount will equal the Coverage Base multiplied by the [Payment Percentage established on the Lock-In Date less 1.00%]; and

(b)	For the CorePlus Coverage Plan, the final Coverage Amount will equal the Coverage Base multiplied by the Payment Percentage established on the Lock-In Date; and

(c)

For the CorePlus X Coverage Plan, the final Coverage Amount will equal the Coverage Base multiplied by the [Payment Percentage established on the Lock-In Date plus any adjustment based on the ten year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate Year]

If your Covered Asset Pool Value drops to zero, the Company will terminate your Certificate and issue a single premium immediate annuity (SPIA) to the Certificate Owner, where the amount of the SPIA payments equals the final Coverage Amount. The SPIA will be a life annuity with fixed payments made at any interval that we offer (e.g., monthly). Payments will be made until the death of the Covered Person. If there is more than one Covered Person, payments will continue until the second Covered Person to die. Please note that the Federal income tax treatment of payments received under the SPIA may vary from the tax treatment accorded to Withdrawals under the Certificate. Please see TAX CONSIDERATIONS in that regard.

If your Covered Asset Pool drops to zero due to an Excess Withdrawal, we will terminate your Certificate and no benefits will be paid.

Calculation of the Coverage Amount ON the Lock-In Date

At the Lock-In Date, we calculate the initial Coverage Amount by multiplying the Coverage Base by the applicable Payment Percentage as of the Lock-In Date. If, for example, your Payment Percentage is 3.0%, then you may withdraw up to 3.0% of the Coverage Base every Certificate Year from your Covered Asset Pool without causing an Excess Withdrawal and reducing the benefits guaranteed to you by the Certificate. Deduction of the Annual Fee Allowance does not reduce the Coverage Base.

Example 6:

A 65 year old Certificate Owner whose Certificate was issued 6 years ago takes 1st Partial Withdrawal of $2,000 from the Covered Asset Pool. At the time of the Partial Withdrawal the Coverage Base Value is $100,000. This withdrawal sets the Lock-in Date and the Payment Percentage is set at 5% and has a Coverage Amount for the current Certificate Year of $100,000 * 5% = $5,000, so the Certificate Owner may withdrawal an additional $3,000 = $5,000 - $2,000 during the Certificate Year under the CDA coverage.

Example 7:

A 65 year old Certificate Owner whose Certificate was issued 4 years ago takes a 1st Partial Withdrawal of $2,000 from the Covered Asset Pool. At the time of the Partial Withdrawal the Coverage Base Value is $100,000. This withdrawal sets the Lock-in Date and the Payment Percentage is set at 4.5% and has a Coverage Amount for the current Certificate Year of $100,000 * 4.5% = $4,500, so the Certificate Owner may withdrawal an additional $2,500 = $4,500 - $2,000 during the Certificate Year under the CDA coverage.

Example 8:

A 55 year old Certificate Owner whose Certificate was issued 6 years ago takes a 1st Partial Withdrawal of $2,000 from the Covered Asset Pool. At the time of the Partial Withdrawal the Coverage Base Value is $100,000. This withdrawal does not set the Lock-in Date because the Certificate Owner is under age 60 at the time of the 1st Partial Withdrawal, so the Payment Percentage is not set and the entire $2,000 Partial Withdrawal is treated as an Excess Partial Withdrawal..

Example 9:

A 79 year old Certificate Owner whose Certificate was issued 1 month ago takes a 1st Partial Withdrawal of $2,000 from the Covered Asset Pool. At the time of the Partial Withdrawal the Coverage Base Value is $100,000. This withdrawal sets the Lock-in Date and the Payment Percentage is set at 5% and has a Coverage Amount for the current Certificate Year of $100,000 * 5% = $5,000, so the Certificate Owner may withdrawal an additional $3,000 = $5,000 - $2,000 during the Certificate Year under the CDA coverage. In addition, the Certificate Owner will not be able to make Subsequent Contributions after the Lock-In Date.

Calculation of the Coverage Amount AFTER the Lock-In Date

After the Lock-In Date, the Coverage Amount can be increased by an Automatic Step-Up. After the Lock-In Date, even if the Lock-In Date occurs during the first 12 months after the Certificate Date, Subsequent Contributions are not allowed and will not increase the Coverage Amount.

With regard to the Automatic Step-Up, on the last Business Day of each Certificate Anniversary prior to such time that the Maximum Coverage Base is reached, we compare the Covered Asset Pool Value to the Coverage Base. If on that Certificate Anniversary, the Covered Asset Pool Value exceeds the Coverage Base, we automatically increase the Coverage Base to equal that greater amount. On the last Business Day of the Certificate Anniversary, we will ensure that all transactions effected on that Business Day (e.g., deduction of the Advisory Fee or the Subscription Fee, or a partial Withdrawal) are reflected in the Covered Asset Pool Value prior to making that comparison and effectuating the Automatic Step-Up.

If after the Lock-In Date the Covered Asset Pool Value drops to zero, we re-calculate the Coverage Amount, using a Payment Percentage that is equal to the Payment Percentage that was used to determine the original Coverage Amount, less 1.00% (for the Core Coverage Plan). Under that scenario, the Company will discharge its payment obligations by issuing a single premium immediate annuity (SPIA) to the Certificate Owner, where the SPIA payment equal the re-calculated Coverage Amount. The SPIA will be a life annuity, making fixed payments at one of the payment intervals that we offer (e.g., monthly). Payments will be made until the death of the Covered Person. If there is more than one Covered Person, payments will continue until the second Covered Person to die. Please note that the Federal income tax treatment of payments received under the SPIA may vary from the tax treatment accorded to Withdrawals under the Certificate. Please see TAX CONSIDERATIONS in that regard.

In general, Withdrawals that you make above the Coverage Amount (including deductions in excess of the Annual Fee Allowance), in any Certificate Year have the potential to significantly decrease and even terminate the benefits provided by the Certificate.

Excess Withdrawals

Withdrawals Prior to Covered Person Attained Age 60 – Any partial Withdrawal taken prior to a Covered Person reaching Attained Age 60 is treated as an Excess Withdrawal.

Withdrawals taken After Covered Person Attained Age 60 or older — the following rules apply:

An Excess Withdrawal is any portion of a Withdrawal in excess of the Coverage Amount. The Coverage Amount is calculated as:

•	For the Core Coverage Plan and CorePlus Coverage Plan, the Coverage Amount equals the Coverage Base, multiplied by the Payment Percentage established on the Lock-In Date.

•

For the CorePlus X Coverage Plan, the Coverage Amount equals the Coverage Base multiplied by the Payment Percentage established on the Lock-In Date plus any adjustment based on the ten year Constant Maturity US Treasury Rate as of the last Business Day of the prior Certificate Year.

Withdrawals establishing the Lock-In Date—to avoid an Excess Withdrawal in connection with your first Withdrawal (which will establish your Lock-In Date), be sure that the amount of that first withdrawal is less than or equal to the Coverage Amount that is determined when that first withdrawal is made.

Withdrawals after the Lock-In Date - the total amount of a Withdrawal (or Withdrawals) from the Covered Asset Pool during a Certificate Year in excess of the Coverage Amount available during that Certificate Year is an Excess Withdrawal.

We may establish procedures to verify that a deduction is part of the Annual Fee Allowance. Amounts properly deducted as part of the Annual Fee Allowance are not treated as Withdrawals and will not contribute to the Excess Withdrawal calculation. Any Withdrawal that is not properly identified by you and your Financial Institution as part of the Annual Fee Allowance may be treated as an Excess Withdrawal.

A withdrawal qualifying as an Inadvertent Partial Withdrawal is not treated as a Withdrawal or an Excess Withdrawal. In order for a Withdrawal to qualify as an Inadvertent Partial Withdrawal, you must give us notice within 5 business days of the Withdrawal and return the Excess Withdrawal within 5 business days from the notice.

Excess Withdrawals in any Certificate Year have the potential to significantly decrease and even terminate the benefits provided by the Certificate.

Covered Asset Transfers

The Certificate Owner may make Covered Asset Transfers at any time subject to applicable Composition Requirements.

Any transfer, sale or exchange of a Covered Asset for and into an investment option that does not meet our Composition Requirements shall be considered to be a Withdrawal and in some instances could constitute an Excess Withdrawal(s), unless it is an Inadvertent Partial Withdrawal, which requires you to give us notice and return the Excess Withdrawal within 5 business days.

Subscription Fee

The Subscription Fee is the fee we charge the Certificate Owner for the benefits provided under the Certificate. The Subscription Fee is a percentage of Total Contributions. Total Contributions equal the Covered Asset Pool Value on the Certificate Date not adjusted for (i) subsequent investment performance of the Covered Asset Pool or (ii) Withdrawals. However, Excess Withdrawals reduce Total Contributions on a pro rata basis.

As indicated above, the amount of the Subscription Fee varies, depending on which Coverage Plan you have elected. We will bill you the quarterly portion of that annual Subscription Fee Percentage as of the end of each calendar quarter. That is, on each such date, we will bill you one-fourth of the annual Subscription Fee. You may choose to pay the Subscription Fee from a separate cash account you establish or from the Covered Asset Pool. If we do not receive the Subscription Fee as of the due date, we will send a late notice. The Certificate will be terminated and no benefits will be paid if we do not receive the Subscription Fee after five Business Days from receipt of the late notice.

Advisory Fee

The Advisory Fee is wholly separate from and in addition to the Subscription Fee. The election to permit the deduction of the Advisory Fee from the Covered Asset Pool will increase your Subscription Fee. The higher Subscription Fee does not offset any portion of your Advisory Fee.

Your registered investment advisor may assess the Advisory Fee at their chosen frequency. You may choose to pay the Advisory Fee from a separate cash account you establish or from the Covered Asset Pool. For the Advisory Fee to be paid from your Covered Asset Pool (a) on or prior to the Certificate Date you must have elected that the Advisory Fee be deducted from the Covered Asset Pool and (b) we will allow such deduction only if the Advisory Fee is equal to 1.0% or less of the Covered Asset Pool Value annually. The deduction of the Advisory Fee does not reduce the Coverage Base nor does it trigger the Lock-In Date. It will not be treated as a Withdrawal and does not reduce the amount of permitted Withdrawals.

If an Advisory Fee is taken from the Covered Asset Pool and either (a) such deduction was not elected on or prior to the Certificate Date (as is required) and/or (b) the fee amount exceeds the 1% limit, then we will notify your RIA promptly of such non-compliance. Within five Business Days after its receipt of that notice, the RIA must return the fee deducted to the Covered Asset Pool. If the RIA fails to do so, we will terminate the Certificate.

CERTIFICATE ELIGIBILITY AND OWNERSHIP

We offer the Certificate to individuals (i.e., non-qualified arrangements) and also to traditional IRAs, Roth IRAs, and SEP IRAs. In addition, there must be one or more “Covered Persons” designated under the Certificate. You must be a client of a registered investment adviser working through a Financial Institution to purchase the Certificate.

Death of a Certificate Owner or Covered Person

Prior to the Lock-In Date, if the Certificate Owner/Covered Person dies, and there was no joint Covered Person under the Certificate, then the Certificate will terminate as of the date of death and no payments of the Coverage Amount will be made. However, if the Certificate was owned by a single Owner and the surviving spouse was a joint Covered Person or the Certificate was jointly owned under the Certificate, then:

•

The Certificate may be continued by the surviving spouse. The Coverage Amount for the surviving spouse will be determined based on the Payment Percentage applicable to , the Attained Age of the Joint Covered Person, and the number of Certificate Years from the Certificate Date until the Lock-In Date. The Payment Percentage based on Joint Covered Persons will apply. The surviving spouse may withdraw the Coverage Amount until his/her death, according to the provisions of the Certificate; and

•	The surviving spouse who continues the Certificate would be eligible for any remaining Automatic Step-Up amounts, according to the same Automatic Step-Up Certificate rules.

If the Certificate Owner dies after the Lock-In Date, and there were not joint Covered Persons under the Certificate, then the Certificate will terminate as of the date of death and no payments of the Coverage Amount will be made. However, if the Certificate was owned by a single Owner and the surviving spouse was a joint Covered Person under the Certificate or the Certificate was jointly owned, then:

•

The Certificate may be continued by the surviving spouse. The Coverage Amount will be that which was in effect immediately prior to the death, and may be withdrawn by the surviving spouse until his/her death, according to the provisions of the Certificate.

When Certificate Terminates

The Certificate will terminate:

•	Upon our receipt of written notice requesting termination of the Certificate;

•	Upon the death of a Covered Person, unless the Certificate is continued by a surviving Covered Person as detailed above under “Death of a Certificate Owner or Covered Person”;

•	Where the Certificate applies to joint Covered Persons, upon the second to die of the Covered Persons;

•	If a Withdrawal of all the Covered Assets that causes the Covered Asset Value to decline to zero is an Excess Withdrawal;

•	Upon failure to pay the Subscription Fee;

•

Upon violation of the Certificate provisions, including but not limited to (a) a violation of the Company’s asset allocation requirements that is not corrected within the allowed time period or (b) a violation of Certificate provisions concerning assessment of the Advisory Fee that is not corrected within the allowed time period

•

Upon the Financial Institution, the third-party administrator, or the Certificate Owner’s failure to provide or give us access to the information necessary to monitor the composition of the Certificate Owner’s Account to ensure compliance;

•

If the Certificate Owner does not transfer the Account to a then approved Financial Institution within the prescribed time following removal of a Financial Institution as described under “Disapproved Financial Institution”

Divorce

The Certificate addresses a scenario in which the Certificate is owned either by one spouse or jointly by each spouse and there is a divorce. In particular, the Certificate addresses the effect of divorce on the Coverage Base and certain other aspects of the Certificate. The treatment of the Certificate in connection with a divorce depends on whether the divorce occurs before or after the Lock-In Date, as discussed below.

Divorces Prior to the Lock-In Date

If the former spouse becomes sole owner of the Covered Asset Pool, then the other spouse may ask us to reissue the Certificate to the former spouse. In that event, the former spouse becomes the sole Certificate Owner and sole Covered Person under the re-issued Certificate. However, if sole ownership of the Certificate is awarded to a former spouse who had not been a Covered Person, and no request is made to us to re-issue the Certificate, we will terminate the Certificate.

If in connection with a divorce the Covered Asset Pool is divided between the Certificate Owner and the former spouse, then the Certificate Owner (or both Certificate Owners, if the Certificate was owned jointly) may ask us to reissue as one or two new Certificates. Absent our receiving such a request, we will terminate the original Certificate.

We will re-determine the Coverage Base in connection with a Certificate re-issuance made in either of the two scenarios above. The revised Coverage Base of the re-issued Certificate will equal the Covered Asset Pool Value as of the Certificate Date of the re-issued Certificate. However, the Subscription Fee that had applied to the original Certificate will continue to apply to the re-issued Certificate.

Finally, if the Certificate is owned jointly by spouses who divorce, and one of the former spouses dies prior to the Covered Asset Value dropping to zero, then we will terminate the Certificate unless prior to the date of death we had re-issued the Certificate to one or both former spouses.

Divorces After the Lock-In Date

With respect to a divorce that occurs after the Lock-In Date, we will administer benefits under the Certificate as dictated by the court or other governing authority, but with one exception. Specifically, we will not pay a portion of the Coverage Amount to each former spouse (i.e. no multiple payees), and instead would terminate the Certificate if multiple payees were demanded.

With respect to divorces concluded either before or after the Lock-In Date, no more than thirty calendar days after final resolution of the divorce, the Certificate Owner must notify the Company in writing as to the intended disposition of the Certificate (e.g., a re-issuance of the Certificate). If we do not receive such notice within the thirty date period, we will terminate the Certificate, as described above.

A transfer or withdrawal of Covered Assets made in connection with a divorce settlement may constitute a Withdrawal or an Excess Withdrawal, depending on the amount and when it occurs (e.g., before or after the Lock-In Date, and before or after a re-issuance).

Disapproved Financial Institution

We may remove a Financial Institution from our list of approved Financial Institutions at any time. If We remove a Financial Institution maintaining a Certificate Owner’s Account from Our list of approved Financial Institutions, then the Certificate Owner must maintain compliance with the terms of the Certificate and transfer the Account from the disapproved Financial Institution to an approved Financial Institution within ninety (90) calendar days. Different Financial Institutions may assess different fees and charges for their services. Accordingly, if you are required to transfer from a disapproved Financial Institution to an approved Financial Institution you may be subject to higher Advisory Fees and charges.

We will send the Certificate Owner a notice upon disapproval of the Certificate Owner’s current Financial Institution. Your Certificate will terminate and no benefits will be paid unless you (i) move your Account to an approved Financial Institution within 90 days of the date We send notice of disapproval, (ii) maintain compliance with the Composition Requirements and provide or give Us access to the information or data necessary to monitor the composition of your Account at all times, and (iii) comply with all other applicable terms of the Certificate. We will provide the Certificate Owner with written notice of the termination.

A current list of approved Financial Institutions is available at: retireone.com.

In addition, your Certificate will terminate and no benefits will be paid if the Financial Institution that is the custodian or sponsor of your IRA, or the custodian or trustee of your Qualified Account and that custodian/sponsor/trustee discontinues its services unless (i) you replace the custodian/sponsor/trustee within 90 days of discontinuance of service, (ii) maintain compliance with the Composition Requirements and provide or give Us access to the information or data necessary to monitor the composition of your Account at all times, and (iii) comply with all other applicable terms of the Certificate.

SECTION 4 — INVESTMENT RESTRICTIONS

Covered Asset Pool Portfolio Rules

Electing and Changing the Model Portfolio or Restricted Asset Allocation Portfolio. You are required to invest assets in your Covered Asset Pool in accordance with either a Model Portfolio or a Restricted Asset Allocation Portfolio or a combination of the two. You must make your initial asset allocation election at or prior to the Certificate Date. Your initial election of investment allocations will determine your Asset Allocation Tier. Your Asset Allocation Tier is a factor used in determining your Subscription Fee. If you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, you must give the Company at least five Business Days advance written notice and tell us when the change is to go into effect. You may change your investment allocations within the composition requirements of your current Asset Allocation Tier without notice. If you change your investment allocations and remain within your current Asset Allocation Tier, your Subscription Fee will not be affected. However, if you change your investment allocations to a different Asset Allocation Tier after the Certificate Date, We will increase or decrease the Subscription Fee (subject to a maximum) to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan.

Addition of cash to Covered Asset Pool.

If cash is added to the Covered Asset Pool through any means (e.g., a deposit; receipt of a dividend), we expect the composition of the Covered Asset Pool to be re-examined the Business Day after the cash addition, to determine if a rebalancing is needed to remain in conformity with our asset allocation requirements. If rebalancing is required but is not done within five Business Days after the cash addition, we will send a notice of non-compliance to your RIA or TAMP, asking them to rebalance immediately. If they fail to do so within five Business Days of the notice, we will terminate the Certificate.

Allocation Drift in Restricted Asset Allocation Portfolio

The Restricted Asset Allocation Portfolio refers to a set of composition requirements created and maintained by the Company that limit the investments eligible for Coverage and require the use of a rebalancing program. Having complied with the prescribed investment restrictions, the Certificate Owner is free to acquire other investments.

Under the Restricted Asset Allocation Portfolio, rebalancing of the constituent investments must occur no less frequently than every 92 calendar days. No action is required during the time period between each regularly-scheduled rebalancing if, due to investment performance, the asset composition deviates from our composition requirements. However, if such a deviation due to market forces is not corrected on the next rebalancing date, the Company will notify the RIA and the Certificate Owner. No later than five Business Days after receipt of that notice, you must perform the required rebalancing. If you fail to do so, the Company will terminate the Certificate.

Ineligible Investments

If ineligible investments are added under the Restricted Asset Allocation Portfolio, we will notify the RIA or the TAMP, with instructions to remove the ineligible investment(s) immediately. If the ineligible investments are not removed within five Business Days after receipt of the notice, the Company will terminate the Certificate.

NOTE: You should consult with your financial professional and tax advisor to assist you in determining whether the Covered Asset Pool composition requirements are suited for your financial needs and risk tolerance.

Asset Allocation Tiers

The Model Portfolio or Restricted Asset Allocation Portfolio investment allocations you choose are categorized into Tiers. Each Asset Allocation Tier represents a different balance of exposure to equity investments. Each Asset Allocation Tier has composition requirements that impose limitations on exposure to certain asset class categories. If you change your investment allocations within the composition requirements of your current Asset Allocation Tier, your Subscription Fee will not change. However, if you change your investment allocation to a different Asset Allocation Tier after the Certificate Date, We will increase (subject to a maximum) or decrease the Subscription Fee to the then current Subscription Fee associated with your new Asset Allocation Tier under your existing Coverage Plan.

You may allocate your funds to a Model Portfolio or a Restricted Asset Allocation Portfolio or a combination of the two. In general, under a Model Portfolio you may allocate your funds as you choose, in whole percentages, to defined portfolios and balanced ETFs that are managed to a specific mandate with target allocations. Amounts allocated to the Restricted Allocation Program must comply with our composition requirements.

Amounts not allocated to Model Portfolio(s) may be allocated to a Restricted Asset Allocation Portfolio. In general, under a Restricted Asset Allocation Portfolio you may select individual investments with flexibility on selecting the allocation subject to the composition requirements provided by us. The composition requirements are expressed as a percentage of the funds not allocated to Model Portfolios, as shown:

Tier A
	Minimum Exposure	Maximum Exposure
Total Equity Funds	30%	45%
Core Equity Funds		40%
International Funds		15%
Small/Mid Cap Funds		5%
Alternative Funds		0%
Total Fixed Funds	55%	70%
Core Fixed Funds		70%

Tier B
	Minimum Exposure	Maximum Exposure
Total Equity Funds	45.01%	60%
Core Equity Funds		60%
International Funds		20%
Small/Mid Cap Funds		10%
Alternative Funds		5%
Total Fixed Funds	40%	54.99%
Core Fixed Funds		54.99%

Tier C
	Minimum Exposure	Maximum Exposure
Total Equity Funds	60.01%	75%
Core Equity Funds		75%
International Funds		25%
Small/Mid Cap Funds		15%
Alternative Funds		10%
Total Fixed Funds	25%	39.99%
Core Fixed Funds		39.99%

As used in the table:

•	Core Equity Funds invest substantially in United States large-cap equity investments.

•	Core Fixed Funds invest substantially in fixed income securities such as bonds, mortgages, and money market investments. This category includes cash held within the Account.

•	International Funds invest substantially outside of the United States.

•	Small/Mid Cap Funds invest substantially in United States small to mid-cap stocks.

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Alternative Funds are securities that do not fall into another asset class category, such as REITs, emerging markets, and commodities, as well as funds that we have determined have significant volatility.

A current list of the eligible securities for investment is available at www.whatisthewebaddress.com, or from your financial professional. You should consult with your financial professional and tax advisor to assist you in determining which eligible securities to invest in and which Asset Allocation Tier is suited to your financial needs and risk tolerance.

SECTION 5—DISTRIBUTION OF THE CERTIFICATES

The Certificate is distributed by Sammons Financial Network, LLC (“Distributor”). The Distributor serves as principal underwriter of the Certificate. The offering of the Certificate is intended to be continuous.

The Distributor is a limited liability company under the laws of the State of Delaware with Sammons Securities, Inc. as managing member. The distributor is an affiliate of Midland National. The Distributor’s principal business address is 8300 Mills Civic Parkway, West Des Moines, IA 50266. The Distributor is registered with the SEC as a broker-dealer and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Distributor also acts as distributor for Midland National’s variable annuity products.

Midland National pays compensation to the Distributor based on sales of the Certificate of up to 0.25% of the amount invested. The Distributor, in turn, may pay up to that full amount to affiliated and/or unaffiliated selling broker-dealers and other financial intermediaries with whom it has selling or other agreements. The Distributor may pay additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributor may also pay certain broker-dealers or other financial intermediaries’ compensation for enhanced marketing opportunities and other services (commonly referred to as “marketing allowances”). Services for which such marketing allowance payments are made may include, but are not limited to, the preferred placement of Midland National, its affiliates services and products, including but not limited to placing the Certificate on a company and/or selling broker-dealer product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the Certificate Owners. Marketing allowance payments may be based on the amount of assets or purchase payments attributable to Certificates sold through a selling broker-dealer or such payments may be a fixed amount. The Distributor may also make fixed marketing allowance payments to selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product, including training and education. These payments may serve as an incentive for selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of selling broker-dealers to promote the sale of Midland National and its affiliates’ products and services, the Distributor may increase the sales compensation paid to the selling broker-dealer for a period of time (commonly referred to as “compensation enhancements”). Marketing allowances and compensation enhancements are made out of the Distributor’s assets. Not all selling broker-dealers receive marketing allowance payments or compensation enhancements.

In addition, the Distributor may offer sales incentive programs to financial professionals who meet specified total production levels for the sale of both affiliated and unaffiliated products which provide cash and non-cash compensation such as expense-paid trips, expense-paid educational seminars and merchandise.

The amount and structure of the foregoing compensation arrangements create potential conflicts of interest for the recipient insofar as they create financial incentives that may influence the recipient selling broker-dealer or financial professional to present this Certificate over other investment alternatives. Selling broker-dealers are expected to disclose and eliminate or mitigate such conflicts in accordance with applicable regulatory requirements.

Although Midland National takes all of its costs into account in establishing the level of fees and expenses in its products, any compensation paid by Midland National to the Distributor will not result in any separate charge under the Certificate. All payments made will be in compliance with all applicable FINRA rules and other laws and regulations.

SECTION 6—TAX CONSIDERATIONS

The following is a general discussion based on Our interpretation of current Federal income tax law. This discussion does not cover every situation and does not address all possible circumstances. In general, this discussion does not address the tax treatment of transactions involving the investments in your Account. Further, no attempt is made to consider any applicable state tax or other tax laws, or to address any federal estate, or state and local estate, inheritance and other tax consequences, of the Certificate. Tax consequences will depend on your individual circumstances.

The Certificate is a new and innovative type of contract. While the IRS has issued favorable private letter rulings (“PLRs”) concerning products similar to the Certificate issued by other insurance companies, these rulings are not binding on the IRS with respect to the Certificate and a purchaser of the Certificate cannot rely on the conclusions the IRS reached in those PLRs. Due to factual differences between the Certificate and the products involved in these PLRs, and their non-precedential nature, the analysis and rulings in the PLRs may not reflect the IRS’s position with respect to the tax treatment of the Certificate, now or in the future. In addition, the PLRs do not address how products similar to the Certificate that are issued in connection with qualified retirement arrangements, such as a 401(k) plan or IRA, are treated for tax purposes. We can give no assurances that the IRS will agree with Our interpretations regarding the proper tax treatment of a Certificate or the effect (if any) of the purchase of a Certificate on the tax treatment of any transactions in your Account, or that a court will agree with Our interpretations if the IRS challenges them. Please consult your own qualified tax advisor regarding the potential tax consequences of the Certificate in your particular circumstances.

Different tax rules apply to Qualified Accounts and Nonqualified Accounts, and the tax rules applicable to Qualified Accounts vary according to the type of Qualified Account and the terms and conditions of the Qualified Account. Plan fiduciaries purchasing a Certificate to hold in a Qualified Account and purchasers who intend to use the Certificate in connection with a Qualified Account should seek competent advice.

We may occasionally enter into settlements with owners and beneficiaries to resolve issues relating to the Certificate. Such settlements may be reported on the applicable tax form (e.g., Form 1099) provided to the taxpayer and the taxing authorities.

Nonqualified Accounts

Treatment of a Certificate as an Annuity Contract

Consistent with PLRs that have been issued by the IRS with respect to similar products offered by other insurance companies, We intend to treat a Certificate as an annuity contract for federal income tax purposes. As noted above, however, these rulings are not binding on the IRS with respect to the Certificate. Due to factual differences between the Certificate and the products involved in these PLRs, and their non-precedential nature, the analysis and rulings in the PLRs may not reflect the IRS’s position with respect to the tax treatment of the Certificate, now or in the future. Thus, while We believe that the factual differences between the Certificate and the products involved in the PLRs should be immaterial and that the reasoning underlying the PLRs supports treating a Certificate as an annuity for federal income tax purposes, it is possible that a Certificate could be treated as some other type of financial instrument or derivative for such purposes, with different tax consequences than if it were treated as an annuity. If you are the holder or beneficiary of a Certificate, in view of the limited guidance you should consult your own tax advisor regarding the proper tax treatment of a Certificate.

In order to be treated as an annuity contract for federal tax purposes, a Certificate needs to contain certain provisions prescribing distributions that must be made when an owner of the Certificate dies. We believe that by its terms a Certificate satisfies these requirements. In all events, We will administer a Certificate to comply with these federal tax requirements.

As a general rule, a Certificate also needs to be owned by a natural person to be treated as an annuity contract for federal income tax purposes. Under the relevant rules, however, a Certificate that is owned by a trust or other entity holding the Certificate as an agent for a natural person is treated as owned by a natural person for federal income tax purposes. If someone other than a natural person will be the owner of a Certificate, such as a trust, a tax advisor should be consulted before the Certificate is purchased to determine whether the Certificate will be treated as owned by a natural person.

It is possible that at certain advanced ages, a Certificate might no longer be treated as an annuity contract if the Insured Event has not occurred before that age. You should consult with a tax advisor about the possible tax consequences in such circumstances.

Treatment of Benefit Payments under a Certificate

Assuming that a Certificate is treated as an annuity contract for tax purposes, payments under the Certificate beginning if and when the Insured Event occurs should be treated in part as taxable ordinary income and in part as non-taxable recovery of the aggregate total Subscription Fees you have previously paid under your Certificate (your “investment in the Certificate”) until you recover all of your investment in the Certificate. The amount that is not taxable prior to recovering all of your investment in the Certificate should be based upon the ratio of your investment in the Certificate to the expected value of the annuity payments to be made under the Certificate if and when the Insured Event occurs. After you recover all of your investment in the Certificate, annuity benefit payments will be taxable in full as ordinary income. You should consult a tax advisor as to the tax treatment of benefit payments under the Certificate.

In addition, We will withhold and send to the U.S. Government a part of the taxable portion of each payment made under a Certificate unless you elect out of withholding. In certain circumstances, We may be required to withhold tax.

Separate Treatment of a Certificate and an Account

Consistent with PLRs that have been issued by the IRS with respect to similar products issued by other insurance companies, We intend to treat a Certificate as an annuity contract that is separate and apart from the assets in your Account for federal income tax purposes.

Your Account

In view of the conclusions reached in those PLRs, We believe that the tax treatment of transactions involving the assets in your Account including redemptions, dispositions, and distributions with respect to such assets, should generally be the same as such treatment would be in the absence of a Certificate. (The tax treatment of such transactions is beyond the scope of this prospectus, and you should consult a tax advisor for further information about the tax treatment of assets in your Account.) Thus, in general, We believe that (1) distributions and dividends on investments in your Account will not be treated as payments under your Certificate, but rather as distributions with respect to such investments; (2) amounts received on redemption or disposition of your assets in your Account will be treated as amounts realized on a sale or exchange of such assets rather than as distributions under your Certificate; and (3) the purchase of a Certificate should not result in either (a) loss of the benefit of preferential income tax rates applicable to dividends paid on assets in your Account otherwise constituting “qualified dividend income” (if applicable under the tax law in effect at the time of distribution) or (b) under the so-called “straddle” rules, suspension of the holding period for purposes of determining eligibility for long-term capital gains treatment of any gains, or potential deferral of losses, when assets in your Account are sold or exchanged.

The IRS could disagree with Our conclusions as to the tax treatment of transactions involving the assets in your Account. If the Internal Revenue Service were to successfully take a different position on these issues, it could have a material adverse effect on the tax consequences of your acquisition, holding and disposition of assets in your Account. The tax consequences could also change due to changes in the tax laws. Given the new and innovative character of a Certificate, you should consult your own tax advisor as to the tax consequences, if any, of a Certificate under the “qualified dividend income” (if applicable under the tax law in effect at the time of distribution) and “straddle” rules, as well as other relevant tax provisions, both at the time of initial purchase and in subsequent years.

Payment of the Subscription Fee

Payment of the Subscription Fee with proceeds from the sale of investment assets held in your Account or from the cash account may have tax consequences. You should consult a tax advisor for further information.

Transfers, Assignments, or Designation of Payees

A transfer of ownership or assignment of a Certificate, the designation of a payee who is not also the owner, and certain other transactions may result in certain income tax consequences to the owner that are beyond the scope of this discussion. An owner contemplating any such transaction should consult a competent tax adviser with respect to the potential tax effects of such a transaction.

Qualified Accounts

The Certificate may be used with traditional Individual Retirement Accounts and Roth IRA Accounts, tax-sheltered annuity custodial accounts, eligible deferred compensation plans and qualified plans (collectively “Qualified Accounts”). The Certificate is not available as an Individual Retirement Annuity or Roth IRA Annuity. A Certificate may be purchased in connection with a Covered Asset Pool held under any of these arrangements. If permitted by the terms of the Qualified Account, the Certificate may be held as an asset of the Qualified Account or may be held directly by the Covered Person who is the beneficial owner of the Qualified Account.

The tax results for a Certificate may vary according to the terms and conditions of the Qualified Account. No attempt is made here to provide more than general information about the use of the Certificate with any Qualified Account. Beneficial owners under any Qualified Account, as well as beneficiaries, are cautioned that the rights of any person to any benefits under any Qualified Account are subject to the terms and conditions of that Qualified Account or limited by applicable law, regardless of the terms and conditions of the Certificate.

We may discontinue offering the Certificates to new Owners that plan to use the Certificate with a Qualified Account. The Certificate is generally available only with respect to the Qualified Account for which the Certificate is purchased.

•

We are not responsible for determining whether the Certificate complies with the terms and conditions of, or applicable law governing, any Qualified Account. You are responsible for making that determination. Similarly, We are not responsible for administering any applicable tax or other legal requirements applicable to the Qualified Account. You, a plan fiduciary, or a service provider, as applicable, for the Qualified Account are responsible for determining that distributions, beneficiary designations, Composition Requirements, charges and other transactions under the Certificate are consistent with the terms and conditions of the Qualified Account and applicable law.

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Traditional IRAs, tax-sheltered annuity custodial accounts, eligible deferred compensation plans and qualified plans are subject to lifetime required minimum distribution rules. Withdrawals from your Covered Asset Pool taken to meet required minimum distribution requirements after the Lock-In Date may be made available as an Additional Coverage Amount and, if so, do not cause an Excess Withdrawal. (See “Additional Coverage Amount.”)

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The Subscription Fee may be paid from assets in your Qualified Account if permitted under the terms of the Qualified Account. You should consult your tax advisor regarding the tax consequences of paying the Subscription Fee from your Qualified Account. If your Qualified Account is the only source to pay the Subscription Fee and is insufficient to pay the Subscription Fee or is not permitted under the terms of the Qualified Account to pay the Subscription Fee, the Certificate will terminate.

If you choose to have your Qualified Account own the Certificate, the actuarial present value of the Certificate (calculated in accordance with Treasury Regulation 1.401(a)(9)-6) may need to be included in the value of the Qualified Account for the purposes of calculating the required minimum distribution amount for the Qualified Account. If the actuarial present value of the Certificate is included in the calculation, your required minimum distribution may be higher than it would be if the Certificate is held outside the Qualified Account.

As noted above, there is no guidance from the Internal Revenue Service on the effects on a Qualified Account of the purchase of a contingent deferred annuity contract such as the Certificate. The following discussion identifies certain issues relating to the Certificate that a plan fiduciary or purchaser should consider before purchasing a Certificate to be held in a Qualified Account or in connection with a Qualified Account. This discussion is not intended to be exhaustive. Plan fiduciaries and purchasers should consult a tax and/or legal advisor before purchasing the Certificate because the purchase of the Certificate could affect the qualification of the Qualified Account.

Certain types of Qualified Accounts are subject to nondiscrimination rules, which generally require that benefits, rights or features of the Qualified Account not discriminate in favor of highly compensated employees. In evaluating whether the Certificate is suitable for purchase to be held in a Qualified Account or in connection with such Qualified Account, a plan fiduciary should consider the effect of the requirement that in order to purchase the Certificate, the participant must have at least $50,000 invested in Covered Assets on the Qualified Account’s compliance with applicable nondiscrimination requirements. A plan fiduciary should also consider the extent to which other aspects of the Certificate, e.g., Subscription Fee reductions, may affect the Qualified Account’s compliance with the nondiscrimination requirements.

Certain types of Qualified Accounts are subject to qualified joint and survivor annuity rules under sections 401(a)(11) and 417 of the Code (“QJSA rules”), which provide rights to a spouse or former spouse of a participant in certain circumstances. Although the manner in which the QJSA rules apply to the Certificate is unclear, We believe that spousal consent is required at the time the participant makes an election for single or joint life coverage.

A prospective plan fiduciary should also consider how the Certificate affects a Qualified Account’s compliance with the nonforfeiture rules when held by a Qualified Account. For example, it is unclear whether the Certificate is part of the “balance of the employee’s account” within the meaning of section 411(a)(7) of the Code, and, if so, whether a discontinuance or adjustment in the Certificate (such as upon the participant taking an “excess” withdrawal) could result in an impermissible forfeiture under section 411(a) of the Code. We believe that even if the Certificate is part of the “balance of the employee’s account” there would be no impermissible forfeiture in these circumstances.

Numerous income tax rules govern Qualified Accounts, including rules with respect to: maximum contributions, required distributions, penalty taxes on early or insufficient distributions and income tax withholding on distributions. The following is a general description of Qualified Accounts and of the use of the Certificate in connection with those Accounts.

Qualified Accounts

Sections 408(a) and 408A of the Code permit eligible individuals to contribute to an individual retirement program known as an “IRA” or “Roth IRA,” respectively. Section 403(b)(7) of the Code permits employees of eligible employers to contribute to tax-sheltered annuity custodial accounts. Section 457 of the Code permits employees under an eligible deferred compensation plan to contribute to such plan. Section 401(a) of the Code permits employees of employers who establish qualified plans to contribute to such plans. Section 408(p) of the Code allows employers to establish a type of IRA called SIMPLE (Savings Incentive Match Plan for Employees). Section 408(k) of the Code allows employers to establish Simplified Employee Pension (“SEP”) IRAs.

These plans are subject to limitations on the amount that may be contributed, the persons who may be eligible to participate and on the time when distributions must commence. In addition, distributions from these plans may be transferred on a tax-deferred basis into another of these plans.

Tax on Certain Distributions Relating to Qualified Accounts

In the case of distributions to you from your traditional IRA (see discussion of Roth IRA below), your tax-sheltered annuity custodial account or your qualified plan, it is possible that part of or all of the distribution may be taxable. In addition, Section 72(t) of the Code imposes a 10% penalty tax on the taxable portion of any distribution from IRAs, tax-sheltered annuity custodial accounts or qualified plans subject to certain exceptions set forth in the Code. To the extent amounts are not includable in gross income because they have been properly rolled over to another IRA or to another eligible qualified plan, no tax penalty will be imposed. The tax penalty also will not apply to: (a) distributions made on or after the date on which you reach age 59 1/2; (b) distributions following your death or disability (for this purpose disability is as defined in Section 72(m)(7) of the Code); (c) distributions that are part of substantially equal periodic payments made not less frequently than annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; and (d) certain other distributions specified in the Code.

Generally, distributions from a traditional IRA must commence no later than April 1 of the calendar year following the year in which you attain age 70 1/2. Distributions from a tax-sheltered annuity custodial account, eligible deferred compensation plan or qualified plan must generally commence not later than the later of April 1 of the calendar year following the year in which you attain age 70 1/2 or the calendar year in which you retire. Required distributions must be made at least annually over a period not exceeding your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary. Distribution requirements also apply to IRAs upon the death of the IRA owner and to tax-sheltered annuity custodial accounts, eligible deferred compensation plans and qualified plans upon the death of the participant. If the required minimum distributions are not made, a 50% penalty tax is imposed as to the amount not distributed.

Roth IRAs, as described in Code section 408A, permit certain eligible individuals to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of a traditional IRA to a Roth IRA is generally subject to tax and other special tax rules apply. You may wish to consult a tax advisor before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA.

Distributions may be subject to withholding on the taxable part of the distribution unless you elect out of withholding. In certain circumstances, withholding may be required.

Qualified Accounts and Continuation of Certificate

For non-IRA Qualified Accounts holding the Certificate, if the surviving Spouse of the beneficial owner of the Qualified Account wishes to continue the Certificate, the surviving Spouse must roll over the Covered Assets and the Certificate to a compliant Qualified Account holding assets at an approved Financial Institution. The surviving Spouse must be the beneficial owner of the Qualified Account and the Covered Person.

This rollover requirement may limit or prevent the surviving Spouse from receiving any benefits under a joint life Certificate (or continuing a single life Certificate). You should take this into consideration when deciding whether you want to cover joint lives with assets held in your non-IRA Qualified Account.

Seek Tax Advice

The above description of federal income tax consequences of the different types of arrangements which may be covered by a Certificate offered by this prospectus is only a brief summary meant to alert you to the issues and is not intended as tax advice. Anything less than full compliance with the applicable rules, all of which are subject to change, may have adverse tax consequences. Any person considering the purchase of a Certificate in connection with an arrangement described above should first consult a qualified tax advisor with regard to the suitability of the Certificate for such arrangement.

Other Tax Matters

Relationships Not Denominated as Marriage

For federal tax purposes, the Internal Revenue Service has ruled that the term “spouse” does not include an individual who has entered into a registered domestic partnership, civil union, or other similar relationship that is not denominated as a valid marriage entered into under the laws of that jurisdiction. The Company intends to administer the Certificate consistent with this ruling until further guidance is provided. Persons who do not meet the definition of “spouse” under federal tax law may have adverse tax consequences. Please consult a tax adviser for more information on this subject.

Medicare Tax

Distributions from nonqualified annuity contracts will be considered “investment income” for purposes of complying with the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or the entire taxable portion of distributions (e.g., earnings) from a Certificate to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately). We are required to report distributions made from nonqualified annuity policies as being potentially subject to this tax. While distributions from Qualified Accounts are not subject to the tax, such distributions may be includable in income for purposes of determining whether certain Medicare Tax thresholds have been met. Please consult a tax advisor for more information.

Annuity Purchases by Residents of Puerto Rico

The Internal Revenue Service has ruled that income received by residents of Puerto Rico under life insurance or annuity contracts issued by a Puerto Rico branch of a United States life insurance company is U.S.-source income that is generally subject to U.S. federal income tax.

Annuity Purchases by Nonresident Aliens and Foreign Corporations

The discussion above provides general information (but not tax advice) regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers who are not U.S. citizens or residents are advised to consult with a qualified tax advisor regarding U.S., state, and foreign taxation with respect to a Certificate purchase.

Foreign Account Tax Compliance Act (“FATCA”)

If the payee of a benefit payment from the Certificate is a foreign financial institution (“FFI”) or a non-financial foreign entity (“NFFE”) within the meaning of the Code, as amended by the Foreign Account Tax Compliance Act (“FATCA”), the distribution could be subject to U.S. federal withholding tax on the taxable amount of the distribution at a 30% rate irrespective of the status of any beneficial owner of the Certificate or benefit payment. The rules relating to FATCA are complex, and a tax advisor should be consulted if an FFI or NFFE is or may be designated as a payee with respect to the Certificate.

Conversion Offer

We may offer owners of Fixed Contingent Annuity Certificates issued by TALIC (“Existing Certificates”) the option to convert their Existing Certificates for the Certificate described in this prospectus (“New Certificate”). We believe that this conversion should be considered tax-free under section 1035 of the Code. Section 1035 of the Code provides that no gain or loss shall be recognized on the exchange of one annuity contract for another annuity contract provided that certain requirements are met. As described above, We believe that the Certificates should be treated as annuity contacts under the Code. Thus, We believe any exchange of an Existing Certificate for a New Certificate should qualify as a tax-free exchange under section 1035 of the Code as long as the New Certificate is held by the same Certificate Owner(s) and covers the same Covered Person(s). However, the Internal Revenue Service could take the position that the conversion of the Certificates is a taxable event. Please consult with your tax advisor regarding the tax consequences of a conversion transaction prior to electing to participate in such an offering.

Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Certificate could change by legislation or otherwise. Consult a tax advisor with respect to legislative developments and their effect on the Certificate. We have the right to modify the Certificate in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any Certificate and do not intend the above discussion as tax advice.

SECTION 7—MIDLAND NATIONAL LIFE INSURANCE COMPANY

[COMPANY WILL GENERALLY FOLLOW THIS FORMAT BUT

TO BE UPDATED VIA AMENDMENT]

INFORMATION ABOUT MIDLAND NATIONAL

Generally

We are Midland National Life Insurance Company, a stock life insurance company. We were organized in 1906, in South Dakota, as a mutual life insurance company at that time named “The Dakota Mutual Life Insurance Company.” We were reincorporated as a stock life insurance company, in 1909. Our name “Midland” was adopted in 1925. We were re-domesticated to Iowa in 1999. We are licensed to do business in 49 states, the District of Columbia, Puerto Rico, the Virgin Islands, Guam and the Mariana Islands.

Midland National is a subsidiary of Sammons Financial Group, which is a wholly-owned subsidiary of Sammons Enterprises, Inc., Dallas, Texas. Sammons Enterprises has controlling or substantial stock interests in a large number of other companies engaged in the areas of insurance, corporate services, and industrial distribution.

Midland National’s Business

Midland National Life Insurance Company and Subsidiaries (“Midland National” or the “Company”) is a wholly owned subsidiary of Sammons Financial Group, Inc. (“SFG”). SFG is an indirect wholly owned subsidiary of Sammons Enterprises, Inc. (“SEI”). Midland National has three wholly owned subsidiaries. MNL Reinsurance Company (“MNL Re”), Solberg Reinsurance Company (“Solberg Re”) and Canal Reinsurance Company (“Canal Re”) are captive reinsurance companies domiciled in Iowa. Midland National offers individual life and annuity products in 49 states and the District of Columbia. The Company is affiliated through common ownership with North American Company for Life and Health Insurance (“North American”) and Sammons Institutional Group, Inc. (“SIG”).

We develop innovative products and services in order to provide our distribution partners with a comprehensive suite of insurance products and services. We rely on feedback from customers, employees, registered representatives and agents, supplemented with a variety of industry information and customer databases, to develop new products to meet the demands of an evolving market. As a result, in addition to the IIO we are typically expanding product offerings in the rapidly growing indexed annuity and life space with emphasis on multiple indexes and crediting methods as well as innovative lifetime withdrawal features. Our suite of products is balanced across the customer spectrum. We believe our products are conservatively designed to achieve appropriate levels of index-based interest crediting through market cycles. Our complementary suite of product lines is designed to allow us to meet profit targets and growth objectives.

We distribute our products through multiple channels including independent agents, broker-dealers, benefit consultants and third-party marketers. In particular, we intend to continue to leverage the independent distribution channel, which has proven to be an effective model and focus on building relationships with a core group of distribution partners that result in persistency of production.

We strive to maintain profitability of our business over varying interest rate environments by monitoring and managing a close asset and liability duration match. We employ an asset liability management program which includes quarterly projections of asset and liability cash flows over a wide range of interest rate scenarios reflecting dynamic contract holder behavior.

Our operating framework includes a focus on operational efficiency. We intend to continue to focus on expense management and seek to identify opportunities for increased operational efficiency, which we believe should allow us to continue to offer competitively priced products and earn attractive returns.

Competition

The markets for insurance products and retirement solutions are highly competitive. We compete for customers and agents with a large number of other insurers as well as noninsurance financial services companies, such as banks, broker-dealers and investment managers, some of which may have greater financial resources and brand recognition than we do. We believe that competition is affected by various factors, including but not limited to, perceived financial strength and claims-paying ability, ratings, investment performance, size and strength of the agency force, distribution capabilities, commission structure, range of product lines and product quality, price and features, customer service and general reputation.

The level of competition among providers of life insurance, annuities and other retirement solutions products may increase as a result of the continuing consolidation of the financial services industry. Mergers and consolidations could increase, as companies seek to improve their competitive position through increased market share, economies of scale and diversification of products and services.

Financial strength ratings

An insurance company’s claims paying ability and financial strength ratings are an important factor in establishing its competitive position relative to other insurance companies. Ratings are important in maintaining public confidence in us and our ability to market our products. Rating organizations annually review the financial performance and condition of insurers, including Midland National. The current financial strength/claims paying ability ratings for Midland National are set forth in the chart below.

Midland National’s Ratings

Rating Agency	Rating	Outlook
S&P	A+ (Strong)	Stable
A.M. Best	A+ (Superior)	Stable
Fitch	A+	Stable

The ratings are meaningful to current and prospective contract holders and we believe give Midland National a competitive advantage in the Company’s target markets over competitors with lower ratings.

Risk Factors Related to Midland National and Its Business

The operating results of life and annuity insurance companies as reported under statutory accounting principles have historically been subject to significant fluctuations. The financial position and operating results of Midland National are subject to certain risk factors discussed more fully below.

We are exposed to significant financial and capital markets risks that may adversely affect our results of operations, financial condition and liquidity, and may cause our net investment income to vary from period to period.

We are exposed to significant financial and capital markets risks, including changes in interest rates, credit spreads, equity prices, real estate markets, market volatility, global economic performance in general, the performance of specific obligors, including governments, included in our investment portfolio and other factors outside our control.

Interest rate risk. Some of our products, principally life insurance and fixed annuities, expose us to the risk that changes in interest rates will reduce our investment margin or “spread,” or the difference between the amounts that we are obligated to pay under the contracts in our general account and the rate of return we earn on general account investments intended to support obligations under such contracts. Our spread is a key component of our net income.

During periods when interest rates are low, we may be forced to reinvest proceeds from investments that have matured or have been prepaid or sold at lower yields, which will reduce our investment margin. Moreover, during periods when interest rates are low, borrowers may prepay or redeem fixed income securities and mortgage loans in our investment portfolio with greater frequency in order to borrow at lower market rates, thereby exacerbating this risk. Although lowering interest crediting rates can help offset decreases in spreads on some products, our ability to lower these rates could be limited by competition or contractually guaranteed minimum rates and may not match the timing or magnitude of changes in asset yields. As a result, our spread could decrease or potentially become negative.

A decline in market interest rates could also reduce our return on investments that do not support particular policy obligations. During periods of sustained lower interest rates, policy liabilities may not be sufficient to meet future policy obligations and may need to be strengthened. Accordingly, declining and sustained lower interest rates may materially affect our results of operations, financial position and cash flows and significantly reduce our profitability.

Increases in market interest rates could also negatively affect our profitability. In periods of rapidly increasing interest rates, we may not be able to replace, in a timely manner, the investments in our general account with higher yielding investments needed to fund the higher crediting rates necessary to keep interest sensitive products competitive. We, therefore, may have to accept a lower spread and, thus, lower profitability or face a decline in sales and greater loss of existing contracts and related assets. In addition, policy loans, surrenders and withdrawals may tend to increase as contract holders seek investments with higher perceived returns as interest rates rise. This process may result in cash outflows requiring that we sell investments at a time when the prices of those investments are adversely affected by the increase in market interest rates, which may result in realized investment losses.    An increase in market interest rates could also have a material adverse effect on the value of our investment portfolio, for example, by decreasing the estimated fair values of the fixed income securities that comprise a substantial portion of our investment portfolio.

Although we take measures to manage the economic risks of investing in a changing interest rate environment, we may not be able to mitigate the interest rate risk of our fixed income investments relative to our liabilities.

Credit Spreads. Our exposure to credit spreads primarily relates to market price volatility and cash flow variability associated with changes in such spreads. Market volatility can make it difficult to value certain of our securities if trading becomes less frequent. In such case, valuations may include assumptions or estimates that may have significant period-to-period changes, which could have a material adverse effect on our results of operations or financial condition. If there is a resumption of significant volatility in the markets, it could cause changes in credit spreads and defaults and a lack of pricing transparency which, individually or in tandem, could have a material adverse effect on our results of operations, financial condition, liquidity or cash flows.

Equity Risk. Our primary exposure to equity risk relates to the potential for lower earnings associated with certain of our businesses where fee income is earned based upon the estimated fair value of the assets under administration. Downturns and volatility in securities markets can have an adverse effect on the revenues and investment returns from our investment products and services.

In addition, we invest a portion of our investments in leveraged buy-out funds, hedge funds and other private equity funds. The amount and timing of net investment income from such funds tends to be uneven as a result of the performance of the underlying investments. The timing of distributions from such funds, which depends on particular events relating to the underlying investments, as well as the funds’ schedules for making distributions and their needs for cash, can be difficult to predict. Significant volatility could adversely impact returns and net investment income on these alternative investment classes. In addition, the estimated fair value of such investments may be impacted by downturns or volatility in securities markets.

Real Estate Risk. Our primary exposure to real estate risk relates to residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”) and residential and commercial mortgage loans. Our exposure to these risks stems from various factors, including real estate supply and demand and interest rate fluctuations. General economic conditions and the recovery rate in the real estate sectors will continue to influence the performance of these investments. These factors, which are beyond our control, could have a material adverse effect on our results of operations, financial condition, liquidity or cash flows.

Credit Risk. There is a risk that issuers of our investments may default or that other parties may not be able to pay amounts due to us and our subsidiaries. We manage our investments to limit credit risk by diversifying our portfolio among various security types and industry sectors. In addition, we take into account default risk in our product pricing. Although we believe that we carefully manage these risks, there can be no guarantee that credit risk will be managed successfully in all situations. Any failure to successfully manage credit risk could have a material adverse effect on our results of operations, financial condition, liquidity or cash flows.

Our participation in securities lending programs and a repurchase program subjects us to potential liquidity and other risks.

We participate in a repurchase program, which is considered part of a securities lending program, whereby we sell fixed income securities to third-party repurchase counterparties, primarily major brokerage firms and commercial banks, with a concurrent agreement to repurchase those same securities at a determined future date. Our policy requires that, at all times during the term of the repurchase agreements, cash or other types of collateral provided are sufficient to allow the counterparty to fund substantially all of the cost of purchasing replacement assets. The cash proceeds received under the repurchase program are typically invested in fixed income securities and cannot be returned prior to the scheduled repurchase date; however, market conditions on the repurchase date may limit our ability to enter into new agreements. The repurchase of securities or our inability to enter into new repurchase agreements would require us to return the cash collateral proceeds associated with such transactions on the repurchase or maturity date.

For repurchase transactions, in some cases, the maturity of the securities held as invested collateral (i.e., securities that we have purchased with cash collateral received) may exceed the term of the related securities under repurchase agreements and the estimated fair value may fall below the amount of cash received as collateral and invested. If we are required to return significant amounts of cash collateral on short notice and we are forced to sell securities to meet the return obligation, we may have difficulty selling such collateral that is invested in securities in a timely manner, be forced to sell securities in a volatile or illiquid market for less than we otherwise would have been able to realize under normal market conditions, or both. In addition, under adverse capital market and economic conditions, liquidity may broadly deteriorate, which would further restrict our ability to sell securities. If we decrease the amount of our securities lending and repurchase activities over time, the amount of net investment income generated by these activities will also likely decline.

Also, Iowa law limits the amount of securities lending (which encompasses our repurchase program) to 10% of the relevant insurance company’s legal reserve (the net present value of all outstanding policies and contracts involving life contingencies). As of December 31, 2019, Midland National’s securities lending was 9.25% of its legal reserves. If this limitation was reduced to a lower percentage, our investment income would be reduced and we might be forced to liquidate investment assets to address ongoing cash requirements. However, we are not currently aware of any pending legislation or initiatives to amend the relevant statute.

We may have difficulty selling certain holdings in our investment portfolio in a timely manner and realizing full value given their illiquid nature.

There may be a limited market for certain investments we hold in our investment portfolio, making them relatively illiquid. These include privately-placed fixed maturity securities, mortgage loans, policy loans, leveraged leases, equity real estate, such as real estate joint ventures and funds, and other limited partnership interests. In recent years, even some of our very high quality investments experienced reduced liquidity during periods of market volatility or disruption. If we were forced to sell certain of our investments during periods of market volatility or disruption, market prices may be lower than our carrying value in such investments. In the event of a forced sale, accounting guidance requires the recognition of a loss for securities in an unrealized loss position and may require the impairment of other securities based on our ability to hold those securities, which would negatively impact our financial condition. This could result in realized losses which could have a material adverse effect on our net income and financial position.

The determination of the amount of allowances and impairments taken on our investments is highly subjective and could materially impact our business, financial condition and results of operations.

The determination of the amount of allowances and impairments vary by investment type and is based on our periodic case-by-case evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. Such evaluations and assessments can change significantly from period to period, especially in times of high market volatility. There can be no assurance that management has accurately assessed the level of impairments taken and allowances reflected in the financial statements. Furthermore, additional impairments may need to be taken or allowances provided for in the future. Historical trends may not be indicative of future impairments or allowances.

Defaults on commercial mortgage loans and volatility in performance may adversely affect our business, financial condition and results of operations.

Commercial mortgage loans face heightened delinquency and default risk due to economic conditions which have had a negative impact on the performance of the underlying collateral, resulting in declining values and an adverse impact on the obligors of such instruments. An increase in the default rate of our commercial mortgage loan investments could have an adverse effect on our business, financial condition and results of operations.

In addition, the carrying value of commercial mortgage loans is negatively impacted by such factors. The carrying value of commercial mortgage loans is stated at outstanding principal less any loan loss allowances recognized. Considerations in determining allowances include, but are not limited to, the following: (i) declining debt service coverage ratios and increasing loan to value ratios; (ii) bankruptcy filings of major tenants or affiliates of the borrower on the property; (iii) catastrophic events at the property; and (iv) other subjective events or factors, including whether the terms of the debt will be restructured. There can be no assurance that management’s assessment of loan loss allowances on commercial mortgage loans will not change in future periods, which could lead to investment losses.

GPIM manages our portfolio pursuant to broad authority and we do not approve each investment decision made by GPIM, which could result in investment returns that are substantially below expectations or that result in losses.

Our portfolio is managed externally, by an affiliated company, Guggenheim Partners Investment Management, LLC (“GPIM”). Our investment portfolio adheres to investment guidelines and policies and risk limits, however our advisor is allowed considerable discretion within the context of an Enterprise Risk Management (“ERM”) overlay as well as other compliance measures authorized by our Investment Committee, of which our investment manager is not a member. The discretion afforded to GPIM may result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Our historical investment performance should not be considered as indicative of future results of our investment portfolio.

If we do not appropriately structure our hedges in relation to our anticipated liabilities, our ability to conduct our businesses could be adversely affected.

We actively seek to hedge our securities market exposure, including exposure through the writing of indexed annuity products and indexed universal life products. Our ability to measure and manage risk and to implement our investment strategy and hedging arrangements is crucial to our success. If we do not properly structure such hedges to meet our expected liabilities, we could be forced to liquidate investments in order to pay any difference between the amount paid under the hedges and the amounts due for such liabilities, which could have an adverse impact on our financial condition or results of operations.

The success of our investment strategy and hedging arrangements will also be affected by general economic conditions. These conditions may cause volatile interest rates and securities markets, which in turn could increase the cost of hedging. Volatility or illiquidity in the markets could significantly and negatively affect our ability to appropriately execute our hedging strategies.

In addition, we use derivatives to hedge various business risks. We enter into a variety of derivatives, including options, forwards, interest rate, credit default and currency swaps with a number of counterparties. If our counterparties fail or refuse to honor their obligations under these derivatives, our hedges of the related risk will be ineffective. This risk is more pronounced in light of the stresses suffered by financial institutions over the past few years. Such failure could have a material adverse effect on our financial condition and results of operations.

A downgrade or a potential downgrade in Midland National’s financial strength ratings could harm our competitive position.

Rating agencies regularly review the financial performance and condition of insurers, including Midland National. The current financial strength/claims paying ability ratings for Midland National as assigned by S&P, A.M. Best and Fitch were A+ (Strong), A+ (Superior) and A+, respectively. These ratings indicate a rating agency’s view of our ability to meet the obligations applicable to our in-force insurance contracts.

The rating agencies assign ratings based upon consideration of several qualitative and quantitative factors, including the rated company’s operating performance and investment results, products, risk profile, and capital resources. The rating agencies may also consider factors that may be outside of the rated company’s control, including changes in general economic conditions or their sentiment towards a particular industry. A downgrade in the ratings of Midland National could have an adverse effect on our business, financial condition and results of operations. In addition, a downgrade in the ratings of Midland National could adversely affect, among other things, (a) its ability to sell certain of its products, (b) the rate of contract surrenders and withdrawals and (c) the return on the insurance and annuity products it issues and, ultimately, the results of its operations. In addition, there can be no assurance that a rating will be maintained for any given period of time or that a rating will not be lowered or withdrawn in its entirety.

We cannot predict what actions rating agencies may take in the future that could adversely affect our business. As with other companies in the financial services industry, our ratings could be downgraded at any time and without any notice by any rating agency, and any such downgrade could adversely affect our business, financial condition and results of operations.

We may not be able to mitigate the reserve strain associated with Regulation 830 and NAIC Actuarial Guideline 38, potentially resulting in a negative impact on our capital position or in a need to increase prices and/or reduce sales of term or universal life products.

The NAIC Model Regulation entitled “Valuation of Life Insurance Policies,” commonly known as “Regulation 830” or “Model #830,” requires insurers to establish additional statutory reserves for certain term life insurance policies with long-term premium guarantees and for certain universal life policies with secondary guarantees. In addition, NAIC Actuarial Guideline 38 (“AG38”) clarifies the application of Model #830 with respect to certain universal life insurance policies with secondary guarantees. Many of our term insurance products and an increasing number of our universal life insurance products are affected by Model #830 and AG38, respectively. The application of both Model #830 and AG38 involves numerous interpretations. At times, there may be differences of opinion between management and state insurance departments regarding the application of these and other actuarial standards. Such differences of opinion may lead to a state insurance regulator requiring greater reserves to support insurance liabilities than management estimated.

Model # 830 and AG38 require Midland National to establish statutory reserves for applicable term and universal life products at a level that exceeds what the company’s actuarial assumptions for the applicable business would otherwise require. We have implemented, and may implement in the future, reinsurance and capital management actions to mitigate the capital impact of Model #830 and AG38, including the use of letters of credit and the implementation of other transactions that provide acceptable collateral to support the reinsurance of the liabilities to wholly owned reinsurance captives or to third-party reinsurers. These arrangements are subject to review by state insurance regulators.

As of January 1, 2015, our insurance company subsidiaries became subject to a new actuarial guideline, NAIC Actuarial Guideline 48 (“AG48”), that affects the types of assets insurance companies can use in captive reinsurance companies to back the reserves they hold for term and universal life products. Specifically, AG48 prescribes an actuarial method to determine the portion of the assets held to support reserves for certain term and universal life policies that must be “primary securities,” which are defined as cash and securities rated by the Securities Valuation Office of the NAIC (subject to some limited exceptions) or, in limited cases, certain other assets. AG48 provides that reserves in excess of those calculated with the prescribed actuarial method may be supported or financed with a broader range of assets, referred to as “other securities.” AG48 applies to certain term and universal life insurance policies written from and after January 1, 2015, or written prior to January 1, 2015, but not included in a captive reinsurer financing arrangement as of December 31, 2014. The NAIC adopted a revised Credit for Reinsurance Model Law in January 2016 and the Term and Universal Life Insurance Reserve Financing Model Regulation in December 2016 to replace AG48. The model regulation is consistent with AG48, and will replace AG48 in a state upon the state’s adoption of the model law and regulation. Effective July 1, 2017, Iowa has enacted a version of the revised Credit for Reinsurance Model Law. Until such time as the Iowa Insurance Division (the “IID”) adopts a version of the Term and Universal Life Insurance Reserve Financing Model Regulation, AG48 will continue to apply to Midland National.

We cannot provide assurance that there will not be regulatory challenges to the reinsurance and capital management actions we have taken to date, or those we may take in the future, or that acceptable collateral obtained through such transactions will continue to be available or available on a cost-effective basis. The result of those potential challenges, as well as the inability to obtain acceptable collateral, could require us to increase statutory reserves, incur higher operating and/or tax costs or reduce sales.

Certain of the reserve financing facilities we have put in place will mature prior to the run off of the liabilities they support. As a result, we cannot provide assurance that we will be able to continue to implement actions either to mitigate the impact of Model #830, AG38 and AG48 on future sales of term and universal life insurance products or maintain collateral support related to our captives or existing third-party reinsurance arrangements to which one of our captive reinsurance subsidiaries is a party. If we are unable to continue to implement those actions or maintain existing collateral support, we may be required to increase statutory reserves or incur higher operating costs than we currently anticipate. Because term and universal life insurance are particularly price-sensitive products, any increase in premiums charged on these products to compensate us for the increased statutory reserve requirements or higher costs of reinsurance may result in a significant loss of volume and materially and adversely affect our life insurance business.

In addition, in December 2012, the NAIC approved a new valuation manual containing a principles-based approach to life insurance company reserves. Principles-based reserving is designed to tailor the reserving process to specific products in an effort to create more precise reserving. The new requirements allowed for a phase in period and Midland National elected to apply principles-based reserving to certain individual life policies issued during 2019 and all new individual life business issued January 1, 2020 and later. Principles-based reserving will not affect reserves for policies in force prior to adoption.

A significant portion of our institutional funding is obtained from a Federal Home Loan Bank, which subjects us to liquidity risks associated with sourcing a large concentration of our funding from one counterparty.

A significant portion of our institutional funding is obtained from the FHLB, which primarily serves as a source of funding to complement our securities lending program. As of December 31, 2019, we had $2.3 billion of FHLB borrowings outstanding. Additionally, on March 16, 2020, the Company executed two separate borrowings totaling an additional $800 million from the FHLB in order to provide additional liquidity if financial markets experience disruption or dislocation as the COVID-19 situation evolves. Should the FHLB choose to change its definition of eligible collateral, or if the market value of the pledged collateral decreases in value due to changes in interest rates or credit ratings, we may be required to post additional amounts of collateral in the form of cash or other eligible collateral. Additionally, we may be required to find other sources to replace this funding if we lose access to the FHLB funding. This could occur if our creditworthiness falls below either of the FHLB’s requirements or if legislative or other political actions cause changes to the FHLB’s mandate or to the eligibility of life insurance companies to be members of the FHLB system.

Our products and services are complex and are frequently sold through intermediaries, and a failure to properly perform services or the misrepresentation of our products or services could have an adverse effect on our revenues and income.

Many of our products and services are complex and are frequently sold through intermediaries. In particular, our insurance businesses are reliant on intermediaries to describe and explain our products to their potential customers, and although we take precautions to avoid this result, such intermediaries may be deemed to have acted on our behalf. The intentional or unintentional misrepresentation of our products and services in advertising materials or other external communications, or inappropriate activities by our personnel or an intermediary, could result in liability for us and have an adverse effect on our reputation and business prospects, as well as lead to potential regulatory actions or litigation.

The insurance business is a heavily regulated industry and changes in state and federal regulation may affect our profitability.

We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which Midland National transacts business. Midland National is domiciled in Iowa and is licensed to transact its insurance business in, and is subject to regulation and supervision by, insurance regulators in all U.S. states and territories, except New York and American Samoa. The ability of Midland National to continue to conduct its business is dependent upon the maintenance of its licenses in these various jurisdictions.

State insurance laws regulate most aspects of Midland National’s insurance business. Insurance regulatory authorities in the United States have broad administrative powers with respect to, among other things:

•	licensing companies and agents to transact business;

•	calculating the value of assets to determine compliance with statutory requirements;

•	mandating certain insurance benefits;

•	regulating certain premium rates;

•	reviewing and approving policy forms;

•	regulating unfair trade and claims practices, including through the imposition of restrictions on marketing and sales practices, distribution arrangements and payment of inducements;

•	establishing and revising statutory capital and reserve requirements and solvency standards;

•	fixing maximum interest rates on insurance policy loans and minimum rates for guaranteed crediting rates on life insurance policies and Insurance Contracts;

•	approving future rate increases;

•	approving changes in control of insurance companies;

•	restricting the payment of dividends and other transactions between affiliates; and

•	regulating the types, amounts and valuation of investments.

We face risks relating to litigation, including the costs of such litigation, management distraction and the potential for damage awards, which may adversely impact our business.

We are occasionally involved in litigation, both as a defendant and as a plaintiff. In addition, state regulatory bodies, such as state insurance departments, the SEC, FINRA, the DOL and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws, ERISA, and laws governing the activities of broker-dealers. Such regulatory examinations and investigations may result in fines, recommendations for corrective action or other regulatory actions. Companies in the life insurance and annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. Plaintiffs in class action and other lawsuits against Midland National may seek very large or indeterminate amounts, including compensatory, liquidated, punitive and/or treble damages, which may remain unknown for substantial periods of time. Civil jury verdicts have been returned against insurers and other financial services companies involving sales, underwriting practices, product design, product disclosure, administration, denial or delay of benefits, charging excessive or impermissible fees, recommending unsuitable products to customers, breaching fiduciary or other duties to customers, refund or claims practices, alleged agent misconduct, failure to properly supervise representatives, relationships with agents or other persons with whom the insurer does business, payment of sales or other contingent commissions and other matters. Such lawsuits can result in substantial judgments that are disproportionate to actual damages, including material amounts of punitive or non-economic compensatory damages. In some states, juries, judges and arbitrators have substantial discretion in awarding punitive, or non-economic, compensatory damages, which creates the potential for unpredictable material adverse judgments or awards in any given lawsuit or arbitration. Arbitration awards are subject to very limited appellate review. In addition, in some class action and other lawsuits, financial services companies have made material settlement payments. In any event, responding to any such inquiries, examinations, investigations and lawsuits, regardless of the ultimate outcome of the proceeding, is time-consuming and expensive and can divert the time and effort of our management from its business. Moreover, even if we ultimately prevail in any such litigation, regulatory action or investigation, we could suffer significant harm to our reputation, which could have a material adverse effect on our business, financial condition and results of operations, including our ability to attract new customers, retain current customers and recruit and retain employees and agents.

Changes in federal income taxation laws, including any reduction in individual income tax rates, may affect sales of our products and profitability.

The annuity and life insurance products that we market generally provide the contract holder with certain federal income tax advantages. For example, federal income taxation on any increases in non-qualified Insurance Contract values (i.e. the “inside build-up”) is deferred until it is received by the contract holder. With other savings investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is realized. Additionally, life insurance death benefits are generally exempt from income tax.

From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages described above for annuities and life insurance. If legislation were enacted to eliminate all or a portion of the tax deferral for annuities, such a change would have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to a qualified retirement vehicle.

The amount of Midland National’s statutory capital it must hold can vary significantly from time to time and is sensitive to a number of factors outside of our control, including securities market and credit market conditions.

Insurance regulators and the NAIC prescribe accounting standards and statutory capital and reserve requirements for SFG’s insurance company subsidiaries. The NAIC has established regulations that provide minimum capitalization requirements based on RBC formulas for life, health and property and casualty companies. The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risks, including equity, interest rate and expense recovery risks associated with variable life, annuities and group annuities that contain death benefits or certain living benefits.

The NAIC may change the required capital calculations applicable to specific invested assets and this could impact insurance company’s RBC ratios. In some cases, changes to required capital calculations may apply to a company’s existing invested assets and in other cases the changes will apply to invested assets acquired on a prospective basis. Either way, such changes may have an impact on insurance companies’ RBC ratios.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses, the amount of additional capital Midland National must hold to support business growth, changes in securities market levels, the value of certain fixed maturity and equity securities in Midland National’s investment portfolio, changes in interest rates, as well as changes to the NAIC RBC formulas. Increases in the amount of required statutory reserves reduce the statutory capital used in calculating Midland National’s RBC ratios.

Reinsurance may not be available, affordable or adequate to protect us against losses.

As part of our overall risk management strategy, we purchase reinsurance for certain risks underwritten by our various business segments. While reinsurance agreements generally bind the reinsurer for the life of the business reinsured at generally fixed pricing, market conditions beyond our control determine the availability and cost of the reinsurance protection for new business. In certain circumstances, the price of reinsurance for business already reinsured may also increase. Any decrease in the amount of reinsurance will increase our risk of loss and any increase in the cost of reinsurance will, absent a decrease in the amount of reinsurance, reduce our earnings. Accordingly, we may be forced to incur additional expenses for reinsurance or may not be able to obtain sufficient reinsurance on acceptable terms, which could adversely affect our ability to write future business or result in the assumption of more risk with respect to those policies we issue If the counterparties to our reinsurance or indemnification arrangements or to the derivatives we use to hedge our business risks default or fail to perform, we may be exposed to risks we had sought to mitigate, which could materially adversely affect our financial condition and results of operations.

We use reinsurance, indemnification and derivatives to mitigate our risks in various circumstances. In general, reinsurance does not relieve us of our direct liability to our contract holders, even when the reinsurer is liable to us. Accordingly, we bear credit risk with respect to our reinsurers and indemnitors. A reinsurer’s or indemnitor’s insolvency, inability or unwillingness to make payments under the terms of reinsurance agreements or indemnity agreements with us could have a material adverse effect on our financial condition and results of operations, including our liquidity.

Differences between actual claims experience and underwriting and reserving assumptions may adversely affect our financial results.

Our earnings significantly depend upon the extent to which our actual claims experience is consistent with the assumptions we use in setting prices for our products and establishing liabilities for future policy benefits and claims. Such amounts are established based on estimates by actuaries of how much we will need to pay for future benefits and claims. To the extent that actual claims experience is less favorable than the underlying assumptions we used in establishing such liabilities, we could be required to increase our liabilities.

Due to the nature of the underlying risks and the high degree of uncertainty associated with the determination of liabilities for future policy benefits and claims, we cannot determine precisely the amounts which we will ultimately pay to settle our liabilities. Such amounts may vary from the estimated amounts, particularly when those payments may not occur until well into the future (including deviations resulting from errors in the calculation of estimated amounts). We evaluate our liabilities periodically based on accounting requirements, which change from time to time, the assumptions used to establish the liabilities, as well as our actual experience. If the liabilities originally established for future benefit payments prove inadequate, we must increase them. Such increases would affect earnings negatively in the period in which the increase is made and have a material adverse effect on our business, results of operations and financial condition.

Our risk management policies and procedures, including hedging programs, may prove inadequate for the risks we face, which could negatively affect our business or result in losses.

We have developed risk management policies and procedures and expect to continue to do so in the future. Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective, particularly during extremely turbulent times. Many of our methods of managing risk and exposures are based upon observed historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than historical measures indicate. Other risk management methods depend on the evaluation of information regarding markets, customers, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us. This information may not always be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record and verify large numbers of transactions and events. These policies and procedures may not be fully effective.

We employ various strategies, including hedging and reinsurance, with the objective of mitigating risks inherent in our business and operations. These risks include current or future changes in the fair value of our assets and liabilities, current or future changes in cash flows, the effect of interest rates, securities markets and credit spread changes, the occurrence of credit defaults, currency fluctuations and changes in mortality and longevity. We seek to control these risks by, among other things, entering into reinsurance contracts and derivative instruments, such as swaps, options, futures and forward contracts. Developing an effective strategy for dealing with these risks is complex, and no strategy can completely insulate us from such risks. Our hedging strategies also rely on assumptions and projections regarding our assets, liabilities, general market factors and the creditworthiness of our counterparties that may prove to be incorrect or prove to be inadequate. Accordingly, our hedging activities may not have the desired beneficial impact on our results of operations or financial condition. Hedging strategies involve transaction costs and other costs, and if we terminate a hedging arrangement, we may also be required to pay additional costs, such as transaction fees or breakage costs. We may incur losses on transactions after taking into account our hedging strategies. Further, the nature, timing, design or execution of our hedging transactions could actually increase our risks and losses. Our hedging strategies and the derivatives that we use, or may use in the future, may not adequately mitigate or offset the hedged risk and our hedging transactions may result in losses.

We face competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to retain existing customers, attract new customers and maintain our profitability and financial strength.

We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, higher ratings by rating agencies, broader and more diversified product lines and more widespread agency relationships. Our annuity products compete with index, fixed rate and variable annuities sold by other insurance companies and also with mutual fund products, traditional bank investments and other retirement funding alternatives offered by asset managers, banks and broker-dealers. Our insurance products compete with those of other insurance companies, financial intermediaries and other institutions based on a number of factors, including premium rates, policy terms and conditions, service provided to distribution channels and contract holders, ratings by rating agencies, reputation and commission structures.

Our ability to compete depends in part on returns and other benefits we make available to our contract holders through our life insurance and annuity products. We will not be able to accumulate and retain assets under management for our products if our investment results underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales.

The level of competition among providers of life insurance, annuities and other retirement solutions products may increase as a result of the continuing consolidation of the financial services industry. Mergers and consolidations could increase, as companies seek to improve their competitive position through increased market share, economies of scale and diversification of products and services.

We compete for distribution sources for our products. We believe that our success in competing for distributors depends on our financial strength, the services we provide to and the relationships we develop with these distributors, as well as offering competitive commission structures. Our distributors are generally free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors’ needs, we may not be able to establish and maintain satisfactory relationships with distributors of our life insurance and annuity products. Our ability to compete in the past has also depended in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.

Guarantees within certain of our products may decrease our earnings, increase the volatility of our results, result in higher risk costs and expose us to increased counterparty risk.

Certain of our life and annuity products include guaranteed benefits, including guaranteed minimum death benefits, guaranteed minimum withdrawal benefits, guaranteed minimum accumulation benefits, and guaranteed minimum income benefits. These guarantees are designed to protect contract holders against significant downturns in securities markets and interest rates. Any such periods of significant and sustained downturns in securities markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of our liabilities associated with those products. An increase in these liabilities would result in a decrease in our net income.

We use hedging and risk management strategies to mitigate the liability exposure and the volatility of net income associated with these liabilities. These strategies involve the use of reinsurance and derivatives, which may not be completely effective. For example, in the event that reinsurers or derivative counterparties are unable or unwilling to pay, we remain liable for the guaranteed benefits.

In addition, hedging instruments may not effectively offset the costs of guarantees or may otherwise be insufficient in relation to our obligations. Furthermore, we are subject to the risk that changes in contract holder behavior or mortality, combined with adverse market events, produce economic losses not addressed by the risk management techniques employed. These, individually or collectively, may have a material adverse effect on our results of operations, including net income, financial condition or liquidity.

Catastrophic event risks such as terrorist attacks, floods, severe storms or hurricanes, computer cyber-terrorism, or a pandemic disease like the novel coronavirus known as COVID-19, could have a material and adverse effect on our business in several respects by:

•	causing long-term interruptions in our service and the services provided by our significant vendors;

•	creating economic uncertainty, and reducing or halting economic activity;

•	disrupting the financial markets and adversely affecting the value, volatility, and liquidity of securities and other instruments;

•	increasing mortality or mortality risks that could adversely affect our claims experience, the actuarial assumptions that underlie our insurance products, and the costs of reinsurance.

The extent to which these types of catastrophic events, including the recent COVID-19 pandemic, may impact our business, results of operations, financial condition, liquidity, or prospects will depend on future developments that are highly uncertain and cannot be predicted.

Directors, Executive Officers and Corporate Governance

Set out below are the names and ages, as of March 31, 2020, of the directors and executive officers of Midland National and a description of the business experience of each of the respective individuals.

Name	Age	Position
Esfandyar E. Dinshaw	60	Chairman of the Board & Chief Executive Officer
William L. Lowe	56	President – Sammons Institutional Group
Ronovan G. Ottenbacher	64	President – Sammons Corporate Markets
Steven C. Palmitier	64	President & Chief Operating Officer and Director
Teri L. Ross	54	President – Shared Services
Robert R. TeKolste	52	President – SIAG
David C. Attaway	47	Vice President, Chief Financial Officer & Treasurer
Darron K. Ash	55	Director
Willard Bunn, III	76	Director
James Roderick Clark	69	Director
Thomas Corcoran	71	Director
George A. Fisk	71	Director
William D. Heinz	72	Director
Heather Kreager	61	Director
Michael M. Masterson	72	Director

Executive Officers and Directors

Esfandyar Dinshaw currently serves as Chief Executive Officer and Chairman of the Board of the Company. Mr. Dinshaw also is President of Sammons Enterprises, Inc., and Chief Executive Officer, Chairman, and President of Sammons Financial Group, Inc. He also serves as Chairman of the Board for North American Company for Life and Health Insurance, Sammons Financial Group, Inc., Canal Reinsurance, Midland National Life Reinsurance and Solberg Reinsurance. Mr. Dinshaw has more than 37 years of experience in the insurance industry with four different companies. Mr. Dinshaw has Bachelor of Science degrees from both the University of Karachi and Drake University. He currently serves on the Board of the American Council of Life Insurers and is a past Chairman of the Board for LL Global (parent organization of LIMRA & LOMA), both insurance industry-related organizations.

William Lowe is President – Sammons Institutional Group at the Company, a group that specializes in developing and distributing individual retirement products through broker/dealers. He has served in that role since May 2011 when he joined the Company with more than 29 years of financial services experience. He has served in a variety of leadership and executive roles in product distribution and business line management and has a history of success in the distribution of 401(k) plans, variable annuities, fixed annuities, life insurance, mutual fund products and managed accounts. He is a General Securities Principal, Investment Advisory Representative, Chartered Life Underwriter, Chartered Financial Consultant, and Fellow of the Life Management Institute. Bill has completed the General Management Program at the European Centre for Executive Development at INSEAD in Fontainebleau, France. He is currently on the boards of the Insured Retirement Institute in Washington, D.C., Freedom for Youth and the Principal Charity Classic in Des Moines, Iowa.

Ronovan Ottenbacher is President – Sammons Corporate Markets at the Company.    Mr. Ottenbacher has more than 30 years in the financial services industry. He is a Chartered Life Underwriter, Fellow, Life Management Institute, and a Chartered Financial Consultant. He joined the Company in 2003, after serving as vice president at Clarica Life Insurance Company. Prior to his position at Clarica, Mr. Ottenbacher spent more than ten years with John Deere Insurance and AgCountry Financial Services in marketing and sales. He holds a Bachelor of Science degree in business from Northern State University, a Juris Doctor degree from Drake University and graduate degrees in law and a Master of Business Administration from Sangamore State University.

Steven Palmitier is President, Chief Operating Officer at the Company and a Director of Midland National Life Insurance Company, North American Company for Life and Health Insurance, Canal Reinsurance, Midland National Life Reinsurance, Solberg Reinsurance and Sammons Securities, Inc. Mr. Palmitier has more than 40 years of experience in the insurance industry, with a wide background in sales, marketing, and operations, serving at several different financial services companies in a variety of roles such as agent, field management, and as sales and marketing officer. He joined Midland National in 1996 as senior vice president and chief marketing officer. He has been active in the industry’s research and marketing organization (LIMRA) as a board member and has served on several of its committees. Mr. Palmitier holds a Bachelor of Arts degree from the University of Northern Iowa.

Teri Ross is President – Shared Services at the Company. As president of this division, Ms. Ross is responsible for the operations of the agency, new business, underwriting, policy administration, and claims departments. She also oversees the information technology functions for the Company. Shared Services is the largest division at the Company, with over 950 employees who provide service to more than 1.6 million in-force life and annuity policies. She has over 30 years of experience in the financial services industry. Ms. Ross is a member of the LOMA Operations Leaders Roundtable Committee, and she has received numerous designations including Fellow, Life Management Institute (FLMI); LIMRA Leadership Institute Fellow (LLIF); Associate, Annuity Products and Administration (AAPA); and Associate, Customer Service (ACS). She previously served on the board for Big Brothers Big Sisters of Central Iowa. Ms. Ross is a graduate of the University of Northern Iowa where she received a B.A. in management.

Robert TeKolste, CLU, LLIF, is President, Sammons Independent Annuity Group at the Company. With more than 25 years of experience in the insurance industry, he has a diverse background including sales, marketing, and operations management, and has served in sales and marketing management roles for industry-leading insurance companies. He previously served as president of the Company’s Shared Services division, and was responsible for the agency, new business, underwriting, policy administration, claims, and information technology business functions. Mr. TeKolste has a Bachelor of Science degree from Drake University in Des Moines, Iowa.

David Attaway is Vice President, Chief Financial Officer & Treasurer of the Company. Prior to joining Midland National Life Insurance Company in 2018, Mr. Attaway was the Chief Financial Officer at a large life insurance and annuity carrier from October 2013 to May 2018. Mr. Attaway has a Bachelor of Science degree in accounting from Clemson University in Clemson, South Carolina. He is a licensed Certified Public Accountant and.is a member of both the American Institute of CPA’s and the Iowa Association of CPA’s.

Darron Ash currently serves on the board of directors for Midland National Life Insurance Company, North American Company for Life and Health Insurance and Sammons Financial Group, Inc. Mr. Ash is the Senior Vice President and Executive Committee member for Sammons Enterprises, Inc., and has been with Sammons since 2006. Mr. Ash joined Sammons with 17 years of experience in the public accounting, private equity, consumer products manufacturing, and professional services industries. Mr. Ash has a B.B.A degree in science from Texas A&M University and a Master of Business Administration in finance from the University of Texas.

Willard Bunn, III is an Independent Director of Midland National Life Insurance Company, North American Company for Life and Health Insurance, and Sammons Financial Group, Inc.    Mr. Bunn currently is the Managing Director of Colonnade Advisors. He has served as chairman, chief executive, and/or director of several commercial banks in the course of his 50-year career. Mr. Bunn’s long career in the banking industry began at Chemical Bank in New York before he returned to Springfield, Illinois in 1978 to serve as Executive Vice President, and eventually Chairman and Chief Executive Officer of Marine Corporation, a multibank holding company with $1.2 billion of assets. Following Marine’s merger with Banc One, he was appointed Chairman and Chief Executive Officer of Banc One Illinois Corporation, a position which he held until 1994. Mr. Bunn went on to serve in various management positions with two investment banking firms. He served as a Director of Baytree Bank of Lake Forest, Illinois from its founding in 2000 and as Chairman of the Bank from April 2010 to August 2012. He served on the Board of Directors of CIB Marine Bancshares, Inc. until April 2020, a bank holding company based in Waukesha, Wisconsin. In addition, he served as Chairman of the Board for the Poetry Foundation until June 2020, a literary organization and publisher of Poetry magazine. Mr. Bunn is currently a Trustee Emeritus at Lawrenceville School. He serves as an advisory director of Chicago-based Campus2Career Transition Services, and a member of the valuation committee of The Banc Funds Company. Mr. Bunn holds a BA from Princeton University and an MBA from the University of Virginia. In addition, he holds the Series 79 securities license.

James Roderick Clark is an Independent Director serving on the board of directors for Sammons Enterprises, Inc., Midland National Life Insurance Company, North American Company for Life and Health Insurance, and Sammons Financial Group, Inc. Mr. Clark retired in 2009, after 35 years in the oilfield services business. Prior to retirement, he was President and Chief Operating Officer of Baker Hughes Incorporated, and was responsible for 30,000 employees operating in more than 90 countries. Before Baker Hughes, Mr. Clark was President of Sperry-Sun, a Halliburton company, from 1996 to 1999. He served on the Board of Directors of Ensco plc from 2008 to 2019 when Ensco merged with Rowan Companies plc, forming Valaris plc. Mr. Clark retired from the Board of Directors of Valaris in December 2019. He has served on the Board of Trustees of the Dallas Theological Seminary since 2006. Mr. Clark has a Bachelor of Arts degree from the University of Texas and a Master of Business Administration from the University of Texas.

Thomas Corcoran is an Independent Director serving on the board of directors of Midland National Life Insurance Company, North American Company for Life and Health Insurance, and Sammons Financial Group, Inc., and also as Chairman of Sammons Enterprises, Inc. He was a founder of FelCor Lodging Trust in 1991, a publicly-traded real estate investment trust focused exclusively on hotels. He served as Chief Executive Officer of FelCor from its founding until beginning his tenure as non-executive Chairman of its Board in 2006. Mr. Corcoran served as Chairman of FelCor until its merger with RLJ Lodging Trust in 2017. In addition to his role with Sammons, he is the Chairman and CEO of TCOR Hotel Partners, LLC. TCOR owns four hotels in Dallas, Texas, Tampa and Jacksonville, Florida and Baltimore, Maryland and seeks to acquire additional premium select service hotels. Mr. Corcoran’s other board appointments include the American Hotel & Lodging Association (AH&LA) and Dallas County Community College District Foundation. He is Past Chairman of AH&LA and Past Chairman of the IHG Owners Association. Mr. Corcoran has a Bachelor of Arts degree from Washburn University and a Juris Doctor degree from Washburn University Law School.

George A. Fisk is an Independent Director serving on the board of directors for Sammons Enterprises, Inc., Midland National Life Insurance Company, North American Company for Life and Health Insurance, and Sammons Financial Group, Inc. Mr. Fisk joined the Board of Directors of Prosperity Bankshares on November 1, 2019 in connection with the Legacy Texas Financial Group. Inc. merger. Mr. Fisk served on the Board as Vice Chairman of both Legacy Texas and Legacy Texas Bank since January 2015, following completion of the merger of Viewpoint Financial Group, Inc. with Legacy Texas Group, Inc., where Mr. Fisk served as Chief Executive Officer and Vice Chairman since 2004. Between 2001 and 2004, Mr. Fisk served as shareholder of Fisk & Robinson, P.C., which merged with McGladrey LLP in 2001. He has worked in the financial services sector for more than 40 years. He currently serves as a board member of the Independent Bankers Financial Corporation. Mr. Fisk is a member of the Chief Executives Round Table, a former director of the Federal Reserve Bank of Dallas and the Freeman Company, and a former advisory board member of the College of Business of the University of North Texas and the Texas Tech University Graduate School of Banking. Mr. Fisk holds a B.A in government from Texas Tech University and an M.B.A. in banking and finance from the University of North Texas. Mr. Fisk is a Certified Public Accountant.

William Heinz is a director of Midland National Life Insurance Company and North American Company for Life and Health Insurance. He currently is a partner at the law firm Jenner & Block LLP in Chicago. He previously served on the Board of Directors of Partners Financial Group, a bank holding company, for approximately 10 years, from the time of its founding through its subsequent acquisition. He currently serves as counsel to the board of trustees of a Big Ten university, and has served as counsel on Sarbanes Oxley issues to the Audit Committees of publicly traded companies. Mr. Heinz is a Fellow of the American College of Trial Lawyers. He has served as the past State Chair for Upstate Illinois for the American College of Trial Lawyers, and has served in a variety of leadership roles at the Illinois State Bar Association, the Chicago Bar Association and the Association of Professional Responsibility    Mr. Heinz has a Bachelor of Science degree from Millikin University and a Juris Doctor degree from the University of Illinois.

Heather Kreager is a director of Midland National Life Insurance Company, North American Company for Life and Health Insurance, Sammons Financial Group, Inc., Canal Reinsurance, Midland National Life Reinsurance, Solberg Reinsurance, Sammons Institutional Group, Inc., and Sammons Securities, Inc. Ms. Kreager is the Chief Executive Officer of Sammons Enterprises, Inc. and a member of its Board of Directors, chairing the company’s Executive Committee. She also serves as Chairman of Compatriot Capital, a Sammons Enterprises’ real estate subsidiary. She joined the Sammons organization in 1985, and served as General Counsel for Sammons Enterprises, Inc. and Sammons Communications Inc. as well as President of Sammons Enterprises, Inc. prior to her appointment as Chief Executive Officer (CEO) of Sammons Enterprises in 2014. She has served on the Executive Committee and Board since 2008. In addition to her role as CEO of Sammons Enterprises, Inc., Heather is CEO for Sammons Equity Alliance, Inc., the holding company for Sammons’ real estate and investment businesses. Ms. Kreager received her Bachelor of Arts degree from Vanderbilt University. She received her Juris Doctorate degree from Southern Methodist University School of Law and received her MBA from the University of Dallas.

Michael Masterson is a director of Midland National Life Insurance Company and North American Company for Life and Health Insurance. Mr. Masterson was the Company’s past Chairman and CEO prior to his retirement in 2011. Mr. Masterson earned a Bachelor of Arts degree from the University of Minnesota and is a graduate of the University of Minnesota Executive Program, the Harvard Executive Program in Competitive Strategies, and the LIMRA Leadership Institute. He has also earned his CLU, ChFC, and LLIF designations and has been a member of various industry boards, including the LIMRA International Board, the National Endowment for Financial Education and the American Council of Life Insurers (ACLI) Board.

Executive Compensation

This section is a review, summary and overview of our executive compensation program.

Compensation Philosophy and Strategy

The focus when designing Midland National’s Executive Compensation program is on recruitment, retention and to reward talented individuals and we do so by providing fair and competitive total compensation. This is accomplished through structured compensation to avoid excessive risk taking and/or behaviors, but which encourages entrepreneurship and promotes exceptional performance. Our compensation programs are also designed to promote ethical long-term thinking consistent with our objective of creating ever increasing enterprise economic value through solid financial performance. We provide incentives to enhance shareholder value, drive value creation, increase profits and promote the best returns on capital invested. We recognize individuals who make significant contributions to Midland National’s performance.

Total compensation is based on a holistic approach and may include any or all of the following: annual base salary, annual bonus or incentive compensation, long-term bonus or other long-term compensation, deferred compensation, retirement plans such as ESOP, supplemental executive retirement plans and welfare benefits such as life, health and disability insurance.

Compensation will be market driven as determined by periodic independent surveys. We will regularly survey the marketplace to determine how our total compensation compares with similar positions, as well as comparison with peer companies where possible. The mix of compensation elements may vary due to specific market conditions for specialized jobs.

As an ESOP owned enterprise, it may not be possible to be competitive with the stock equity programs of peer publicly held companies or total compensation plans of private equity firms. Executive compensation must be consistent with the principles of employer ownership and long term value creation. While Executives have higher levels of responsibility and accountability, Midland National’s results reflect the efforts of all employees.

Performance-based compensation will be discretionary and not strictly formulaic. Discretion includes consideration of circumstances (positive or negative) beyond the control of the Executive that affect performance. In making decisions on compensation for Executives, both the Executive Committee and Independent Committee (Compensation Committee) will be guided by the fundamental principles of fairness. Both Committees have the discretion to make compensation decisions that reflect the individual contributions of an Executive to perpetuate Midland National’s existence by creating ever increasing enterprise economic value for the benefit of current and future generations of its employees in order to achieve equity, both internally and in the relevant marketplace.

Since the Executive Committee’s principal focus and duties concern perpetuating Midland National’s existence by creating ever increasing enterprise economic value for the benefit of current and future generations of its employees, it is desirable that the design of compensation programs for members support this focus.

Variable compensation elements for members should emphasize a focus on both the overall performance of Midland National, plus the performance of the Controlled Investments over which any member has lead management oversight responsibility. The overall performance of Midland National will generally be determined by the change in value year to year.

The Executive Committee will have oversight responsibility for the compensation of Midland National Senior Executives. As a general rule, this “covered group” will include the senior most leaders of any business unit, and their direct reports. There may be exceptions warranted where more are included in the covered group, however it will be rare to have fewer covered by this oversight. All recommendations for compensation changes, promotions, bonuses and awards will be reviewed on a “one over one” basis. For example, compensation changes requested for a subordinate will require the approval of at least one level above the requestor. The direct superior will have responsibility for making the compensation recommendation for a subordinate. Executive Committee approval will be required for any changes impacting the people and positions they oversee. With the exception of Executive Committee compensation, all recommendations will be reviewed and approved by the next higher level of management.

Annual rewards/incentives for team results should keenly focus leaders on a balance of both short and long term financial results. Individual Leadership Development Plans (LDP’s) and Discretionary Bonus Objectives (DBO’s) will also be reflected in the annual rewards/incentives.

Through this strategy, not only will we be able to attract and retain the top talent needed to achieve our growth and financial performance objectives, we will also incentivize our top talent to achieve the best possible results.

Compensation Principles:

Determination of annual and long-term incentive awards is discretionary and will not use indexes or mechanical formulas. When a percentage of base pay is used to calculate a variable compensation award, the base compensation on the last day of the performance period should be used to determine the amount of variable award.

Role of the Executive Committee and Board of Directors

The Board of Directors consists of the Executive Committee members and the Independent Directors. The Executive Committee will have oversight responsibility for the compensation of Midland National Senior Executives. As a general rule, this “covered group” will include the senior most leaders of any business unit, and their direct reports.

Role of the Compensation Committee of the Board of Directors of Midland National

The Independent Directors serve as the Compensation Committee. The Compensation Committee is responsible for reviewing and approving the Compensation Philosophy and Programs as recommended by the Executive Committee. The Compensation Committee is also responsible for creating the compensation incentive programs and plans for the Executive Committee. The Compensation Committee reviews and approves the compensation recommendations for the Executive Committee direct reports. The Compensation Committee is responsible for determining and approving the compensation awards (base, bonus, L-TIP) for the Executive Committee and Key Officers.

Role of Human Resources

The Human Resources Department is responsible for the administrative and support tasks related to compensation review and administration, as assigned by the Executive Committee and Compensation Committee. The Human Resources’ role includes preparing the compensation materials for the review of the Executive Committee and Compensation Committee, evaluating outside data and comparing to our organization, researching and understanding compensation plans in the market and assisting with the design of Company compensation programs and plans, and assisting the Compensation Consultant with relevant information and data.

Role of Compensation Consultant

When needed, the Company has retained Compensation consultants to assist and provide services including serving as an advisor to senior management on various issues relating to executive compensation practices. They also provide relevant market data and analysis and assist us in evaluating the competitiveness of the total compensation program.

Elements of the Total Rewards for our Executive Officers Compensation

•	Base Salary

•	Annual Executive Incentive Plan

•	Employee Stock Ownership Plan (ESOP) (for some)

•	Supplemental ESOP Plan (for some)

•	Long-Term Incentive Plan (for some)

•	Deferred Compensation Plan (for some)

•	Executive Perquisites (Club memberships, cars, etc.)

Base Salary

Our base compensation is designed to be competitive with our industry peers for each position. We do not seek to be the highest or the lowest, but strive to maintain a balanced mid-range approach, recognizing the value of all other forms of compensation. Base compensation may vary between individuals in like positions based on comparative job performance and experience. Additionally, we will attempt to promote exceptional performance through forms of variable pay which are intended to recognize and reward both individual and collective performance.

Compensation for Senior Executives is market driven as determined by periodic independent surveys (typically conducted every two to three years) for comparable responsibilities. Time in position, performance and experience will be used to determine positioning in the range.

Base salary is considered to be the least effective compensation tool for driving desired business results.

Annual Executive Incentive Plan (Bonus)

Focus is on variable “at risk” compensation. There are two components, operational performance and accomplishment of Discretionary Bonus Objectives (DBO’s).

We place a significant emphasis on operational performance such as annual financial results, with the balance of focus on personal accomplishments and DBO’s. Awards are not linear and not formulaic. Fairness and equity should be the benchmark rather than mechanical formulas. Awards should be based on what the individual has accomplished. A participant should not be rewarded for results that were due primarily to positive external factors, nor should a participant be significantly penalized for economic conditions that were uncontrollable and unavoidable.

Awards are based on a look back over the previous year’s results.

•	Were the business initiatives identified in the prior year implemented in a timely and competent manner?

•	Were there any unforeseen obstacles encountered and how well were these managed?

•	Were overall business results achieved in a collaborative and sustainable manner?

•	What was the degree of stretch in the business plan targets?

Changes to the design and format of this plan are made periodically as market conditions warrant and may occur during a plan year.

ESOP

Currently, the value of the ESOP as a retirement plan far exceeds that of most other retirement plans in existence. It is a long term plan that focuses employees on their contribution to value creation. For the Senior Executives participating in this plan, the portion of the ESOP that exceeds typical retirement plans is considered to be a form of long term compensation. This important component of compensation must be taken into consideration when determining the total rewards associated with a position.

ESOP Supplemental Executive Retirement Plan (SERP)

ESOP SERP A

IRS regulations limit qualified retirement plan contributions for highly compensated employees. This plan provides a “make whole” for qualified retirement benefits lost due to treasury limitations. There is an ESOP SERP A Plan and an ESOP SERP B Plan. Previous participation in the ESOP SERP A plan has been limited to the top leaders in each Business Unit. The ESOP award for each participant will be determined and any “lost benefit” not received from the ESOP due to maximum allocation limitations is calculated for each participant and placed in a phantom share account. The account can only be accessed after separation from service. If an individual is a participant in the ESOP SERP A they should also be a candidate for entry into the Deferred Compensation plan.

Contributions grow in value on the same basis as the qualified plan contributions. Timing and form of payment must be elected in advance. Changes to the design and format of this plan are made periodically as market conditions warrant.

ESOP SERP B

For the ESOP SERP B there is a review each year of potential new participants. The ESOP SERP B plan is not a phantom share account as is the ESOP SERP A plan but is instead a cash account. The cash account will be credited with an annual interest at the Executive Committee’s discretion. There is also a specific vesting requirement for the ESOP SERP B plan. The account can only be accessed after separation from service and upon attainment of 55 years of age and 10 years of service.

Long-Term Incentive Plan (LTIP)

Focus is on achievement of critical long-term financial goals, with particular emphasis on the creation of shareholder value. When reviewing business unit value we will look at value growth realized at the annual valuation, as well as dividends from the Business Units and cash invested in the Business Units. Not formulaic, to the extent possible performance and awards should be determined based on individual business unit results.

Participation is typically limited to the top operational leader in the business unit (President or CEO of a business unit).

Currently, LTIP targets are indexed to 125% of an individuals’ annual incentive target. Performance is measured over a three-year period and awards vest over the three-year period following the end of the performance period. 50% of the award vests in the year following the performance period and 25% vesting occurs in each of the following two years.

Changes to the design and format of this plan are made periodically in order to respond to changes in the operating environment.

Deferred Compensation Plan

This plan provides a limited number of executives an opportunity to defer any form of cash compensation (base salary, annual Incentive or L-TIP).

This core purpose of Deferred Compensation is to increase focus on value creation. Therefore, it is desirable to link the interest credit or growth factor of these deferrals to the value created at Midland National. This can be accomplished in a variety of ways such as stock price growth, Return on Investment (ROI), etc. Limitations on upside potential and downside risk are provided in the current plan.

Taxes are deferred until actual receipt of funds. Timing and form of payments must be elected in advance. Currently, both a lump sum and annual installment option are available. Changes to the design and format of this plan are made periodically as market conditions warrant.

Executive Perquisites

Automobile allowances and club memberships are provided where competitive market conditions warrant.

Other Compensation and Benefits

In addition to the compensation and benefits noted, we also offer our employees, including our Named Executive Officers (defined below), a benefits package that includes group health, dental and vision coverage, group life insurance, short and long-term disability coverage and various deferred compensation and retirement benefits.

The programs are reviewed annually to ensure that the benefits offered are beneficial to our employees, cost-effective and are competitive within our industry.

Tax-Qualified Retirement Plans

The following tax-qualified retirement plans are offered to eligible employees, including our Named Executive Officers:

Midland National’s 401(k) Plan

Midland National sponsors the 401(k) Plan, a tax-qualified plan for its eligible employees, including the Named Executive Officers. Eligible employees may contribute to the 401(k) Plan on a before tax or after tax Roth 401(k) basis (or any combination of the foregoing), up to a percentage of annual eligible compensation as defined in the plan. Before-tax and Roth 401(k) contributions are subject to contribution limits ($19,000 in 2019) and compensation limits ($280,000 in 2019) imposed by the Internal Revenue Code of 1986, as amended (the “Code”). There is no company match.

For 2019, our Named Executive Officers were:

•	Esfand Dinshaw, Chairman and Chief Executive Officer

•	Donald T. Lyons, President and Chief Financial Officer

•	Steve Palmitier, President and Chief Operating Officer MNL & NA

•	Rob TeKolste, President, SIAG

•	Bill Lowe, Chief Executive Officer and President, SIG & SFN

Sammons Enterprises, Inc. Employee Stock Ownership Plan (“ESOP”). The ESOP is a plan designed to allow employees of a Sammons Enterprises, Inc. (“Sammons”) company that has adopted the ESOP, to accumulate a retirement benefit based on the value of Sammons Stock while an individual is actively employed by a Sammons company. The ESOP enables employees to acquire a retirement benefit based on the value of Sammons Stock without cost to the employee. Employees can use this benefit to increase their income in their retirement years.

Summary Compensation Table

The following table is a summary of information regarding the total compensation paid to our Named Executive Officers for the periods indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Totals ($)
Esfandyar E. Dinshaw Chairman & CEO	2019	873,160	856,440					2,393,871	4,123,471
	2018	846,867	2,292,000					2,135,478	5,274,345
	2017	806,000	1,299,250					1,269,418	3,374,668
David C. Attaway Vice President, Chief Financial Officer & Treasurer	2019	293,334	133,757					16,694	443,785
	2018	173,333	93,240					9,598	276,171
	2017	0	0					0	0
Steven C. Palmitier President and Chief Operating Officer	2019	646,488	950,513					1,158,403	2,755,404
	2018	625,300	815,768					964,196	2,405,264
	2017	596,440	881,343					654,942	2,132,725
Robert R. TeKolste President—Sammons Institutional Annuity Group	2019	559,650	1,071,368					693,864	2,324,882
	2018	542,500	921,389					634,293	2,098,182
	2017	525,000	747,177					688,530	1,960,708
William L. Lowe President—Sammons Institutional Group	2019	552,923	1,190,358					70,184	1,813,465
	2018	525,798	766,182					66,504	1,358,484
	2017	497,550	546,343					65,341	1,109,234

Security Ownership of Certain Beneficial Owners and Management

SEI indirectly owns 100% of the voting securities of Midland National. SEI’s principal executive offices are located at 5949 Sherry Lane Dallas, Texas 75225. SEI is 100% owned by its Employee Stock Ownership Plan (ESOP).

Transactions with Related Persons Promoters and Certain Control Persons

The Company pays fees to SEI under management contracts that cover certain investment, accounting, employee benefit and management services. The Company was charged $34,493, $35,522 and $34,175 in 2019, 2018 and 2017, respectively, related to these contracts.

In 2013, the Company issued guaranteed investment contracts (“GICs”) to SEI for $102,000. In 2016, the Company issued additional GICs of $100,000. These contracts totaling $202,579 and $201,757 in 2019 and 2018, respectively, are included in liabilities for deposit type funds in the statements of admitted assets, liabilities and capital and surplus. These contracts pay between 1.3% and 2.7% interest and mature in equal monthly installments for an additional one-year period. Each contract may be renewed for an additional one-year period.

The Company pays investment management fees to an affiliate, Guggenheim Partners Investment Management Inc. (“GPIM”). SEI holds an indirect interest in Guggenheim. During 2019, 2018 and 2017, the Company incurred fees of $44,239, $42,095 and $39,481, respectively, for these investment management services. The fees are calculated based on the average fair value of invested assets under management multiplied by a contractual rate.

Guggenheim Commercial Real Estate Finance, LLC, (an indirect subsidiary of Guggenheim) provides commercial mortgage loan origination and servicing services for the Company. The Company incurred expense of $8,109, $8,036 and $8,171 in 2019, 2018 and 2017, respectively, for these commercial mortgage services. The fee is calculated monthly based on the outstanding principal balance of the commercial mortgage loans and real estate owned multiplied by a contractual rate.

At December 31, 2019, the Company holds an investment security issued by GPIM. The security is reported in bonds in the statements of admitted assets, liabilities, and capital and surplus at December 31, 2019 (3.50% interest, $52,972 par, $52,899 reported value, due 2023). At December 31, 2018, the security was reported in bonds in the statements of admitted assets, liabilities, and capital and surplus (3.50% interest, $53,569 par, $53,476 reported value, due 2023).

The Company holds $619,268 and $357,013 of investments in debt securities issued by affiliates which are reported in bonds in the statement of admitted assets, liabilities, and capital and surplus at December 31, 2019 and December 31, 2018, respectively. The Company also holds $573,383 and $515,841 of limited partnership interests in affiliates which are reported in other invested assets in the statement of admitted assets, liabilities, and capital and surplus at December 31, 2019 and 2018, respectively.

The Company provided certain investment, accounting, policy administration and management services to North American. The Company received reimbursements of $132,296, $134,271 and $115,044 in 2019, 2018 and 2017, respectively, for the costs incurred to render such services.

The Company provides certain insurance and noninsurance services to MNL Re. The Company received reimbursements of $100 in each of 2019, 2018 and 2017 for the costs incurred to render such services.

The Company provides certain insurance and noninsurance services to Solberg Re. The Company received reimbursements of $100 in each of 2019, 2018 and 2017 for the costs incurred to render such services.

The Company provides certain insurance and noninsurance services to Canal Re. The Company did not receive any reimbursements in 2019 for the costs incurred to render such services.

The Company provided certain investment, accounting, payroll administration and management series to SIG for which it was reimbursed $5,527, $6,676 and $5,421 in 2019, 2018 and 2017, respectively, for costs incurred to render such services.

The Company provided certain investment, accounting, payroll administration and management series to SFN for which it was reimbursed $22,304, $26,134 and $30,915 in 2019, 2018 and 2017, respectively, for costs incurred to render such services.

The Company issued surplus notes payable to SFG in 2013 for $142,000, in 2014 for $200,000 and in 2017 for $495,000. The interest rates on the surplus notes range from 6.0% to 7.5%. The surplus notes totaled $837,000 as of December 31, 2019 and 2018. The Company paid interest to SFG on these surplus notes in the amounts of $54,350, $54,350 and $31,197 in 2019, 2018 and 2017, respectively.

The Company is party to a reinsurance agreement with Guggenheim Life and Annuity Company (“GLAC”), an affiliate. This is an indemnity agreement and covers 100% of all policies issued from January 1, 2008 through September 30, 2009 of specific annuity plans. Reserve credits of $135,843 and $169,125, associated with this agreement are reported as a component of liabilities for future policy benefits as of December 31, 2019 and 2018, respectively. In addition, reserve credits of $1,252 and $1,569 associated with this agreement are reported as a component of policy and contract claims as of December 31, 2019 and 2018, respectively.

The Company is party to a coinsurance agreement with North American. In this indemnity agreement, the Company assumes 80% of all policies issued by North American on or after January 1, 2014 of specific annuity plans. The Company recognized $43,733, $104,501 and $263,111 at December 31, 2019, 2018 and 2017, respectively, of premium under this agreement in the statement of operations. The Company retrocedes 100% of this business to a third party reinsurer through a modified coinsurance agreement.

The Company has a coinsurance agreement with MNL Re, an affiliated limited purpose subsidiary life insurance company. The Company recognized reserve credits of $974,256 and $959,690 under this agreement on December 31, 2019 and 2018, respectively, which are reflected as a component of liabilities for future policy benefits. The Company recognized $540,386 and $453,800 at December 31, 2019 and 2018, respectively, of funds held under coinsurance under this agreement.

The Company has a coinsurance agreement with Solberg Re, an affiliated limited purpose subsidiary life insurance company. The Company received experience refunds related to this agreement of $12,105, $27,409 and $37,095 during the years ended December 31, 2019, 2018 and 2017, respectively. The Company recognized reserve credits of $535,803 and $518,863 under this agreement on December 31, 2019 and 2018, respectively, which are reflected as a component of liabilities for future policy benefits. The Company recognized $179,766 and $161,462 at December 31, 2019 and 2018, respectively, of funds held under coinsurance under this agreement which is reported as funds held under coinsurance.

The Company has a coinsurance agreement with Canal Re, an affiliated limited purpose subsidiary life insurance company. Canal Re was formed on September 30, 2019. The Company recognized reserve credits of $240,667 under this agreement on December 31, 2019, which are reflected as a component of liabilities for future policy benefits. The Company recognized $83,095 at December 31, 2019 of funds held under coinsurance under this agreement which is reported as funds held under coinsurance.

LEGAL MATTERS

Legal advice regarding certain matters relating to the federal securities laws applicable to the issue and sale of the Contracts has been provided by Eversheds Sutherland, Washington, D.C.

EXPERTS

The financial statements as of December 31, 2019 and December 31, 2018 and for each of the three years in the period ended December 31, 2019 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

FINANCIAL INFORMATION

As an insurance company, we are required by state insurance regulation to hold a specified amount of reserves in order to meet the contractual obligations to our contract holders. Our reserves may be held in our general account, or with respect to certain products in our separate accounts. We monitor our reserves so that we hold sufficient amounts to cover actual or expected contract and claims payments. It is important to note, however, that there is no guarantee that we will always be able to meet our claims-paying obligations, and that there are risks to purchasing any insurance product or contract.

State insurance regulators also require insurance companies to maintain a minimum amount of capital, which acts as a cushion in the event that the insurer suffers a financial impairment, based on the inherent risks in the insurer’s operations. These risks include those associated with losses that we may incur as the result of defaults on the payment of interest or principal on our general account and separate accounts’ assets, as well as the loss in market value of those investments. We may also experience liquidity risk if our general account assets cannot be readily converted into cash to meet obligations to our contract holders or to provide collateral necessary to finance our business operations.

We strive to maintain a solid risk-adjusted capitalization for our current business strategy and related investment risks. Our capital position is supported by our operations and our fixed-income investment portfolio. In addition, we are subject to state insurance regulations based on the risk-based capital (“RBC”) requirements of the National Association of Insurance Commissioners (“NAIC”) and report our RBC based on a formula calculated by applying factors to various asset, premium and statutory reserve items, as well as taking into account our risk characteristics. We currently target a minimum RBC ratio (company action level) of 400%.

Selected Financial Data

	Year Ended December 31,
	2019	2018	2017	2016	2015
	(dollars in thousands)
Statement of Operations Data:
Premium considerations:
Life	$834,451	$1,154,707	$1,422,912	$1,203,090	$1,099,657
Annuity	2,421,597	2,526,365	2,620,471	3,751,312	3,164,404

Total premium considerations	3,256,048	3,681,072	4,043,383	4,954,402	4,264,061
Net investment income and other revenues	2,262,883	2,350,711	3,096,197	3,677,128	2,295,484

Total revenues	5,518,931	6,031,783	7,139,580	8,631,530	6,559,545

Total benefits and expenses	5,042,205	5,522,022	6,438,281	7,912,080	6,041,202

Net gain from operations before federal income taxes and before realized capital gains or (losses)	476,726	509,761	701,299	719,450	518,343
Net income	$371,200	$401,605	$545,794	$546,417	$271,349

	As of December 31,
	2019	2018	2017	2016	2015
	(dollars in thousands)
Balance Sheet Data:
Cash and invested assets	$53,060,013	$51,705,164	$50,942,825	$46,055,443	$40,052,728
Total admitted assets	60,416,251	57,914,703	56,495,203	51,098,306	44,729,309
Aggregate reserves for life and annuity contracts	38,935,399	37,541,225	35,492,546	32,010,416	27,449,209
Other liabilities	17,628,421	16,802,270	17,588,595	15,988,766	14,423,109
Total liabilities	56,563,820	54,343,495	53,081,141	47,999,182	41,872,318
Total capital and surplus	3,852,431	3,571,208	3,414,062	3,099,124	2,856,991

Management’s Discussion and Analysis of Financial Conditions and Results of Operation

The following discussion provides an assessment of the statutory basis financial position and results of operations of Midland National. Statutory accounting practices (“SAP”) financial information is prepared and presented in accordance with accounting practices prescribed or permitted by the NAIC and the Iowa Insurance Division. Certain differences exist between SAP and GAAP. See Note 1 of Midland National’s statutory basis audited financial statements, which are included elsewhere in this document, for a detail discussion of these differences.

Overview

Midland National is a life insurance company domiciled in the state of Iowa. The Company offers a variety of financial and retirement products through multiple distribution channels. Its insurance products include life insurance, including bank and credit union-owned life insurance, annuities and variable life insurance.

Our primary sources of earnings are (i) the spread that we earn on our investments (i.e., net investment income less cost of money, which includes interest credited to contract holder accounts and costs of hedging) and (ii) mortality gains (i.e., premiums and other revenues offset by life death benefits and increases in reserves), offset by general and administrative expenses.

Analysis of Results of Operations – Years Ended December 31, 2019 and 2018

The following table presents the statutory results of operations for the periods indicated:

	Years Ended December 31,		% Change
	2019	2018
	(dollars in thousands)
Revenues:
Life premium	$834,451	$1,154,707	-28%
Annuity considerations	2,421,597	2,526,365	-4%
Net investment income	2,353,707	2,252,880	4%
Other income	(90,824)	97,831	-193%

Total Revenues	5,518,931	6,031,783	-9%

Benefits and Expenses:
Policyholder benefits	2,981,481	2,735,271	9%
Change in policyholder reserves	1,394,173	2,048,680	-32%
Operating costs and other items	596,035	642,919	-7%
Net transfers to (from) separate accounts	70,516	95,152	-26%

Total Benefits and Expenses	5,042,205	5,522,022	-9%

Operating results before Federal income taxes and realized capital gains (losses)	476,726	509,761	-6%
Federal income taxes	70,237	25,179	179%

Operating results before realized gains (losses)	406,489	484,582	-16%
Realized gains (losses) net of Federal income taxes	(35,289)	(82,977)	—

Net income	$371,200	$401,605	-8%

Operating results before Federal income taxes and realized capital gains (losses) decreased by 6% for the twelve months ended December 31, 2019 compared to the twelve-month period ended December 31, 2018. This decrease is primarily attributable to increases in certain statutory excess reserves during the 2019 period offset, in part, by increased earnings generated from the growth in inforce business in 2019.

Operating results before realized gains and losses decreased 16% in 2019 compared to 2018. This decrease is larger than the decrease in operating earnings before income taxes primarily due to lower Federal income taxes in 2018 compared to 2019.    Midland National incurred realized losses on fixed maturity securities in 2018 as it sold lower yielding securities and purchased higher yielding securities as interest rates increased in 2018. These losses in 2018 were the result of increasing interest rates and not due to credit deterioration in the portfolio. These losses qualify as capital losses for Federal income tax purposes and Midland National had the ability to carry these losses back to offset prior years’ capital gains and receive a benefit equal to the 35% effective rate in those carryback years. The incremental benefit of the difference between the prior effective tax rate of 35% and the current effective tax rate of 21% is recognized as a reduction in the current year tax provision applicable to operations. The recognition of the 14% differential as a component of Federal income taxes applicable to operations significantly reduced the 2018 effective tax rate applicable to operations. There was no similar Federal income tax item in the 2019 tax provision.

Revenues

Total revenues decreased 9% in the twelve months ended December 31, 2019 compared to the twelve months ended December 31, 2018. Following is a discussion of the primary contributors to this decrease.

Life insurance premiums decreased 28%. Excluding an initial ceded premium of $241.9 million paid to Canal Re on September 20, 2019, life insurance premiums decreased 9%. Midland National took steps to limit the amount of additional premium above target premium that could be deposited on certain universal life products. The reduction in premium due to additional premium above target premium has a direct offset in change in policyholder reserves. First year target premium written in 2019 was lower than the comparable 2018 period. Target premium for indexed universal life insurance decreased in 2019 compared to 2018, which decrease was partially offset by increased term premiums. Annuity considerations decreased 4% in 2019 compared to 2018. This decrease was the result of increased competition in the marketplace. The lower production is directly offset by a lower change in policyholder reserves.

Net investment income increased 4% in the 2019 period compared to 2018. The following table provides a summary of the components of net investment income:

	Years Ended December 31,		% Change
	2019	2018
	(dollars in thousands)
Net Investment Income:
Bonds	$2,080,762	$2,090,330	0%
Preferred stocks	13,650	16,168	-16%
Common stocks	7,813	6,126	28%
Mortgage loans	215,349	208,887	3%
Real estate	1,992	2,737	-27%
Policy loans	22,797	23,371	-2%
Cash and short-term investments	15,115	11,415	32%
Derivative instruments	170,565	46,616	266%
Other invested assets	118,396	120,039	-1%
Other investment income	2,105	4,913	-57%

Total gross investment income	2,648,544	2,530,602	5%
Less: investment expenses	294,837	277,722	6%

Net investment income	$2,353,707	$2,252,880	4%

The increase in 2019 is primarily attributable to an increase in income from derivative instruments. Derivative instruments primarily consist of derivatives purchased to economically hedge our exposure to fixed indexed annuity and universal life insurance policyholder obligations. Midland National recognizes index options and futures payouts as investment income. This income is offset by a corresponding increase in policyholder reserves. Index option and futures payouts increased in 2019 compared to 2018 due to the increase in equity market indices in 2019. Lower index option and futures payouts in the latter half of 2018 were due to the significant decrease in the equity market indices during that period. Excluding derivative instruments, net investment income decreased 1% in 2019 compared to 2018. The decrease in net investment income, excluding derivative instruments, is attributable to decreased earned yields on bonds and preferred stocks as general market interest rates decreased during 2019 partially offset by increased earnings from higher levels of bonds and commercial mortgage loans. In addition, the impact from the Company’s allocation of assets to its company owned life insurance at the end of 2018 decreased income from its bond portfolio and increased other income.

The decrease in other income is attributable to a reduction in experience refunds received from an affiliated limited purpose captive subsidiary ($12.1 million in 2019 compared to $27.4 million in 2018) and a significant decrease in net reserve adjustments on reinsurance ceded (reduction of other income of $102.7 million in 2019 compared an increase in other income of $159.4 million in 2018). The reserve adjustments on reinsurance ceded relate to a large modified coinsurance agreement with an unaffiliated party and the decrease in other income related to this item is offset by a corresponding decrease in policy reserves. These decreases were partially offset by an increase in earnings from MNL’s company owned life insurance (income of $28.2 million in 2019 compared to a loss of $11.3 million in 2018) and increased amortization of the interest maintenance reserve (income of $28.7 million in 2019 compared to income of $19.5 million in 2018).

Benefits and Expenses

Policyholder benefits increased 9% in 2019 compared to 2018. This increase was primarily attributable to a 11% increase in life and annuity surrender benefits and a 3% increase in life and annuity death benefits. The annuity benefits are offset by a corresponding decrease in policyholder reserves. The life death benefits result in an impact to operating earnings by the amount of benefit paid above the amount of policyholder reserve released, net of reinsurance.

Change in policyholder reserves decreased 32% in 2019 compared to 2018. This is the result of lower life and annuity considerations received and significant decrease in reserves applicable to index credits applied to policyholder values offset, in part, by higher excess reserve increases on certain life insurance business.

Operating costs and other items decreased 7% in 2019 compared to 2018. This decrease is the net of a decrease in general operating expenses and a decrease in commission expenses during 2019. Commissions have decreased as a result of our lower life and annuity premium considerations.

Net transfers to (from) separate accounts decreased 26% in 2019 compared to 2018. Transfers to (from) separate accounts consist of the net transfer of premiums and benefits related to our variable life, variable annuity and bank owned life insurance. This transfer has no impact on the Company’s operations as the transferred premiums and benefits are reported elsewhere in the statement of operations. The net transfer decreased in 2019 due to the reductions in variable annuity premiums received.

Federal Income Taxes

The effective Federal income tax rate applicable to operations in 2019 was 15% compared to 5% in 2018. The increase in the effective tax rate is primarily attributable to Midland National’s realized capital losses in 2018 that were carried back to previous periods resulting in a recognized tax benefit of 35%, which rate was effective in the carryback periods. The differential in the rates of 35% and 21% was recognized as a benefit in the 2018 tax provision applicable to operations. The effective Federal income tax rate in 2019 aligns with Company expectations on a going forward basis. The expected effective Federal income tax rate is lower than the statutory rate of 21% due to tax credits from qualified tax credit bonds held by the Company and other tax exempt bond income.

Realized Gains (Losses) Net of Federal Income Taxes

Realized losses in 2019 were $35.3 million compared to losses of $83.0 million in 2018. For statutory reporting purposes, realized gains (losses) reported on the statement of operations are net of gains and losses transferred to the Interest Maintenance Reserve (“IMR”). Amounts transferred to IMR, which is a liability reported in the statement of financial position, are gains and losses resulting from changes in interest rates and are amortized into operations over the estimated remaining lives of the securities sold. Gains and losses reported in the statement of operations are credit and non-interest related. The losses reported in 2019 were primarily related to other than temporary impairments recognized on several oil and gas exploration and production securities, an impairment on a private debt fund security and additional impairments on real estate owned. The losses reported in 2018 are primarily attributable to a loss of $71 million on the liquidation of a service company subsidiary. This loss was offset by the release of a corresponding unrealized loss directly in surplus. The balance of the losses in 2018 were primarily applicable to an impairment on real estate owned.

Analysis of Results of Operations – Years Ended December 31, 2018 and 2017

The following table presents the statutory results of operations for the periods indicated:

	Years Ended December 31,		% Change
	2018	2017
	(dollars in thousands)
Revenues:
Life premium	$1,154,707	$1,422,912	-19%
Annuity considerations	2,526,365	2,620,471	-4%
Net investment income	2,252,880	3,082,078	-27%
Other income	97,831	14,119	593%

Total Revenues	6,031,783	7,139,580	-16%

Benefits and Expenses:
Policyholder benefits	2,735,271	2,436,457	12%
Change in policyholder reserves	2,048,680	3,192,060	-36%
Operating costs and other items	642,919	650,974	-1%
Net transfers to (from) separate accounts	95,152	158,790	-40%

Total Benefits and Expenses	5,522,022	6,438,281	-14%

Operating results before Federal income taxes and realized capital gains (losses)	509,761	701,299	-27%
Federal income taxes	25,179	205,862	-88%

Operating results before realized gains (losses)	484,582	495,437	-2%
Realized gains (losses) net of Federal income taxes	(82,977)	50,357	—

Net income	$401,605	$545,794	-26%

Operating results before federal income taxes and realized capital gains (losses) decreased by 27% for the twelve months ended December 31, 2018 compared to the twelve-month period ended December 31, 2017. This decrease is attributable to the decline in distributions of accumulated earnings on limited partnerships in 2017 compared to 2018, which were offset by change in unrealized gains(losses) reported as a change in capital and surplus. Also impacting the reduction in earnings was the recognition of excess reserve increases on certain life insurance business. Prior to 2018 this business was ceded to an outside third party.

Operating results before realized gains and losses decreased 2% in 2018 compared to 2017. This decrease is much smaller than the decrease in pre-tax operating earnings due to a lower effective tax rate applicable to operations.    Midland National incurred realized losses on fixed maturity securities in 2018 as it sold lower yielding securities and purchased higher yielding securities as interest rates increased in 2018. These losses in 2018 were the result of increasing interest rates and not due to credit deterioration in the portfolio. These losses qualify as capital losses for Federal income tax purposes and Midland National had the ability to carry these losses back to offset prior years’ capital gains and receive a benefit equal to the 35% effective rate in those carryback years. The incremental benefit of the difference between the prior effective tax rate of 35% and the current effective tax rate of 21% is recognized as a reduction in the current year tax provision applicable to operations. This, along with the reduction in the Federal income tax rate to 21%, decreased the Company’s effective tax rate applicable to operations in 2018 compared to 2017.

Revenues

Total revenues decreased 16% in the twelve months ended December 31, 2018 compared to the twelve months ended December 31, 2017. Following is a discussion of the primary contributors to this decrease.

Life insurance premiums decreased 19%. Midland National took steps to limit the amount of additional premium above target premium that could be deposited on certain universal life products. First year target premium written in 2018 was comparable to the 2017 period. The decrease is attributable to a reduction in premium deposits above target. This reduction in premium has a direct offset in change in policyholder reserves.

Annuity considerations decreased 4% in 2018 compared to 2017. This decrease was the result of increased competition in the marketplace. The lower production is directly offset by a lower change in policyholder reserves.

Net investment income decreased 27% in the 2018 period compared to 2017. The following table provides a summary of the components of net investment income:

	Years Ended December 31,		% Change
	2018	2017
	(dollars in thousands)
Net Investment Income:
Bonds	$2,090,330	$1,972,951	6%
Preferred stocks	16,168	17,353	-7%
Common stocks	6,126	3,181	93%
Mortgage loans	208,887	211,907	-1%
Real estate	2,737	4,170	-34%
Policy loans	23,371	22,238	5%
Cash and short-term investments	11,415	9,872	16%
Derivative instruments	46,616	828,024	-94%
Other invested assets	120,039	198,879	-40%
Other investment income	4,913	2,812	75%

Total gross investment income	2,530,602	3,271,387	-23%
Less: investment expenses	277,722	189,309	47%

Net investment income	$2,252,880	$3,082,078	-27%

The primary reason for the decrease in 2018 is attributable to a decrease in income from derivative instruments. Derivative instruments primarily consist of derivatives purchased to economically hedge our exposure to fixed indexed annuity and universal life insurance policyholder obligations. Midland National recognizes index options and futures payouts as investment income. This income is offset by a corresponding increase in policyholder reserves. Index option and futures payouts were much lower in 2018 compared to 2017 due to the decrease in equity market indices in the latter half of 2018. Excluding derivative instruments, net investment income decreased 2% in 2018 compared to 2017. The decrease in net investment income, excluding derivative instruments, is attributable to a decrease in distributions from limited partnerships, an increase in interest expense related to outstanding surplus notes and an increase in interest expense from security lending activity as short term interest rates increased during 2018 offset, in part, by increased earnings from bonds due to the growth in assets.

The increase in other income is primarily attributable to a reduction in investment income ceded applicable to funds withheld reinsurance due to a significant decrease in income from derivatives applicable to the ceded business. This reduction, which has the impact of increasing other income, is directly offset by the decreased investment income from derivative instruments previously discussed. This increase in other income was offset, in part, by reduced experience refunds received from an affiliated limited purpose captive subsidiary ($27.4 million in 2018 compared to $37.1 million in 2017) and other income is lower due to costs related to a company owned life insurance program launched in late 2018, which resulted in reducing other income by $11.3 million in 2018.

Benefits and Expenses

Policyholder benefits increased 12% in 2018 compared to 2017. This increase was primarily attributable to a 13% increase in life and annuity surrender benefits and a 10% increase in life and annuity death benefits. The annuity benefits are offset by a corresponding decrease in policyholder reserves. The life death benefits result in an impact to operating earnings by the amount of benefit paid above the amount of policyholder reserve released, net of reinsurance.

The change in policyholder reserves was 36% lower in 2018 compared to 2017. This is the result of lower annuity considerations received, higher policyholder benefits paid, lower index credits applied to policyholder account balances (which amount is offset by lower investment income from derivative instruments previously discussed) offset, in part, by higher excess reserve increases on certain life insurance business.

Operating costs and other items decreased 1% in 2018 compared to 2017. This decrease is primarily due to an increase in general operating expenses of 11% offset by a decrease in commission expenses of 8%. The general operating expenses have increased due to increased costs incurred related to technology investments in our businesses. The commissions have decreased as a result of our lower life and annuity premiums.

Net transfers to (from) separate accounts decreased 40% in 2018 compared to 2017. Transfers to (from) separate accounts consist of the net transfer of premiums and benefits related to our variable life, variable annuity and bank owned life insurance. This transfer has no impact on the Company’s operations as the transferred premiums and benefits are reported elsewhere in the statement of operations. The net transfer decreased in 2018 due to the reductions in premiums received on the separate account business, principally the bank owned life insurance.

Federal Income Taxes

The effective Federal income tax rate applicable to operations in 2018 was 5% compared to 29% in 2017. The decrease in the effective tax rate is primarily attributable to 1) the decrease in the statutory corporate tax rate from 35% in 2017 to 21% in 2018, and 2) as previously discussed, Midland National incurred realized capital losses that were carried back to previous periods and recognized a tax benefit of 35%, which rate was effective in the carryback periods. The differential in the rates of 35% and 21% is recognized as a benefit in the 2018 tax provision applicable to operations.

Realized Gains (Losses) Net of Federal Income Taxes

Realized losses in 2018 were $83.0 million compared to realized gains of $50.4 million in 2017. For statutory reporting purposes, realized gains (losses) reported on the statement of operations are net of gains and losses transferred to the Interest Maintenance Reserve (“IMR”). Amounts transferred to IMR, which is a liability reported in the statement of financial position, are gains and losses resulting from changes in interest rates and are amortized into operations over the estimated remaining lives of the securities sold. Gains and losses reported in the statement of operations are credit and non-interest related. The losses reported in 2018 are primarily attributable to a loss of $71 million on the liquidation of a service company subsidiary. This loss was offset by the release of a corresponding unrealized loss directly in surplus. The balance of the losses in 2018 were primarily applicable to an impairment on real estate owned. The realized gains reported in 2017 substantially consist of tax benefits realized on previously impaired securities that were sold or deemed worthless for tax purposes in 2017. For statutory financial reporting purposes, the tax benefits on impaired securities are not reported in the statement of operations until the securities are ultimately sold or deemed worthless.

Liquidity and Capital Resources

Liquidity

Cash inflows consist primarily of premiums and deposits on insurance and annuity products, investment income and proceeds from sales or maturities of investments. Cash outflows consist primarily of benefits to policyholders and beneficiaries, payments for policy and contract surrenders, dividends to Sammons Financial Group, payments for investments acquired, operating expenses and taxes.

Midland National structures its investment portfolio to provide liquidity for timely payment of policy benefits, operational expenses and other obligations such as dividends. Midland National’s cash and short-term invested assets were $494.4 million and $673.3 million at December 31, 2019 and December 31, 2018, respectively.

Net cash provided by operating activities was $1,689.5 million and $2,234.7 million for the years ended December 31, 2019 and December 31, 2018, respectively. Net cash flow from operating activities primarily consists of net investment income and premium receipts from insurance contracts less benefit payments, operating expenses and income taxes. The reduction in cash provided by operating activities in 2019 is primarily due to lower premiums collected during 2019 compared to 2018 and an increase in benefit and surrender payments due to the aging of the Company’s inforce blocks of business.

Cash flow (used by) or from financing activities was ($572.1) million and ($984.0) million for the years ended December 31, 2019 and 2018, respectively. The use of cash in 2019 and 2018 was primarily related to the initial purchase of company owned life insurance of $521.5 million in 2019 and $488.7 million in 2018. During 2019, there was an increase in collateral liability of $253.5 million in 2019, which partially offset the use of cash related to the 2019 purchase of company owned life insurance. During 2018, there was a decrease of $322.0 in collateral liability associated with collateral posted by index option counterparties. The posted collateral decreased significantly due to the reduction in equity indices during the latter part of 2018. The opposite occurred in 2019 as equity markets improved.

Midland National is a member of the FHLB of Des Moines. The FHLB membership provides the Company a borrowing facility with access to low cost funding. As members of the FHLB, Midland National is required to purchase and hold the FHLB common stock. In addition, Midland National is required to purchase activity common stock equal to 4.0% of outstanding borrowings. As of December 31, 2019, Midland National owned a total of $100.9 million of membership and activity common stock of the FHLB.

The Company utilizes the FHLB borrowing ability as a source of funding to complement its security lending program. The Company had total outstanding borrowings from the FHLB of $2.3 billion at December 31, 2019 and December 31, 2018. These borrowings are fully secured by assets pledged as collateral to the FHLB. The total borrowing capacity available to the Company is dependent on the type and amount of assets eligible to be pledged as collateral. The Company believes it has sufficient assets available to be pledged as collateral to meet any unexpected liquidity need in the foreseeable future.

The Company utilizes a security lending program (primarily repurchase agreements) to enhance investment income. This program could be used as a source of short-term funds if the need arose. As of December 31, 2019 and December 31, 2018, the Company had outstanding repurchase agreements of $3.9 billion. The repurchase agreements involve the sale of securities and an agreement to repurchase the same securities at a later date at an agreed-upon price. Our policy requires that, at all times during the term of the repurchase agreements, cash or other types of collateral provided is sufficient to allow the counterparty to fund substantially all of the cost of purchasing replacement assets. The cash proceeds received under these repurchase agreements are typically invested in fixed income securities. The Company accounts for these transactions as secured borrowings, where the amount borrowed is tied to the fair value of the underlying collateral securities. The collateral for these agreements is reported in bonds in the balance sheet of the Company. Iowa, the state of domicile for the Company, limits the amount of securities lending to 10% of policyholder legal reserves. As of December 31, 2019, Midland National’s securities lending was 9.25% of policyholder legal reserves.

At December 31, 2019 Midland National had outstanding capital commitments to limited partnerships of $374.5 million.

Insurance Policyholder Liabilities

Liquidity needs vary by product. Factors that affect each product’s need for liquidity include interest rate levels, contract size, competitive products, termination or surrender charges, market value adjustments, federal income taxes, benefit levels and level of underwriting risk. To help assure that obligations will be met when they fall due, the Company uses asset/liability cash flow management techniques that take into consideration current and total investment return requirements, asset and liability durations, risk tolerance, and cash flow requirements. The Company closely monitors the general account to assess asset/liability matching and to modify investment strategies and rebalance investment portfolio durations as necessary. The fair values for liabilities under all insurance contracts are taken into consideration in the overall management of interest rate risk.

The Company’s product features enhance its liquidity position. Virtually all individual deferred annuity products and universal life products contain surrender charges for varying durations, reducing the risk that customers will seek withdrawals during the period surrender charges are in place. Surrender charges allow the Company to better plan the maturities of its invested assets by reducing the risk that future cash outflows will exceed anticipated levels. Also, 67% of the Company’s in-force annuity products (measured by reserves) at December 31, 2019 had a market value adjustment (“MVA”) that protects the Company when surrenders occur as a result of changes in market interest rates.

The following table provides a summary of statutory annuity reserves by withdrawal characteristics:(1)

	December 31, 2019:
(dollars in millions)	Annuity Reserve Amount	Percent of Total
Subject to discretionary withdrawal:
With fair value adjustment	$21,698.8	64%
At fair value	1,758.6	5%
At book value less surrender charge of 5% or more	365.9	1%

Total with adjustment or fair value	23,823.3	70%
At book value without adjustment	9,648.4	28%
Not subject to discretionary withdrawal	570.8	2%

Total	34,042.5	100%
Reinsurance ceded	(3,639.6)

Total net of reinsurance	$30,402.9

(1)

Annuity contract reserves and deposit fund liabilities are monetary amounts that an insurer must have available to provide for future obligations with respect to annuities and deposit funds. These are liabilities on the balance sheets of financial statements prepared in conformity with statutory accounting practices. These amounts are at least equal to the value to be withdrawn by policyholders.

As indicated in the table above, 2% of policyholder funds at December 31, 2019 were not subject to discretionary withdrawal and another 70% were subject to adjustments and charges that are designed to protect the Company from early withdrawals in the event that they occur. We believe that this structure provides the Company with a relatively stable block of deposit liabilities which helps reduce the risk of unexpected cash withdrawals and the adverse financial effects cash withdrawals could cause.

Certain of our life and annuity products include guaranteed benefits, including guaranteed minimum death benefits, guaranteed minimum withdrawal benefits, guaranteed minimum accumulation benefits, and guaranteed minimum income benefits. These guarantees are designed to protect contract holders against significant downturns in securities markets and interest rates. Any such periods of significant and sustained downturns in securities markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of our liabilities associated with those products. An increase in these liabilities would result in a decrease in our net income.

Although cash flow testing includes many different scenarios, cash flow requirements are inherently unpredictable, as they are affected by external factors, such as changes in interest rates.

There can be no assurance that future experience regarding benefits and surrenders will be similar to historic experience because withdrawal and surrender levels are influenced by factors such as the interest rate environment and the Company’s claims-paying and financial strength ratings.

Capital Resources

As of December 31, 2019 and 2018, Midland National’s total adjusted capital (“TAC”), as defined by the NAIC, was $4,349.5 million and $4,018.9 million, respectively. The TAC is used to calculate the Company’s risk based capital (“RBC”) at the end of each reporting period. As of December 31, 2019 and 2018, Midland National’s authorized control level RBC was 931% and 983%, respectively. Midland National’s TAC is well in excess of all RBC standards as of both indicated reporting dates. In addition, Midland National monitors its capital levels as determined by each of its rating agencies (AM Best, Standard & Poor’s and Fitch). As of December 31, 2019 and 2018 Midland National’s capital exceeds the amount necessary to maintain its current ratings.

The following table summarizes the components of MNL’s TAC:

	December 31,
(dollars in thousands)	2019	2018
Capital and surplus	$3,852,431	$3,571,208
Asset valuation reserve	496,408	446,901
Subsidiaries’ asset valuation reserve	617	748

Total Adjusted Capital	$4,349,456	$4,018,857

The Company is wholly owned by SFG and its ability to pay dividends is limited by the laws of the state of Iowa, its state of domicile. Without prior approval of the commissioner of the Iowa Insurance Division, MNL is limited to pay ordinary dividends to SFG of $406.5 million in 2020. MNL paid dividends to SFG of $222.3 million in 2019, $232.4 million in 2018 and $387.1 million in 2017. The 2017 dividend included $200.0 million utilized by SFG to purchase a surplus note from MNL. The result of this activity is a reclassification of unassigned surplus to surplus notes. There was no net impact on total capital and surplus.

Midland National has three wholly owned limited purpose captive subsidiaries domiciled in the state of Iowa. The purpose of these captive subsidiaries is to provide statutory relief for redundant statutory required reserves on certain life insurance policies. The statutory relief is in the form of admissibility of qualifying regulatory defined other security assets. The following describes the arrangements applicable to each wholly owned limited purpose captive subsidiary.

Solberg Reinsurance Company (“Solberg Re”), a wholly owned limited purpose subsidiary domiciled in the state of Iowa, secured a contingent note guarantee from an unrelated third party insurance company. The contingent note guarantee supports redundant statutory required reserves on certain term life insurance policies assumed from Midland National and North American Company for Life and Health Insurance (“North American”), an affiliate of Midland National. The contingent note guarantee has a term of 18 years and has a maximum issuance amount of $726 million. The contingent note guarantee can be drawn upon when actual policy benefits applicable to the specific life insurance term policies exceed specified thresholds. Solberg Re does not anticipate drawing funds against the contingent note guarantee. The amount of the contingent note guarantee is reported as an admitted asset by Solberg Re.

MNL Reinsurance Company (“MNL Re”), another wholly owned limited purpose subsidiary domiciled in the state of Iowa, secured a contingent note guarantee by an unrelated third party for specific risks on certain permanent life insurance policies assumed by MNL Re from Midland National and North American. The contingent note guarantee has a term of 18 years and an aggregate maximum amount of $1,432 million. The contingent note can be drawn upon when actual policy benefits applicable to the specific permanent life insurance policies exceed certain thresholds. MNL Re does not anticipate drawing funds against the contingent note. The amount of the contingent note guarantee is reported as an admitted asset by MNL Re.

Canal Reinsurance Company (“Canal Re”), a wholly owned limited purpose subsidiary domiciled in the state of Iowa, was launched on September 30, 2019 at which time it secured a contingent note guarantee from an unrelated third party insurance company. The contingent note guarantee supports redundant statutory required reserves on certain term life insurance policies assumed from Midland National and North American. The contingent note guarantee has a term of 18 years and has a maximum issuance amount of $411 million. The contingent note guarantee can be drawn upon when actual policy benefits applicable to the specific life insurance term policies exceed specified thresholds. Canal Re does not anticipate drawing funds against the contingent note guarantee. The amount of the contingent note guarantee is reported as an admitted asset by Canal Re.

Midland National’s parent, SFG, has issued senior notes in 2013 and 2017. The proceeds from these notes were used to purchase surplus notes from SFG’s insurance subsidiaries to support business growth. Midland National received $142 million in 2013 and $295 million in 2017 as capital contributions from these senior note offerings to support its business growth. SFG has the ability to issue additional debt in order to support future business growth of Midland National and other insurance subsidiaries. SEI also has access a bank line of credit and other sources of capital that can be contributed to SFG and its insurance subsidiaries to support business growth.

Investments

Midland National had total cash and invested assets of $53,060.0 million and $51,705.2 million at December 31, 2019 and 2018, respectively, as illustrated below:

	December 31, 2019		December 31, 2018
(dollars in thousands)	Admitted Value	% of Total Admitted Value	Admitted Value	% of Total Admitted Value
Cash and invested assets
Bonds	$44,434,060	83.7%	$43,410,083	83.9%
Stocks
Preferred	261,244	0.5%	263,454	0.5%
Common- subsidiaries	348,159	0.7%	193,039	0.4%
Common- other	266,377	0.5%	184,384	0.4%
Mortgage loans	4,538,436	8.6%	4,523,275	8.7%
Real estate	38,774	0.1%	33,874	0.1%
Policy loans	395,058	0.7%	374,944	0.7%
Cash, cash equivalents and short-term investments	494,409	0.9%	673,346	1.3%
Receivable for securities	4,835	0.0%	1,960	0.0%
Derivative securities	321,814	0.6%	297,198	0.6%
Other invested assets	1,956,847	3.7%	1,749,607	3.4%

Total cash and invested assets	$53,060,013	100.0%	$51,705,164	100.0%

All investments held by the Company are monitored for conformity with the qualitative and quantitative limits prescribed by the Iowa insurance laws and regulations. In addition, the Company’s Board of Directors periodically reviews the investment portfolio, including its credit quality and performance. The Company’s investment strategy is to maintain a predominantly investment-grade, fixed maturity portfolio to provide adequate liquidity for projected insurance and reinsurance obligations, and to generate income while prudently managing the portfolio’s risk.

Bonds

The following table summarizes the admitted values and estimated fair values of the Company’s bond portfolio for the years ended December 31, 2019 and 2018:

	At December 31, 2019			At December 31, 2018
(dollars in thousands)	Estimated Fair Value	Admitted Value	% of Total Admitted Value	Estimated Fair Value	Admitted Value	% of Total Admitted Value
Bonds
U.S. government	$4,215,110	$3,897,795	8.8%	$4,279,833	$4,216,674	9.7%
All other government	130,336	118,217	0.3%	178,688	173,340	0.4%
U.S. special revenue & special assessment obligations, non-guaranteed	13,986,819	12,666,754	28.5%	11,205,799	10,695,641	24.6%
Industrial and miscellaneous	28,107,007	26,641,842	60.0%	27,513,345	27,552,407	63.6%
Bank Loans	437,992	437,285	1.0%	361,090	361,532	0.8%
Parent, subsidiaries and affliates	673,577	672,167	1.5%	411,999	410,489	0.9%

Total bonds	$47,550,841	$44,434,060	100.0%	$43,950,754	$43,410,083	100.0%

Preferred stock	$287,527	$261,244	100.0%	$265,117	$263,454	100.0%

Common stock
Parent, subsidiaries and affliates	$348,159	$348,159	56.7%	$193,040	$193,040	51.1%
Other	266,377	266,377	43.3%	184,384	184,384	48.9%

Total common stock	$614,536	$614,536	100.0%	$377,424	$377,424	100.0%

The Company’s rating designations are based on ratings from nationally recognized rating organizations, primarily those assigned by S&P, Moody’s Investor Service, Inc. (“Moody’s”) and Fitch. The Company’s bond portfolio consisted of 96.4% and 95.9% of investment grade securities at December 31, 2019 and 2018, respectively. The NAIC Securities Valuation Office (“SVO”) is responsible for the day-to-day credit quality assessment and valuation of securities owned by state-regulated insurance companies. Comparisons between the NAIC ratings and rating agency designations are published by the NAIC. The NAIC assigns securities quality ratings and uniform valuations, which are used by insurers when preparing their annual statements to their state insurance regulators. The NAIC ratings are similar to the rating agency designations of the Nationally Recognized Statistical Rating Organizations (“NRSRO”) for marketable bonds. NAIC ratings 1 and 2 include bonds generally considered investment grade (rated Baa3 or higher by Moody’s, or BBB- or higher by S&P and Fitch), by such ratings organizations. NAIC ratings 3 through 6 include bonds generally considered below investment grade (rated Ba1 or lower by Moody’s, or rated BB+ or lower by S&P and Fitch). Typically, if a security has been rated by an NRSRO, the SVO utilizes that rating and assigns an NAIC designation based on the following system:

NAIC Rating	NRSRO Equivalent
1	Aaa/Aa/A
2	Baa
3	Ba
4	B
5	Caa and Lower
6	In or near default

The following table summarizes Midland National’s bond portfolio by NAIC ratings:

(dollars in thousands)
	At December 31, 2019		At December 31, 2018
NAIC Designation	Admitted Value	% of Total	Admitted Value	% of Total
1	$33,718,813	75.9%	$32,367,971	74.6%
2	9,121,019	20.5%	9,225,182	21.3%
3	1,089,424	2.5%	1,434,357	3.3%
4	347,273	0.8%	281,033	0.6%
5	139,595	0.3%	91,748	0.2%
6	17,936	0.0%	9,792	0.0%

Total Bonds	$44,434,060	100.0%	$43,410,083	100.0%

The admitted value of investments in bonds, by contractual maturity, are summarized below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties:

	At December 31, 2019		At December 31, 2018
(dollars in thousands)	Admitted Values	% of Total	Admitted Values	% of Total
Contractual maturity
Due in one year or less	$575,267	1.3%	$622,710	1.4%
Due after one year through five years	3,648,990	8.2%	3,642,631	8.4%
Due after five years through ten years	5,771,953	13.0%	6,129,973	14.2%
Due after ten years	15,419,563	34.7%	14,763,497	34.0%
Securities not due at a single maturity date (primarily mortgage-backed securities)	19,018,287	42.8%	18,251,272	42.0%

Total Bonds	$44,434,060	100.0%	$43,410,083	100.0%

Important factors in the selection of investments include diversification, credit quality, liquidity, yield and call protection. The relative importance of these factors is determined by market conditions and underlying product or portfolio characteristics. The largest asset class in which bonds were invested was Industrial and Miscellaneous, which constituted 59.9% and 63.6% of bonds at December 31, 2019 and 2018, respectively.

The following tables summarize the Company’s sector allocation, admitted values, estimated fair values and ratings distribution for Industrial and Miscellaneous bonds at December 31, 2019 and 2018:

(dollars in thousands)
	At December 31, 2019			At December 31, 2018
	Estimated Fair Value	Admitted Value	% of total	Estimated Fair Value	Admitted Value	% of total
Industrial & Miscellanous
Banking	$3,413,390	$3,153,664	11.9%	$3,065,605	$3,129,082	11.4%
Transportation	3,100,495	3,045,885	11.5%	3,296,008	3,291,694	11.8%
CLO	2,961,452	2,991,400	11.2%	2,817,865	2,873,017	10.4%
Military Housing	3,204,453	2,863,600	10.7%	2,663,824	2,529,719	9.2%
Insurance	2,286,426	2,115,433	7.9%	2,184,188	2,158,488	7.8%
Financial	1,384,775	1,357,590	5.1%	1,253,334	1,332,496	4.8%
Energy	1,162,098	1,079,257	4.1%	1,039,525	1,062,038	3.9%
Whole Business	981,771	942,379	3.5%	1,216,261	1,213,519	4.4%
Agency	918,743	883,875	3.3%	1,057,850	1,082,202	3.9%
Traditional-Conduit	857,927	841,408	3.2%	779,856	819,734	3.0%
Brokerage/Asset Managers/Exchanges	683,665	651,847	2.4%	495,543	496,953	1.8%
Consumer Non Cyclical	627,489	589,390	2.2%	547,462	561,315	2.0%
Technology	602,301	552,445	2.1%	487,315	488,223	1.8%
Consumer Cyclical	539,905	514,715	1.9%	558,656	562,489	2.0%
Prime	507,672	481,645	1.8%	553,760	534,050	1.9%
Communications	484,641	438,622	1.6%	517,671	518,177	1.9%
Basic	369,996	345,511	1.3%	310,864	315,860	1.1%
REIT	325,338	306,204	1.1%	592,462	592,699	2.2%
Alt-A	323,662	293,456	1.1%	354,921	324,465	1.2%
Triple Net Lease	296,114	288,890	1.1%	321,129	320,117	1.2%
CRE-CLO	277,275	276,839	1.0%	237,091	239,472	0.9%
Other Financials	218,971	206,967	0.8%	248,920	249,614	0.9%
Other	226,727	206,074	0.8%	166,928	161,215	0.6%
Electric	214,130	185,288	0.7%	288,800	273,382	1.0%
CDO	193,586	191,313	0.7%	197,554	197,920	0.7%
CTL	193,995	180,195	0.7%	142,212	135,381	0.5%
Other ABS	196,967	193,161	0.7%	120,564	121,124	0.4%
Cell Tower	161,988	155,736	0.6%	266,798	268,305	1.0%
Sovereign	165,181	149,620	0.6%	205,803	203,821	0.7%
Automotive	157,685	156,194	0.6%	186,281	185,957	0.7%
Finance Company	170,933	160,967	0.6%	113,786	113,613	0.4%
Capital Goods	127,423	120,733	0.5%	98,214	98,640	0.4%
Traditional-Single Borrower	122,390	116,314	0.4%	203,872	204,859	0.7%
Subprime	127,576	115,178	0.4%	144,140	132,229	0.5%
Credit Card	118,885	118,000	0.4%	115,935	118,000	0.4%
Diversified Payment Rights	97,014	93,919	0.4%	104,358	105,471	0.4%
Other Industrials	89,589	81,279	0.3%	74,079	69,771	0.3%
Consumer Unsecured	54,419	53,490	0.2%	99,794	99,359	0.4%
Power	50,325	48,052	0.2%	47,232	48,178	0.2%
Net Lease	23,584	23,747	0.1%	141,180	137,576	0.5%
Non-Traditional	34,903	31,827	0.1%	50,285	48,687	0.2%
Re-Remic	48,345	36,933	0.1%	56,614	44,149	0.2%
Servicing Advance	2,803	2,800	0.0%	88,806	89,347	0.3%
Total Industrial & Miscellanous	$28,107,007	$26,641,842	99.9%	$27,513,345	$27,552,407	100.0%

	At December 31, 2019			At December 31, 2018
NAIC Designation	Estimated Fair Value	Admitted Value	% of total	Estimated Fair Value	Admitted Value	% of total
1	$17,877,818	$17,038,330	63.6%	$17,750,971	$17,746,883	64.4%
2	9,170,734	8,588,159	32.6%	8,474,580	8,481,282	30.8%
3	863,565	826,304	3.1%	1,160,007	1,192,773	4.3%
4	142,777	138,306	0.5%	112,884	115,848	0.4%
5	43,389	42,112	0.2%	13,669	14,538	0.1%
6	8,724	8,631	0.0%	1,234	1,083	0.0%

Total Industrial & Miscellaneous	$28,107,007	$26,641,842	100.0%	$27,513,345	$27,552,407	100.0%

The following table summarizes the Company’s sector allocation, admitted values, estimated fair values and ratings distribution for Bank Loans at December 31, 2019 and 2018:

(dollars in thousands)
	At December 31, 2019			At December 31, 2018
	Estimated Fair Value	Admitted Value	% of total	Estimated Fair Value	Admitted Value	% of total
Bank Loans
Technology	$123,032	$122,789	28.2%	$114,176	$114,296	31.7%
Consumer Non Cyclical	79,652	79,693	18.2%	57,795	58,051	16.1%
Finance Company	53,250	53,649	12.3%	39,290	39,907	11.0%
Consumer Cyclical	44,785	45,155	10.3%	36,773	36,616	10.1%
Communications	44,331	43,936	10.0%	46,871	47,169	13.0%
Other Industrials	34,775	33,557	7.7%	5,805	5,976	1.7%
Capital Goods	21,616	21,638	4.9%	23,872	24,310	6.7%
Energy	16,158	16,389	3.7%	24,699	23,273	6.4%
Basic	9,164	9,158	2.1%	3,168	3,169	0.9%
Brokerage/Asset Managers/Exchanges	6,180	6,175	1.4%	—	—	0.0%
Other Financials	4,589	4,653	1.1%	4,529	4,698	1.3%
Electric	282	301	0.1%	324	321	0.1%
Insurance	178	192	0.0%	3,788	3,746	1.0%

Total Banks Loans	$437,992	$437,285	100.0%	$361,090	$361,532	100.0%

	At December 31, 2019			At December 31, 2018
NAIC Designation	Estimated Fair Value	Admitted Value	% of total	Estimated Fair Value	Admitted Value	% of total
1	$—	$—	0.0%	$—	$—	0.0%
2	108,183	108,104	24.7%	107,511	107,509	29.7%
3	22,303	22,295	5.1%	14,394	14,740	4.1%
4	199,925	200,097	45.8%	155,333	155,889	43.1%
5	96,953	97,484	22.3%	75,143	74,685	20.7%
6	10,628	9,305	2.1%	8,709	8,709	2.4%

Total Bank Loans	$437,992	$437,285	100.0%	$361,090	$361,532	100.0%

The following tables summarize the security type, admitted values, estimated fair values and ratings distribution for the Company’s investments in Parents, Subsidiaries and Affiliates at December 31, 2019 and 2018:

(dollars in thousands)
	At December 31, 2019			At December 31, 2018
	Estimated Fair Value	Admitted Value	% of total	Estimated Fair Value	Admitted Value	% of total
Issuer Obligations/Affiliates	$45,862	$42,085	6.3%	$7,786	$5,096	1.2%
Structured Securities/Affiliates	574,638	577,183	85.9%	351,474	351,917	85.7%
Bank Loans/Affiliates	53,077	52,899	7.9%	52,739	53,476	13.0%

Total Parent, Subsidiaries and Affliliates	$673,577	$672,167	100.0%	$411,999	$410,489	100.0%

	At December 31, 2019			At December 31, 2018
NAIC Designation	Estimated Fair Value	Admitted Value	% of total	Estimated Fair Value	Admitted Value	% of total
1	$391,056	$388,576	57.8%	$150,261	$147,972	36.1%
2	106,960	110,215	16.4%	115,707	116,770	28.4%
3	165,294	164,507	24.5%	134,940	136,452	33.2%
4	10,267	8,869	1.3%	11,091	9,295	2.3%
5	—	—	0.0%	—	—	0.0%
6	—	—	0.0%	—	—	0.0%

Total Parent, Subsidiaries and Affliliates	$673,577	$672,167	100.0%	$411,999	$410,489	100.0%

Mortgage Loans

The following tables outline the Company’s mortgage loans by property type:

(dollars in thousands)
	At December 31, 2019		At December 31, 2018
	Admitted Value	% of total	Admitted Value	% of total
Office	$1,899,670	41.8%	$1,955,388	43.2%
Retail	921,727	20.3%	1,026,627	22.7%
Hotel	607,454	13.4%	425,396	9.4%
Multi-family	567,151	12.5%	539,099	11.9%
Industrial	290,673	6.4%	377,018	8.3%
Other	167,845	3.7%	106,469	2.4%
Medical	75,112	1.7%	94,607	2.1%
Residential	10,000	0.2%	—	0.0%
Less: allowance	(1,196)	0.0%	(1,329)	0.0%

Total property type	$4,538,436	100.0%	$4,523,275	100.0%

The following tables outline the Company’s mortgage loans by geographic location:

(dollars in thousands)
	At December 31, 2019		At December 31, 2018
	Admitted Value	% of total	Admitted Value	% of total
South Atlantic	$1,355,706	29.8%	$1,236,766	27.5%
Pacific	1,182,441	26.1%	1,113,158	24.6%
Middle Atlantic	823,340	18.1%	852,486	18.8%
Mountain	338,985	7.5%	430,949	9.5%
East North Central	342,792	7.6%	252,777	5.6%
New England	229,114	5.0%	230,361	5.1%
West South Central	181,445	4.0%	236,739	5.2%
West North Central	71,536	1.6%	70,057	1.5%
East South Central	14,273	0.3%	101,311	2.2%
Less: Allowance	(1,196)	0.0%	(1,329)	0.0%

Total geograhic location	$4,538,436	100.0%	$4,523,275	100.0%

The following table summarizes the Company’s mortgage loans by year of origination, current carrying value, average loan-to-value (“LTV”) at date of origination and range of interest rates.

(dollars in thousands)
Year of Origination	Original Amount	Interest Rate Range		Range of LTV at Origination		Admitted Value as of December 31, 2019	% of Total
2015 and prior	$2,761,518	3.43	%-8.99%	47	%-76%	$2,576,803	56.9%
2016	344,492	3.90	%-9.97%	54	%-71%	318,284	7.0%
2017	329,793	4.10	%-8.94%	26	%-73%	324,312	7.1%
2018	770,077	4.03	%-11.00%	27	%-74%	754,525	16.6%
2019	566,709	3.55	%-8.44%	48	%-75%	565,708	12.4%
Less: allowance						(1,196)

Total	$4,772,589					$4,538,436	100.0%

Other Invested Assets

Other invested assets are comprised of limited partnerships, limited liability companies, residual equity interests, collateral loans, surplus notes and reverse mortgages. The following table summarizes the admitted value and unfunded commitments for the categories of other invested assets reported in the Company’s balance sheet.

	At December 31, 2019		At December 31, 2018
(dollars in thousands)	Admitted Value	Unfunded commitments	Admitted Value	Unfunded commitments
Investments that have underlying characteristics of:
Mortgage loans	$13,705	$5,511	$16,972	$6,091
Fixed income instruments- unaffilliated	28,711	105,970	39,473	64,123
Fixed income instruments- affilliated	314,525	—	305,722	—
Common stocks- unaffiliated	443,005	225,638	332,897	215,275
Common stocks- affiliated	198,859	2,315	209,992	5,765
Real estate	103,536	21,469	86,758	58,168
Surplus notes	585,088	—	594,964	—
Collateral loans- unaffiliated	127,072	—	60,694	—
Collateral loans- affiliated	60,000	—	—	—
Miscellaneous other	82,346	19,133	102,135	30,080

Total other invested assets	$1,956,847	$380,036	$1,749,607	$379,502

Derivatives

Derivatives consist of options, futures, interest rate floors, interest rate swaps and foreign currency forwards. Midland National uses derivative instruments to manage its fixed indexed and policy obligations, interest guarantees and interest rate and credit risks applicable to its investments.

Derivatives are financial instruments whose values are derived from interest rates, financial indices, or other prices of securities. Under Iowa insurance statutes, Midland National may use derivatives to hedge market values or cash flows of assets or liabilities; to replicate cash market instruments; and for limited income generating activities. Midland National is generally prohibited from using derivatives for speculative purposes.

The following table presents the estimated fair value and admitted value for assets and reported value for liabilities of derivatives:

	At December 31, 2019		At December 31, 2018
(dollars in thousands)	Admitted Value	Estimated Fair Value	Admitted Value	Estimated Fair Value
Assets:
Call options	$304,758	$1,083,631	$279,405	$184,695
Futures	11,476	11,476	14,503	14,503
Interest rate floors	5,200	5,200	3,280	3,280
Interest rate swaps	362	362	—	—
Foreign exchange forwards	18	18	10	10

Total derivative instruments assets	$321,814	$1,100,687	$297,198	$202,488

	Reported Value	Estimated Fair Value	Reported Value	Estimated Fair Value
Liabilities:
Written options	$87,323	$422,670	$74,878	$37,291
Interest rate swaps	—	—	406	406
Foreign exchange forwards	159	159	362	362

Total derivative instruments liabilities	$87,482	$422,829	$75,646	$38,059

Qualitative and Quantitative Disclosures about Market Risk

Midland National is primarily exposed to market risk through its investment activities and management of its policyholder insurance account balances. The investment portfolio is managed with the objective of generating returns that meet pricing spread targets and fulfill future policyholder obligations.

Interest rate, liquidity and credit risk related to our investment portfolio are our primary market risk exposures. In addition, we are exposed to interest rate risk and risks associated with hedging our indexed life and annuity policyholder obligations. Midland National’s financial position and earnings are subject to various market risks including changes in interest rates, changes in the yield curve, changes in risk-free and risk-adjusted spreads and movements in equity indices levels. These market risks impact the fair values of our bonds and, to a lesser extent, our other invested assets, the levels of interest credited to our policyholder account balances and the participation and cap rates available on our fixed indexed annuity and life insurance products. Many of our annuity and life insurance products feature surrender charges, market value adjustments and other features to encourage policyholder persistency.

There may be a limited market for certain investments we hold in our investment portfolio. These investments, which may be illiquid under certain circumstances, include privately-placed bonds, mortgage loans, policy loans, real estate and other limited partnerships. Under certain market conditions, some of our very high quality bonds can experience reduced liquidity such as during periods of market volatility or disruption. Under these circumstances market prices may be lower than our carrying value and we could be forced to sell these investments at a loss.

The credit risk in our investment portfolio is related to the risk of default by the issuers of fixed income invested assets and mortgages held in our portfolio. Our product pricing incorporates a certain level of defaults within our portfolio. Historically, the actual level of defaults has not exceeded the assumed level built into our product pricing. Our investment manager applies vigorous credit analysis prior to the purchase of a security and during the holding period in order to minimize the negative impact from security defaults.

Midland National manages these markets risks by utilizing a comprehensive asset/liability management process involving the monitoring of asset and liability interest rate sensitivities for our various products. This process includes cash flow testing under various interest rate scenarios, including severe stress tests. The monitoring includes an analysis of rebalancing the assets and liabilities under the various scenarios with respect to interest rate movements, risk profiles and cash flow characteristics. Midland National has established internal guidelines for matching the duration of our assets and liabilities. The duration of our assets and liabilities measures the present value of asset or liability cash flows and is used to measure the sensitivity to changes in interest rates. Maintaining a close relationship between the duration of our assets and liabilities reduces the risk of an adverse impact to our financial condition or operations as a result of changing interest rates.

Midland National sells life and annuity products that provide for a guarantee base return and a higher return tied to several major equity market indices. In order to mitigate this market risk, Midland National purchases over-the-counter index options and futures contracts that compensate us for any appreciation over the strike price and offsets the corresponding increase in the policyholder obligation. Midland National purchases index call options on applicable indices and enters futures contract during the year to fund the annual index credits on our fixed indexed life and annuity policies. The risk associated with these purchases is the fluctuation of costs from period to period. We manage this risk by adjusting caps and participation rates on the applicable indexed products within contractual limitations. By managing the caps and participation rates we can limit the cost of the options and futures to be within product pricing assumptions subject to contractual limitations. For the past three years, index credits to policyholders were $444.1 million in 2019, $823.2 million in 2018 and $927.6 million in 2017. Proceeds from option payouts and futures contracts were $456.3 million in 2018, $832.0 million in 2018 and $935.3 million in 2017. The difference between proceeds received and index credits is the result of over-hedging that occurs as a result of policyholder behavior.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Financial Statements

[To be filed by pre-effective amendment.]

SECTION 8—ADDITIONAL INFORMATION

Inquiries and Correspondence

If you have any questions about your Certificate or need to make changes, then contact the registered representative who sold you the Certificate, or contact us at our Customer Service Center:

222 South First Street, Suite 600

Louisville, KY 40202

Phone: (877) 575-2742 (toll-free)

Fax: (502) 882-6040

You currently may send correspondence and transaction requests to us at the above Customer Service Center address or by facsimile or telephone at the numbers listed above. Our service representatives are available between the hours of 7:30 a.m. and 5:00 p.m. Monday through Friday (Central Standard Time), excluding holidays and any day the New York Stock Exchange is not open. Any requests for partial withdrawals, transfers, and surrenders sent to another number or address may not be considered received at our Customer Service Center. The procedures we follow for facsimile requests include a written confirmation sent directly to you following any transaction request. We will employ reasonable procedures to confirm that instructions communicated by telephone or facsimile are genuine. We may revoke facsimile, internet and telephone transaction privileges at any time for some or all owners. The overnight mailing address is 222 South First Street, Suite 600, Louisville, KY 40202.

The procedures we follow for transactions initiated by telephone may include requirements that callers identify themselves and the owner by name, social security number, date of birth of the an owner, or other identifying information. We disclaim any liability for losses resulting from unauthorized or allegedly unauthorized facsimile, internet or telephone requests that we believe to be genuine. We may record all telephone requests. There are risks associated with requests made by facsimile (possible falsification of faxed documents by others), internet or telephone (possible falsification of owner identity) when the original signed request is not sent to our Customer Service Center. You bear those risks.

Facsimile, internet, and telephone correspondence and transaction requests may not always be available. Facsimile, internet, and telephone systems can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may prevent or delay our receipt of your request. If you are experiencing problems, you should mail your correspondence and transaction request to our Customer Service Center.

Electronic Account Information

You may elect to receive prospectuses, transaction confirmations, reports and other communications in electronic format, instead of receiving paper copies of these documents. The electronic delivery service is subject to various terms and conditions, including a requirement that you promptly notify us of any change in your e-mail address, in order to avoid any disruption of deliveries to you. You may elect to discontinue e-delivery at any time and may also request paper copies of any documents by contacting our Customer Service Center. You may obtain more information and assistance at www.XXXXXXX.com or by writing us at our mailing address 222 South First Street, Suite 600, Louisville, KY 40202 or by telephone toll-free at (877) 747-3421.

State Variations

Certain provisions of the Certificates may be different than the general description in this prospectus, and certain options may not be available, because of legal restrictions in your state. See your Certificate for specific variations since any such variations will be included in your Certificate or endorsements attached to your Certificate. See your registered representative or contact our Customer Service Center for additional information that may be applicable to your state. For more information see “APPENDIX ___ – STATE VARIATIONS” on page____. All material state variations are disclosed in Appendix ___ to this prospectus.

Misstatement of Age

If any Covered Person’s Age is misstated, benefits will be adjusted to what the correct age of the Covered Person would provide. Any underpayment made by us will be paid with the next payment. Any overpayment made by us will be deducted from future payments. However, if the Certificate would not have been issued had such age(s) not been misstated, the Certificate will be treated as void from inception and no benefits will be paid. In this case, we will refund any unearned Subscription Fee. Subscription Fees will be refunded on a pro-rated basis for the period beginning on the first day we discover the misstatement of age and ending on the last day of the calendar quarter. We may require proof of age at any time.

Evidence of Survival

Prior to paying the Coverage Amount upon the Covered Asset Pool Value declining to zero, we may require satisfactory evidence in writing that each Certificate Owner and Covered Person is alive. If the Certificate is held by a non-natural owner, the Certificate Owner must promptly notify us in writing of the dissolution or the cessation of the legal existence of any Certificate Owner. We may periodically review publicly available sources to confirm the living status of any Certificate Owner or Covered Person. We may also take any and all actions that we deem necessary to address the death or dissolution of a Certificate Owner or Covered Person, whether or not the Certificate Owner informs us about the same, including, but not limited to, terminating the Certificate. No payment will be made until we receive such evidence.

Amendments

The Certificate is intended to qualify as an annuity contract for federal income tax purposes. The provisions of the Certificate are to be interpreted to maintain such qualification. To maintain such qualification, we may unilaterally amend the Certificate (and the base group contract) to reflect clarifications which may be needed or are appropriate to maintain such tax qualification or to conform the Certificate (and base group contract) to any applicable changes in tax qualification requirements. Please note that any impediment to our ability to exercise this right may result in adverse tax consequences.

We may also amend or delete any term or provision of the Certificate (and base group contract) based upon any change of law. A change of law may include, but is not limited to, any change in surplus or reserve requirements relating in any manner to this Certificate as well as the application of any new or additional laws, regulations, bulletins, directives or official interpretations with respect to the Certificate or contingent deferred annuities, generally. We may terminate the Certificate in any state if this type of Certificate is considered to be financial guaranty insurance.

We may also amend the Certificate (or the base group contract) to add provisions required by any state insurance department, changes in legislation, judicial decree, or regulatory order.

We may, from time to time, offer existing Certificate Owners the right to relinquish any or all of their rights under their Certificate in consideration for any form of remuneration or other benefits, including exchanges of the Certificate for other investments that we may then be offering.

Regulation

We are regulated and supervised by the Iowa Insurance Department. We are subject to the insurance laws and regulations in every jurisdiction where we sell insurance and annuity contracts. The provisions of this Certificate may vary somewhat from jurisdiction to jurisdiction.

We submit annual reports on our operations and finances to insurance officials in all the jurisdictions where we sell insurance and annuity contracts. The officials are responsible for reviewing our reports to be sure that we are financially sound and are complying with the applicable laws and regulations. We are also subject to various federal securities laws and regulations.

Cybersecurity Risks

We rely heavily on interconnected computer systems and digital data to conduct our registered insurance product business activities. Because our registered insurance products business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is potentially vulnerable to disruptions from utility outages and other problems, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions) and cyberattacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption, and unauthorized release of confidential customer information. Such systems failures and cyberattacks affecting us, Sammons Financial Network, LLC, intermediaries and other affiliated or third-party service providers may adversely affect us. For instance, cyberattacks may: interfere with our processing of Certificate transactions, including the processing internet transactions; cause the release and possible destruction of confidential customer or business information; impede order processing; subject us and/or our service providers and intermediaries to regulatory fines and financial losses; and/or cause reputational damage. There can be no assurance that we or our service providers will avoid losses affecting your Certificate due to cyberattacks or information security breaches in the future.

Catastrophic Events

Catastrophic event risks such as terrorist attacks, floods, severe storms or hurricanes, computer cyber-terrorism, or a pandemic disease like the novel coronavirus known as COVID-19, could have a material and adverse effect on our business in several respects by:

•	causing long-term interruptions in our service and the services provided by our significant vendors;

•	creating economic uncertainty, and reducing or halting economic activity;

•	disrupting the financial markets and adversely affecting the value, volatility, and liquidity of securities and other instruments;

•	increasing mortality or mortality risks that could adversely affect our claims experience, the actuarial assumptions that underlie our insurance products, and the costs of reinsurance.

The extent to which these types of catastrophic events, including the recent COVID-19 pandemic, may impact our business, results of operations, financial condition, liquidity, or prospects will depend on future developments that are highly uncertain and cannot be predicted.

Legal Proceedings

Midland National Life Insurance Company and its subsidiaries, like other life insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any litigation cannot be predicted with certainty, Midland National Life Insurance Company believes that, as of the date of this prospectus, there are no pending or threatened lawsuits that will have a materially adverse impact on the ability of Sammons Financial Network, LLC to perform under its distribution agreement, or on the ability of the Company to meet its obligations under the Certificates.

Experts

The financial statements included in this prospectus as of December 31, 2020 and 2019 and for the two years ended December 31, 2020 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon their report given upon their authority as experts in accounting and auditing. The principal business address of PricewaterhouseCoopers LLP is One North Wacker Drive, Chicago, IL, 60606.

The statement of income, comprehensive income, stockholder’s equity and cash flows included in this prospectus have been audited by PricewaterhouseCoopers LLP, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon their report given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

This prospectus, which constitutes part of a registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC.

The registration statement, including exhibits, contains additional relevant information about us.

[OUTSIDE BACK COVER PAGE OF PROSPECTUS]

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (insert date), all dealers that effect transactions in these Contracts, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following is a list of the estimated expenses to be incurred in connection with the securities being offered.

Registration Fees	$	[To be determined	]
Estimated Printing Fees		$______
Estimated Legal Fees		$______
Estimated Accounting Fees		$______

Item 14.	Indemnification of Directors and Officers

The by-laws of Midland National provide, in Article VII, as follows:

a)

“The corporation shall, to the fullest extent permitted by the Iowa Business Corporation Act, as the same may be amended, indemnify every person who is, or was a director, officer or employee of the corporation, or any other corporation which he serves as such at the request of the corporation, from and against any and all liability and reasonable expenses that may be incurred in connection with or resulting from any claim, action, suit or other proceeding in which he may be involved as a party or otherwise, by reason of his being a director, officer or employee, whether or not he continues to be such as the time such liability or expense shall have been incurred.

b)

The right of indemnification in this Section shall be in addition to any other right to which such director, officer or employee may otherwise be entitled by contract, vote of either stockholders or disinterested directors or as a matter of law; and in the event of such person’s death, such rights shall extend to his heirs and legal representatives. The provisions of this Section as severable, and if any provision be held invalid, all other provisions are fully in effect and the invalid provision shall only be curtailed to the extent necessary to make it enforceable to the fullest extent allowed by law.

c)	Expenses including attorney’s fees may be advanced to such director, officer or employee as may be determined by the Board of Directors.

d)	The Board of Directors, by majority vote, may elect to indemnify other agents of the corporation on a case-by-case basis.”

Item 15.	Recent Sales of Unregistered Securities

Not applicable

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits No.

(1)(a)		Form of Distribution Agreement by and among Sammons Financial Network, LLC and Midland National Life Insurance Company [2]

(2)		Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession—Not Applicable

(3)(a)		Articles of Incorporation of Midland National Life Insurance Company[1]

(b)		By-Laws of Midland National Life Insurance Company[1]

(4)(a)		Form of Contingent Deferred Annuity Contract [4]

(b)		Form of Application for Contingent Deferred Annuity Contract[4] and Consent of Counsel[2]

(5)		Opinion re Legality[3]

(8)		Opinion re Tax Matters—Not applicable

(9)		Voting Trust Agreement—Not applicable

(10)		IHS Markit Master Agreement, effective as of August 12, 2019, between Markit North America Inc. and Sammons Financial Group, Inc.[4]

(15)		Letter re Unaudited Interim Financial Information—Not applicable

(16)		Letter re Change in Certifying Accountant—Not applicable

(21)		Subsidiaries of the Registrant[4]

(23)(a)		Consent of Eversheds Sutherland LLP[4]

(b	)	Consent of Independent Registered Public Accounting Firm[4]

(24)(a)		Powers of Attorney[3]

1.	Incorporated herein by reference to Post-Effective Amendment No. 5 for Form N-4 on February 23, 1998 (File No. 33-64016).(p)
2.	Incorporated herein by reference to Pre-Effective Amendment No. 1 for Form N-4 on December 15, 2011 (File No. 333-176870).

3.	Filed herewith.
4.	To be filed by amendment.

(b) Financial Statement Schedules are included in Part I of this Registration Statement.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter); (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Midland National Life Insurance Company, has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Des Moines, Iowa on this 25th day of March, 2021.

By: MIDLAND NATIONAL LIFE INSURANCE COMPANY (REGISTRANT)

By:	/s/ *
ESFANDYAR E. DINSHAW
Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title

/s/ * ESFANDYAR E. DINSHAW	Chairman of the Board of Directors, Chief Executive Officer (Principal Executive Officer)

/s/ *	Director, President & Chief Operating Officer
STEVEN C. PALMITIER

/s/ * DAVID C. ATTAWAY	Vice President & Chief Financial Officer (Principal Financial & Accounting Officer)

/s/ *	Director
DARRON K. ASH

/s/ *	Director
WILLARD BUNN, III

/s/ *	Director
JAMES RODERICK CLARK

/s/ *	Director
THOMAS CORCORAN

/s/ *	Director
WILLIAM D. HEINZ

/s/ *	Director
HEATHER KREAGER

/s/ *	Director
MICHAEL M. MASTERSON

*By:	/s/ Brett L. Agnew	Date: March 25, 2021
Brett L. Agnew
Attorney-in-Fact
Pursuant to Power of Attorney

EXHIBIT INDEX

Item	Exhibit
16(4)(a)	Form of Group Contingent Deferred Annuity Certificate
16(4)(b)	Form of Application for Group Contingent Deferred Annuity Certificate
16(5)	Opinion re Legality
16(24)(a)	Powers of Attorney

II-4